                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )
                                             --

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                SUNRISE BANCORP
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
        of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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[x]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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



                    [LOGO OF SUNRISE BANCORP APPEARS HERE]

                              5 SIERRAGATE PLAZA
                              ROSEVILLE, CA 95678

                                August 29, 1996

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Sunrise Bancorp, a California corporation ("Sunrise"), the holding company for Sunrise Bank of California (the "Bank"), to be held at the First Choice Inn located at 4420 Rocklin Road, Rocklin, California on September 30, 1996, at 6:00 p.m., local time.

  The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Meeting. The primary purpose of the Meeting is to consider and vote on a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger among Sunrise, First Banks America, Inc., a Delaware corporation ("FBA"), and Sunlight Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of FBA ("Sunlight") (the "Merger Agreement") which provides for the merger of Sunrise with and into Sunlight (the "Merger"). In the Merger, each share of Sunrise common stock outstanding at the time of the Merger would be converted into the right to receive $4.00 in cash (the "Merger Consideration"). Consummation of the Merger is subject to certain conditions, including the approval of all applicable regulatory authorities and the shareholders of Sunrise. The Board of Directors has unanimously approved the Merger Agreement and the Merger and believes that the Merger is in the best interests of Sunrise and its shareholders. Accordingly, the Board of Directors unanimously recommends that you vote FOR approval and adoption of the Merger Agreement.

  At the Meeting, the shareholders will also consider and vote for the election of directors of Sunrise. If any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  You are urged to carefully read the accompanying Proxy Statement, which provides information regarding the Merger, the nominees for election as directors, and related matters. Included as appendices to the accompanying Proxy Statement are copies of Sunrise's Annual Report to Shareholders for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the period ended June 30, 1996.

  Your vote is important, regardless of the number of Sunrise shares you own. In order for the Merger to be consummated, the Merger Agreement must be approved by the holders of at least a majority of the outstanding shares of common stock entitled to vote. Consequently, a failure to vote or a vote to abstain will have the same effect as a vote against the Merger Agreement. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are not able to attend the Meeting.

                                          Sincerely,
                                          Sean McCarthy
                                          Chairman of the Board

                                SUNRISE BANCORP
                              5 SIERRAGATE PLAZA
                              ROSEVILLE, CA 95678

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 30, 1996

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sunrise Bancorp, a California corporation ("Sunrise"), the holding company for Sunrise Bank of California (the "Bank"), will be held at the First Choice Inn located at 4420 Rocklin Road, Rocklin, California, on September 30, 1996, at 6:00 p.m., local time. Sunrise's Proxy Statement and form of proxy for the Meeting are enclosed.

  The purpose of the Meeting is for the shareholders to consider and act upon:

  1. A proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 15, 1996, between Sunrise, First Banks America, Inc., a Delaware corporation ("FBA"), and Sunlight Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of FBA ("Sunlight") (the "Merger Agreement") pursuant to which (i) Sunrise will merge with and into Sunlight (the "Merger") and (ii) each outstanding share of Sunrise common stock would be converted into the right to receive $4.00 in cash without interest (the "Merger Consideration"), subject to the terms and conditions contained in the Merger Agreement.

  2. A proposal to elect the following persons as directors of Sunrise:
     William Eames, Donald Leary, Leon Lewis, Sean McCarthy, Anthony Pescetti, Ron Pitamber, Michael "Randy" Randazzo, M.D., Paul Wagner and Doris Ward.

  Under Chapter 13 of the California General Corporation Law, if holders of Sunrise common stock owning an aggregate of at least 5% of the outstanding shares as of the record date for the Meeting dissent and vote against approval and adoption of the Merger Agreement and the Merger, they are entitled to appraisal rights provided that they strictly comply with certain statutory procedures explained in detail in the attached Proxy Statement. A copy of Sections 1300 through 1304 of the California General Corporation Law is attached as Appendix C to the attached Proxy Statement.

  Section 15 of Sunrise's Bylaws provides for the nomination of directors as follows:

    "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.

    Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required.

    Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
  (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee."

  Other than the proposals specified above, the Board of Directors is not aware of any other business to come before the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  Shareholders of record at the close of business on August 23, 1996 (the "Record Date") are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sarah A. Thompson
                                          Secretary

Roseville, California
August 29, 1996

  IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE SUNRISE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                      OF
                                SUNRISE BANCORP

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 30, 1996

  This Proxy Statement is being furnished to the shareholders of Sunrise Bancorp, a California corporation ("Sunrise") and the holding company for Sunrise Bank of California (the "Bank"), in connection with the solicitation of proxies by the Board of Directors of Sunrise from holders of outstanding shares of common stock, no par value of Sunrise (the "Common Stock") for use at the Annual Meeting of Shareholders to be held on September 30, 1996 at 6:00 p.m., local time, at the First Choice Inn, located at 4420 Rocklin Road, Rocklin, California, and at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the related proxy are first being mailed to shareholders on or about August 29, 1996.

  At the Meeting, shareholders will consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 15, 1996 (the "Merger Agreement"), between Sunrise, First Banks America, Inc., a Delaware corporation ("FBA"), and Sunlight Holdings, Inc., a Nevada corporation and wholly owned subsidiary of FBA ("Sunlight") pursuant to which (i) Sunrise will merge with and into Sunlight (the "Merger"), and (ii) each outstanding share of Common Stock of Sunrise outstanding at the effective time of the Merger (the "Effective Time") will be converted into the right to receive $4.00 in cash, without interest (the "Merger Consideration"). Pursuant to the guaranty (the "Guaranty") of First Banks, Inc., a Missouri corporation which as of June 30, 1996, owns approximately 66% of the outstanding voting stock of FBA ("First Banks"), if necessary to obtain regulatory approval of the Merger, First Banks will cause FBA to transfer its ownership of Sunlight before the Effective Time to First Banks in which case Sunlight will survive as a wholly owned subsidiary of First Banks and First Banks will pay the Merger Consideration. The Merger Agreement and Guaranty are included as Appendices A and B hereto, respectively, and are incorporated by reference herein.

  Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of Sunrise shareholders and the receipt of all requisite regulatory approvals and consents. For further information concerning the terms and conditions of the Merger, see "Proposal No. 1--The Merger."

  At the Meeting, shareholders also will consider and vote for the election of nine directors to hold office until their successors are qualified and elected. If the Merger Agreement is approved and adopted by shareholders and the Merger is consummated as contemplated in the Merger Agreement, the directors' term of office will end upon the Effective Time of the Merger, as defined in the Merger Agreement.

  The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of the accompanying proxy, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock covered thereby in accordance with the direction of a majority of the Board of Directors on such other business, if any, that may properly come before the Meeting or any adjournments or postponements thereof.

  No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Sunrise or any other person.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   4
  The Merger...............................................................   4
  Parties to the Merger....................................................   4
  The Meeting..............................................................   5
  Directors' Approval and Recommendation of the Merger.....................   5
  Opinion of Financial Advisor.............................................   6
  Effective Time...........................................................   6
  Interests of Certain Persons in the Merger...............................   6
  Treatment of Outstanding Stock Options and Warrants......................   7
  Certain Federal Income Tax Consequences..................................   7
  Method of Payment/Surrender of Stock Certificates........................   7
  Guaranty of First Banks, Inc.............................................   7
  Conditions to Consummation of the Merger.................................   8
  Termination; Liquidated Damages..........................................   8
  Regulatory Approvals.....................................................   8
  Dissenters' Rights.......................................................   8
  Accounting Treatment.....................................................   9
  Market Prices and Dividends..............................................   9
SELECTED CONSOLIDATED FINANCIAL DATA.......................................  10
ANNUAL MEETING OF SHAREHOLDERS.............................................  11
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES...........................  11
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF............................  12
PROPOSAL NO. 1--THE MERGER.................................................  14
  General..................................................................  14
  Background of the Merger.................................................  14
  Reasons for the Merger and Recommendation of the Board of Directors......  19
  Opinion of Financial Advisor.............................................  20
  Effective Time...........................................................  26
  Interests of Certain Persons in the Merger...............................  26
  Employee Matters and Impact on Employee Benefit Plans....................  27
  Treatment of Outstanding Warrants........................................  27
  Certain Proxies on Sunrise Shares........................................  27
  Certain Federal Income Tax Consequences..................................  27
  Surrender of Stock Certificates..........................................  28
  Guaranty of First Banks, Inc.............................................  28
  Regulatory Approvals.....................................................  29
  Representations and Warranties...........................................  29
  Conditions to Consummation of the Merger.................................  29
  Termination; Liquidated Damages..........................................  30
  Business Pending Consummation............................................  31
  Dissenters' Rights.......................................................  32
  Expenses.................................................................  35
  Accounting Treatment.....................................................  35

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
MARKET PRICES AND DIVIDENDS OF SUNRISE COMMON STOCK.......................  35
INFORMATION REGARDING FIRST BANKS AMERICA, INC. AND FIRST BANKS, INC......  35
PROPOSAL NO. 2--ELECTION OF DIRECTORS.....................................  36
  Directors and Executive Officers........................................  36
  Committees of the Board of Directors, Meetings of the Board of Directors
   and Committees Thereof.................................................  38
  Compensation of Executive Officers and Directors........................  39
  Compliance with Section 16(a) of the Securities Exchange Act of 1934....  40
  Certain Relationships and Related Transactions..........................  40
AVAILABLE INFORMATION.....................................................  41
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  41
INDEPENDENT AUDITORS......................................................  42
SHAREHOLDER PROPOSALS.....................................................  42
OTHER MATTERS.............................................................  42

APPENDIX A--AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
APPENDIX B--GUARANTY OF FIRST BANKS, INC.
APPENDIX C--SECTIONS 1300 ET SEQ. OF THE CALIFORNIA GENERAL CORPORATION LAW APPENDIX D--OPINION OF SMITH & CROWLEY, INC.
APPENDIX E--QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 1996 APPENDIX F--1995 ANNUAL REPORT TO SHAREHOLDERS

                                    SUMMARY

  The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description of all material facts regarding FBA or First Banks, Sunrise and the matters to be considered at the Meeting, and is qualified in all respects by the more detailed information appearing elsewhere herein and the Appendices hereto. Copies of the Merger Agreement and Guaranty are set forth as Appendices A and B, respectively, to this Proxy Statement and reference is made thereto for a complete description of the terms of the Merger. For information regarding Sunrise, see Sunrise's Quarterly Report on Form 10-Q for the period ended June 30, 1996, included herein as Appendix E and Sunrise's 1995 Annual Report to Shareholders included herein as Appendix F.

THE MERGER

  The Merger Agreement provides for the merger of Sunrise with and into Sunlight. Following the Merger, Sunrise will cease to exist as a separate entity and Sunlight will be the surviving corporation (the "Surviving Corporation") and will succeed to all of the assets and liabilities of Sunrise. For a more detailed description of the Merger, see "Proposal No. 1-- The Merger."

  At the Effective Time (as hereinafter defined) of the Merger, each of the outstanding shares of Sunrise Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $4.00 per share in cash, without interest (the "Merger Consideration"). As of August 23, 1996, there were 4,263,298 shares of Sunrise Common Stock issued and outstanding representing an aggregate Merger Consideration on that date of approximately $17,053,192. The Merger Agreement permits Sunrise to redeem outstanding options by paying to the holders of certain outstanding options with an exercise price less than $4.00 per share an amount equal to the difference between $4.00 per share and the per share exercise price upon surrender of such options. At the Effective Time, all outstanding options which have not been exercised or redeemed prior thereto will be canceled. The Merger Agreement also permits Sunrise to pay to any warrantholder who surrenders his or her warrants for voluntary redemption up to $.50 per warrant, or up to $.25 per share subject to purchase under the warrant. At the Effective Time, warrants which have not been exercised or redeemed will remain outstanding until they expire on December 31, 1997, and such warrants will represent the right to receive $4.00 per share subject to the warrant upon the payment of an exercise price of $4.54 per share. Upon completion of the Merger, the existing shareholders of Sunrise will no longer own any stock or have any interest in Sunrise nor will they receive, as a result of the Merger, any stock of FBA or First Banks.

PARTIES TO THE MERGER

  First Banks America, Inc. a Delaware corporation, is a bank holding company registered with and subject to supervision by the Board of Governors of the Federal Reserve System, with total assets at June 30, 1996, of approximately $288,000,000. Sunlight Holdings, Inc., a Nevada corporation ("Sunlight"), is a subsidiary of FBA formed specifically for the purpose of the acquisition of Sunrise by merger. Through its wholly owned subsidiary, BankTEXAS N.A., headquartered in Houston, Texas, FBA offers a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial, financial, agricultural, real estate construction and development, residential real estate and consumer and installment loans. Other financial services include credit-related insurance, automatic teller machines, and safe deposit boxes. BankTEXAS N.A. is a national banking association regulated by the Comptroller of the Currency. FBA does not engage in any business activities other than ownership of BankTEXAS N.A. FBA's and BankTEXAS N.A.'s principal executive offices are located at 8820 Westheimer Road, Houston, Texas 77263-0369, and their telephone number is (713) 781-7171. FBA is a majority owned subsidiary of First Banks, a multi-bank holding company headquartered in St. Louis County, Missouri. See "Information Regarding First Banks America, Inc. and First Banks, Inc."

  Sunrise Bancorp is a California corporation and a bank holding company registered under the Bank Holding Company Act and subject to supervision by the Board of Governors of the Federal Reserve System. Sunrise Bank of California (the "Bank"), a wholly owned subsidiary of Sunrise, is a full service commercial bank chartered by the State of California. The Bank's main office is located at 5 SierraGate Plaza, Roseville, California. The Bank has one branch office located in Citrus Heights, California and a loan production office in San Francisco, California. The Bank conducts a commercial banking business, which includes accepting demand, savings, and time deposits and IRA accounts and making commercial, real estate and consumer loans. The Bank is a member of the Federal Deposit Insurance Corporation ("FDIC") and the deposits of each depositor are insured up to $100,000. Sunrise does not engage in any business activities other than ownership of the Bank. The executive offices of Sunrise and the Bank are located at 5 SierraGate Plaza, Roseville, California 95678 and the telephone number at that location is (916) 783-2800.

THE MEETING

  PLACE, TIME AND DATE; PURPOSE. The Meeting will be held at 6:00 p.m., local time, on September 30, 1996, at the First Choice Inn located at 4420 Rocklin Road, Rocklin, California. The purposes of the Meeting are for the shareholders to consider and vote upon proposals to approve and adopt the Merger Agreement pursuant to which the Merger will be effected and to elect directors of Sunrise.

  RECORD DATE; SHARES ENTITLED TO VOTE. The presence in person or by proxy, of the holders of at least a majority of the outstanding shares of Sunrise Common Stock entitled to vote at the Meeting is required to constitute a quorum. The close of business on August 23, 1996, has been fixed as the record date (the "Record Date") for the determination of persons entitled to notice of and to vote at the Meeting. As of the Record Date, there were 4,263,298 shares of Sunrise Common Stock outstanding.

  VOTE REQUIRED. Approval of the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Sunrise Common Stock entitled to be voted at the Meeting. Failure to vote for the Merger, either by not returning the enclosed proxy or by checking the "Abstain" box on the proxy, will have the same effect as a vote against the Merger. With respect to the election of directors, the nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Meeting shall be elected as directors. Sunrise shareholders are entitled to one vote at the Meeting for each share of Sunrise Common Stock held of record at the close of business on the Record Date, except each shareholder has cumulative voting rights for the election of directors if certain procedures are followed. See "Solicitation, Voting and Revocability of Proxies."

  As of the Record Date, the executive officers and directors of Sunrise, together with their affiliates, beneficially owned 688,515 shares of Sunrise Common Stock, or 15.95% of the outstanding shares, including 53,148 shares subject to unexercised options and warrants held by such officers and directors. The directors of Sunrise have granted to FBA irrevocable proxies permitting FBA to vote the shares of Sunrise Common Stock beneficially owned by the directors and their affiliates in favor of the Merger at the Meeting. See "Proposal No. 1--The Merger--Certain Proxies on Sunrise Shares."

  REVOCABILITY OF PROXIES. Shareholders (other than directors of Sunrise who executed irrevocable proxies in connection with the Merger Agreement) who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice to the Secretary of Sunrise, by the filing of a later dated proxy prior to a vote being taken at the Meeting, or by attending the Meeting and voting in person.

DIRECTORS' APPROVAL AND RECOMMENDATION OF THE MERGER

  At the Board of Directors meeting held on June 18, 1996, after considering the terms and conditions of the Agreement and Plan of Merger and obtaining the advice of its financial advisor and legal counsel, the Board of Directors unanimously approved the Agreement and Plan of Merger. The Agreement and Plan of Merger was executed on behalf of Sunrise and FBA as of June 24, 1996. The Agreement and Plan of Merger was subsequently amended to include Sunlight as a signatory effective as of August 15, 1996. At the meeting of the Board of Directors held on August 27, 1996, the Board of Directors unanimously approved the Amended and Restated Agreement and Plan of Merger dated August 15, 1996, and unanimously ratified the execution and delivery of the Amended and Restated Agreement and Plan of Merger (referred to as the "Merger Agreement" herein). The Board of Directors believes that the consideration offered pursuant to the proposed transaction is fair to the shareholders of Sunrise and that approval of the transaction is in the best interests of the Sunrise shareholders, and, accordingly, recommends that shareholders of Sunrise vote "FOR" approval of the Merger Agreement and the Merger. For a discussion of the circumstances leading to approval of the Merger Agreement and the factors considered by the Sunrise Board of Directors in making its recommendation to the shareholders, see "Proposal No. 1--The Merger--Background of the Merger" and "--Reasons for the Merger and Recommendation of the Board of Directors."

  Certain members of Sunrise's management and Sunrise's Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of Sunrise generally. See "Proposal No. 1--The Merger-- Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

  The Board of Directors of Sunrise retained Smith & Crowley Inc., located in San Francisco, California ("Smith & Crowley"), to assist in the negotiations of the Merger Agreement and to act as financial advisor in connection therewith. Smith & Crowley rendered to the Board of Directors of Sunrise its opinion dated June 18, 1996 to the effect that the consideration offered pursuant to the Merger Agreement is fair to Sunrise's shareholders from a financial point of view. In addition, Smith & Crowley has rendered an updated opinion to similar effect as of August 15, 1996. A copy of Smith & Crowley's updated opinion is set forth as Appendix D hereto and should be read by shareholders in its entirety. For further information regarding the opinion of Smith & Crowley, see "Proposal No. 1--The Merger--Opinion of Financial Advisor."

EFFECTIVE TIME

  The Merger will become effective at the time a Certificate of Merger or other appropriate documents (in any such case, the "Certificate of Merger") related to the Merger is filed with the Nevada Secretary of State, in accordance with Nevada corporate law ("Effective Time"). Assuming the timely receipt of all regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions in the Merger Agreement, it is currently anticipated that the Merger will be consummated in the fourth quarter of 1996. See "Proposal No. 1--The Merger--Effective Time."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The directors and executive officers of Sunrise, together with their affiliates, beneficially owned as of the Record Date a total of 688,515 shares of Sunrise Common Stock, including 53,148 shares subject to unexercised options and outstanding warrants. Upon the Effective Time of the Merger, the directors and executive officers will receive the same consideration for their shares as the other shareholders of Sunrise. Certain members of Sunrise's management and the Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of Sunrise generally. As described below, the Merger will result in the accelerated vesting of stock options held by executive officers. Outstanding options which have an exercise price of less than $4.00 per share may be surrendered in exchange for the payment of an amount equal to $4.00 per share minus the per share exercise price. The Merger may also result in the payment of severance compensation to certain executive officers if such officers are terminated without cause. Assuming all options held by executive officers are surrendered in exchange for a cash payment, the aggregate value of such payments together with severance compensation would be approximately $346,150. In addition, as described below, the Merger Agreement permits Sunrise to encourage the voluntary redemption of outstanding warrants for up to $.50 per warrant, or up to $.25 per share subject to each warrant. Chairman Sean McCarthy holds warrants to purchase

29,398 shares of Sunrise Common Stock. If Mr. McCarthy tenders his warrants to Sunrise for voluntary redemption, he will receive up to $7,349.

  After the Effective Time, the Surviving Corporation shall, to the full extent permitted by law, indemnify all present and former directors, officers, employees and agents of Sunrise and its subsidiaries against all liabilities arising out of any actions or omissions in such capacities occurring on or prior to the Effective Time, and to purchase and maintain in effect for three years after the Effective Time liability insurance for such indemnified parties. See "Proposal No. 1--Interests of Certain Persons in the Merger."

TREATMENT OF OUTSTANDING STOCK OPTIONS AND WARRANTS

  Under Sunrise's 1981 Amended and Restated Stock Option Plan and 1991 Stock Option Plan (collectively the "Stock Option Plans"), all outstanding stock options will become fully vested and exercisable in connection with the Merger. Pursuant to the terms of the Merger Agreement, outstanding stock options which have an exercise price of less than $4.00 per share may be surrendered prior to the Effective Time and optionees will be entitled to receive from Sunrise a per share amount equal to $4.00 minus the exercise price for the shares subject to the surrendered options. Executive officers of Sunrise currently hold options to purchase an aggregate of 105,000 shares. If all of such options are surrendered for cancellation such officers will receive, net of the aggregate option exercise price, a total of approximately $225,700. All outstanding stock options not exercised for shares or surrendered for cash prior to the Effective Time shall terminate on the Effective Time.

  Currently exercisable warrants to purchase 296,206 shares of Sunrise Common Stock at a per share exercise price of $4.54 are presently outstanding. The Merger Agreement permits Sunrise to pay up to $.50 per warrant, or up to $.25 per share issuable upon exercise of the warrants, to redeem such warrants from any holder who tenders outstanding warrants for redemption. Any such warrants not redeemed will remain outstanding and available for exercise until December 31, 1997, the expiration date of the warrants. After the Effective Time, such warrants will represent the right to receive $4.00 per share subject to the warrant upon the payment of the warrant exercise price of $4.54 per share.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  As a result of the Merger, a shareholder of Sunrise will generally recognize a gain or loss for federal income tax purposes measured by the difference between the cash received pursuant to the Merger Agreement and such shareholder's adjusted tax basis in the shares of Sunrise Common Stock exchanged therefor. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS. See "Proposal No. 1--Certain Federal Income Tax Consequences."

METHOD OF PAYMENT/SURRENDER OF STOCK CERTIFICATES

  Within ten days after the Effective Time, Boatmen's Trust Company, which will act as exchange agent, will mail instructions to each Sunrise shareholder concerning the proper method of surrendering certificates formerly representing Sunrise Common Stock in exchange for the Merger Consideration. DO NOT SEND STOCK CERTIFICATES AT THIS TIME. See "Proposal No. 1--Surrender of Stock Certificates."

GUARANTY OF FIRST BANKS, INC.

  First Banks, Inc., a Missouri corporation, which owns as of June 30, 1996, approximately 66% of the outstanding voting stock of FBA, has delivered to Sunrise its amended guaranty dated August 15, 1996, for the benefit of Sunrise and its shareholders, to pay the Merger Consideration to the Sunrise shareholders if FBA should fail to do so. Further, in the event that regulatory approval for FBA to acquire Sunrise through merger of Sunrise with Sunlight as a wholly owned subsidiary of FBA appears unlikely or is denied, First Banks will seek regulatory approval of the acquisition of Sunrise and, if such approval is granted, the ownership of Sunlight will be transferred from FBA to First Banks prior to the Merger. In such event First Banks, rather than FBA, will pay the Merger Consideration to the Sunrise shareholders. A copy of First Bank's amended guaranty is attached to this Proxy Statement as Appendix B. See "Information Regarding First Banks America, Inc. and First Banks, Inc."

CONDITIONS TO CONSUMMATION OF THE MERGER

  The respective obligations of the parties to consummate the Merger are subject to, among other things: (i) approval of the Merger Agreement by Sunrise shareholders holding not less than a majority of the outstanding shares of Sunrise Common Stock; (ii) receipt of all applicable regulatory approvals; (iii) the absence of any court or administrative order prohibiting consummation of the Merger; (iv) holders of not more than 20% of the outstanding shares of Sunrise Common Stock shall have perfected the right to dissent from the Merger, and (iv) the satisfaction or waiver of certain additional conditions. For more information on conditions precedent to consummation of the Merger and the regulatory approvals required, see "Proposal No. 1--Regulatory Approvals" and "--Conditions to Consummation of the Merger."

TERMINATION; LIQUIDATED DAMAGES

  The Merger Agreement may be terminated at any time by mutual agreement of the parties. The Merger Agreement will also be deemed terminated if any regulatory application filed to obtain approval of the consummation of the Merger is finally denied or disapproved by a regulatory authority and an appeal is either not taken or is denied. The Merger Agreement may also be terminated by either party if: (i) there is a material breach of the Merger Agreement which remains uncured for 20 days (ii) if any of the conditions to a party's obligations are not satisfied or waived on or prior to the Closing Date or (iii) the Merger has not been consummated on or before February 28, 1997 through no fault of either party. The Merger Agreement may be terminated by FBA if (i) as disclosed in one or more environmental reports delivered by Sunrise to FBA, the cost of remedial and corrective actions and measures required by applicable law or recommended or suggested by such report or reports exceeds $400,000 or cannot be reasonably estimated to be $400,000 or less, or (ii) Sunrise or the Bank shall become a party or subject to any new or amended written agreement with a regulatory authority, memorandum of understanding, cease and desist order or other regulatory order.

  Each party is required to pay to the other party the sum of $1,000,000 as liquidated damages if the conditions to consummation of the Merger have been satisfied but one party fails to consummate the Merger or takes action to breach the Merger Agreement which prevents the consummation of the Merger. In addition, Sunrise is required to pay $1,000,000 to FBA as liquidated damages if (i) Sunrise's Board of Directors fails to recommend to Sunrise shareholders the approval of the Merger Agreement or (ii) all conditions to consummation of the Merger have been satisfied except that Sunrise shareholders fail to approve the Merger Agreement and Sunrise is acquired by, merged or consolidated with a third party which transaction is announced before or within one year after termination of the Merger Agreement and consummated within two years after such termination.

REGULATORY APPROVALS

  The Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Superintendent of the Banks of the State of California (the "Superintendent"). There can be no assurance that such regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals.

DISSENTERS' RIGHTS

  Under California law, if holders of at least 5% of the Sunrise Common Stock outstanding on the Record Date vote against the Merger and submit demands for payment before the date of the Meeting, they are entitled to appraisal rights provided that they strictly comply with certain statutory procedures. See "Proposal No. 1--The Merger--Dissenters' Rights" and Section 1300 et seq. of the California General Corporation Law attached as Appendix C for a more complete description of the dissenters' rights.

ACCOUNTING TREATMENT

  The Merger will be accounted for using the purchase method of accounting. Accordingly, under generally accepted accounting principles, the assets and liabilities of Sunrise will be recorded on the books of the acquirer at their respective fair values at the time of consummation of the Merger.

MARKET PRICES AND DIVIDENDS

  The Common Stock of Sunrise is traded on the Nasdaq National Market ("NNM") under the symbol "SRBC". The closing price per share for the Common Stock as reported on the NNM on June 21, 1996, the last full trading day prior to the announcement of the proposed Merger was $2.87. On August 23, 1996, there were approximately 1,000 shareholders of record. See "Market Prices and Dividends of Sunrise Common Stock."

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth selected consolidated historical data regarding Sunrise's operating results and financial position for and at the periods indicated. The information for, and as of the end of, the three years ended December 31, 1995 is derived from and should be read in conjunction with Sunrise's audited consolidated financial statements and the notes thereto, included, with the auditor's report, in documents incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents by Reference." The information for, and as of the end of, the two years ended December 31, 1991 and 1992 and certain information for the year ended December 31, 1993, is derived from Sunrise's audited financial statements for such years. The audited consolidated financial statements as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and report thereon, appear in Sunrise's Annual Report to Shareholders for the 1995 fiscal year (the "1995 Annual Report") furnished with this Proxy Statement. The same data for the six months ended June 30, 1996 and 1995 are derived from unaudited condensed consolidated financial statements contained in Sunrise's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "Form 10-Q") also furnished herewith which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and results of operations for such periods. Results for the six month period ended June 30, 1996 are not necessarily indicative of the results expected for the full fiscal year ending December 31, 1996.

                               SIX MONTHS ENDED                       YEARS ENDED
                          --------------------------- ---------------------------------------------------
                          JUNE 30, 1996 JUNE 30, 1995   1995       1994       1993       1992      1991
                          ------------- ------------- --------   --------   --------   --------  --------
                                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operations for the
 period:
 Total interest income..    $  4,416      $  5,338    $ 10,134   $ 12,200   $ 13,749   $ 15,697  $ 21,126
 Total interest
  expense...............       1,655         1,771       3,622      3,373      2,618      4,485     9,852
 Net interest income....       2,761         3,567       6,512      8,827     11,131     11,212    11,274
Provision for loan
 losses.................         --            --          --      (2,668)    (7,700)    (1,720)   (1,250)
Non interest income(1)..         576           211         111      2,587      4,547     11,907     6,919
Non interest expenses...      (3,200)       (3,731)     (8,142)   (13,249)   (15,211)   (14,920)  (13,684)
Provision for income
 taxes..................         (57)          (35)         (1)     1,461      3,065     (2,876)   (1,339)
 Net income (loss)
  before extraordinary
  item and cumulative
  effect of change in
  accounting principle..          80            12      (1,520)    (3,042)    (4,168)     3,603     1,920
Cumulative effect of a
 change in accounting
 principle(2)...........         --            --          --         --         250        --        --
 Net income (loss)......    $     80      $     12     ($1,520)   ($3,042)   ($3,918)  $  3,603  $  1,920
Per share amounts:......
Net income (loss) before
 cumulative effect of
 change in accounting
 principal..............    $   0.02      $   0.00      ($0.36)    ($0.71)    ($0.98)  $   0.85  $   0.49
Cumulative effect of a
 change in accounting
 principle(2)...........         --            --          --         --    $    .06        --        --
Net income (loss).......    $   0.02      $   0.00      ($0.36)    ($0.71)    ($0.92)  $   0.85  $   0.49
Cash Dividends per
 share..................         --            --          --         --         --         --        --
Weighted average shares
 outstanding............       4,263         4,263       4,263      4,263      4,263      4,252     3,915
Balances at end of
 period:
 Interest bearing
  deposits, federal
  funds sold and
  securities purchased
  under agreement to
  resell, and investment
  securities............    $ 43,549      $ 64,746    $ 49,273   $ 54,040   $127,891   $ 96,862  $ 41,890
 Mortgage loans held for
  sale..................         --            --          --         --    $ 35,812   $    163  $ 59,474
 Net loans..............    $ 62,470      $ 72,167    $ 64,260   $ 77,189   $110,529   $116,957  $124,545
 Total assets...........    $113,540      $149,372    $120,984   $146,500   $307,155   $245,251  $268,662
 Time deposits of
  $100,000 or more......    $  9,612      $ 10,819    $ 10,183   $  7,637   $ 18,572   $  6,161  $  7,123
 Total deposit
  liabilities...........    $ 96,582      $131,076    $103,883   $116,943   $284,869   $219,244  $203,401
 Shareholders' equity...    $ 16,569      $ 18,021    $ 16,489   $ 18,009   $ 21,051   $ 24,972  $ 21,129
 Book value per share...    $   3.89      $   4.23    $   3.87   $   4.22   $   4.93   $   5.87  $   5.40
Financial ratios:
 Return on average
  assets................        0.07%         0.01%      (1.13%)    (1.52%)    (1.57%)     1.48%     0.84%
 Return on average
  equity................        0.48%         0.07%      (8.49%)   (15.27%)   (15.55%)    16.16%    10.26%
 Net interest margin....        4.94%         5.45%       5.16%      4.88%      5.14%      5.30%     5.40%
 Average equity to
  average assets........       13.94%        12.71%      13.29%      9.93%     10.12%      9.19%     8.18%
 Leverage ratio (Bank)..       12.77%         8.42%      10.98%      8.42%      6.71%     10.29%     9.21%
 Net chargeoffs to
  average loans.........        1.06%         0.62%       2.21%      3.98%      4.31%      0.42%     0.86%
 Nonperforming loans to
  total loans...........        3.53%         7.47%       4.97%      9.05%      4.57%      3.89%     3.01%
 Allowance for loan
  losses to total
  loans.................        2.80%         4.83%       3.75%      6.11%      4.83%      2.67%     1.71%
 Earnings to fixed
  changes...............        2.50%         0.32%     (18.67%)   (22.96%)   (25.76%)    24.15%    14.03%

(1) In 1992, the Company sold its wholly owned subsidiary, Western Sunrise Mortgage Corporation, recording a gain of $7,242,000 on the sale.
(2) Adoption of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

                        ANNUAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 30, 1996

  At the Meeting, shareholders will be asked to consider and vote on a proposal to approve and adopt the Merger Agreement. The Merger Agreement provides for the merger of Sunrise with and into Sunlight. Sunlight, as the Surviving Corporation, will either be a wholly owned subsidiary of FBA or a wholly owned subsidiary of First Banks depending on whether regulatory approval of the acquisition by FBA or First Banks is obtained. Pursuant to the Merger Agreement, upon consummation of the proposed Merger, each share of Sunrise Common Stock outstanding immediately prior to the Effective Time of the Merger will be canceled and converted into the right to receive $4.00 per share in cash, without any interest thereon. See "Proposal No. 1--The Merger" and Appendix A. THE BOARD OF DIRECTORS OF SUNRISE BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF SUNRISE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  At the Meeting the shareholders will also vote for the election of nine directors of Sunrise. The Sunrise Board of Directors unanimously recommends that shareholders vote FOR the nominees listed on the proxy and in Proposal No. 2 of this Proxy Statement.

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  As of the Record Date, 4,263,298 shares of Sunrise Common Stock were issued and outstanding. At that date, such shares were held of record by approximately 1,000 shareholders. The presence, in person or by proxy, of at least a majority of all the outstanding shares of Sunrise Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Shareholders as of the Record Date are entitled to one vote for each share of Sunrise Common Stock then held except that each shareholder has cumulative voting rights for the election of directors. Cumulative voting rights entitle each shareholder to cast that number of votes which equals the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder will be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting, and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The proxyholders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy.

  The affirmative vote of the holders of at least a majority of the outstanding shares of Sunrise Common Stock entitled to vote is required in order to approve and adopt the Merger Agreement. Therefore, a failure to return a properly executed proxy or to vote in person at the Meeting will have the same effect as a vote against approval and adoption of the Merger Agreement.

  Abstentions will be counted as shares present at the Meeting for purposes of determining the presence of a quorum. Under rules of the New York Stock Exchange ("NYSE") applicable to brokerage firms which are members of the NYSE, brokerage firms may not give a proxy to vote with respect to the proposal to approve the Merger Agreement in the absence of voting instructions from their clients who beneficially own the shares held of record by the brokerage firms. Although such "broker non votes" will be considered present at the Meeting for purposes of determining the presence of a quorum, they will not be considered as voting at the Meeting. Abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.

  As of the Record Date, the directors and executive officers of Sunrise and their affiliates beneficially owned a total of 635,367 shares of Sunrise Common Stock, or 14.90% of the outstanding shares, excluding 53,148 shares subject to unexercised options and warrants held by such person, which cannot be voted at the Meeting. The directors of Sunrise have granted to FBA irrevocable proxies permitting FBA to vote their respective shares (and the shares of their affiliates) in favor of the Merger at the Meeting. See "Proposal No. 1--Certain Proxies on Sunrise Shares."

  Shares of Sunrise Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, they will be voted FOR approval and adoption of the Merger Agreement and FOR the nominees for director listed. Properly executed proxies will be voted by the proxyholders in accordance with the direction of a majority of the Board of Directors as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice to the Secretary of Sunrise, by the filing of a later dated proxy prior to a vote being taken at the Meeting, or by attending the Meeting and voting in person. A proxy will not be effective if a shareholder attends the Meeting and votes in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table shows the name, address, number of shares held, and percentage of shares held as of August 23, 1996, by the only persons known to Sunrise to be the beneficial owner of more than five percent of Sunrise's Common Stock.

                                                              AMOUNT OF PERCENT
   NAME AND ADDRESS                                           OWNERSHIP OF CLASS
   ----------------                                           --------- --------
   Valarian Associates(1)....................................  265,482    6.23%
   1726 Cedar Wood Drive
   Minden, Nevada 89423
   Oppenheimer-Spence........................................  220,778    5.18%
   Financial Services Partnership, LP(2)
   119 West 57th St., Suite 1515
   New York, New York 10019

(1) Arthur Hall, in his capacity as the sole general partner of Valarian Associates, has the power to vote and dispose of the shares owned by Valarian Associates. Mr. Hall's business address is the same as that of Valarian Associates.

(2) Philip V. Oppenheimer, John W. Spence III and P. Oppenheimer Administrative Corp. a Delaware corporation, which is controlled by Philip
    V. Oppenheimer, are the general partners of the partnership. The general partners share voting and dispositive power with respect to the shares directly owned by the partnership. The principal business address of Philip V. Oppenheimer and P. Oppenheimer Administrative Corp. are the same as the partnership and the principal business address of John W. Spence III is 4712 Clendin, Nashville, Tennessee 37220.

  The following table sets forth certain information with respect to the number and percentage of shares of Sunrise Common Stock beneficially owned as of August 23, 1996, by (i) each of the directors and director-nominees of Sunrise, (ii) Mr. Harold G. Giomi, the only executive officer of Sunrise and the Bank named in the Summary Compensation Table appearing elsewhere in this Proxy Statement, and (iii) all current directors and executive officers of Sunrise and the Bank as a group.

                                                                       PERCENT
                                            DIRECTOR OR  AMOUNT OF       OF
           BENEFICIAL OWNER            AGE OFFICER SINCE  SHARES        CLASS
- ------------------------------------------------------------------------------
  William Eames, Director               61 Feb. 20, 1996  141,137(/1/)   3.27%
  Donald Leary, Director                53     1987        27,562(/2/)   0.64%
  Leon Lewis, Director                  71     1981        85,349(/3/)   1.98%
  Sean McCarthy, Director               56     1991        78,745(/4/)   1.82%
  Anthony Pescetti, Director            45     1995             0           0%
  Ron Pitamber, Director                45     1986        73,867        1.71%
  Michael "Randy" Randazzo, M.D., Di-
   rector                               73     1981        87,194(/5/)   2.02%
  Paul Wagner, Director                 74     1981       120,801(/6/)   2.80%
  Doris Ward, Director                  63     1981        50,110(/7/)   1.16%
  Harold G. Giomi, President and CEO
   of Sunrise
   and the Bank                         53     1994        20,000(/8/)      0
  Current Directors and Executive
   Officers as a Group
   (11 in number)                                         688,515(/9/)  15.95%

(1) Includes 141,137 shares held by Mr. Eames as trustee for the Eames Family Trust, 1982.
(2) Includes 26,460 shares held by The Leary Living Trust, 551 shares held in Mr. Leary's individual retirement account ("IRA"), and 551 shares held in Mr. Leary's spouse's IRA.
(3) Includes 77,139 shares held by Bestway Investments, Ltd., as to which Mr. Lewis has voting power, and 8,210 shares held in trust by Mr. Lewis as trustee for his minor grandchildren. Mr. Lewis disclaims beneficial ownership as to all such shares.
(4) Includes 29,398 shares subject to currently exercisable warrants.
(5) Includes 72,765 shares held by The M. "Randy" Randazzo, M.D., Inc., Retirement Trust; 11,466 shares in joint tenancy with his spouse, and 882 shares held by Dr. Randazzo's sons as to which he exercises voting control.
(6) Includes 62,369 shares held by Mr. Wagner's IRA, 57,881 shares held by The Paul C. Wagner 1976 Revocable Family Trust, and 551 shares held by Mr. Wagner's spouse's IRA.
(7) Includes 7,607 shares held by The Melvin J. Ward, Inc., Profit Sharing Plan, of which Ms. Ward is trustee.
(8) Includes 20,000 shares subject to options which are currently exercisable.
(9) Includes 23,750 shares subject to options which are currently exercisable and 29,398 shares subject to warrants which are currently exercisable.

                          PROPOSAL NO. 1--THE MERGER

  The information concerning the Merger Agreement and the Merger appearing in this Proxy Statement, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement and the Guaranty, which are attached hereto as Appendices A and B, respectively. Sunrise shareholders are urged to read the entire Merger Agreement and Guaranty carefully.

GENERAL

  Under the terms of the Merger Agreement, at the Effective Time, Sunrise will merge with and into Sunlight. At the Effective Time, Sunlight, as the Surviving Corporation, will be either a wholly-owned subsidiary of FBA or a wholly owned subsidiary of First Banks depending on whether regulatory approval of the acquisition by FBA or First Banks is obtained. As a result of the Merger, Sunrise will cease to exist as a separate entity and Sunlight will succeed to all of the assets and liabilities of Sunrise. Upon completion of the Merger, shareholders of Sunrise will no longer own any shares of Sunrise Common Stock and will not, as a result of the Merger, own any common stock of FBA or First Banks.

  At the Effective Time, each share of Sunrise Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $4.00 per share in cash, without any interest thereon. As of the Record Date, there were 4,263,298 shares of Sunrise Common Stock issued and outstanding for an aggregate Merger Consideration on that date of approximately $17,053,192, reflecting the total number of shares to be exchanged times the purchase price. The Merger Agreement requires that within 10 days after the Effective Time, Boatmen's Trust Company, which will act as exchange agent for the Merger (the "Exchange Agent"), will mail to holders of record of Sunrise Common Stock, a letter of transmittal and instructions for surrendering certificates evidencing Sunrise Common Stock. Upon delivery to the Exchange Agent of a properly executed letter of transmittal and such share certificates, a shareholder will receive a check for the shares of Sunrise Common Stock represented by the certificates and the certificates so surrendered will be canceled. No interest will be paid or accrued on the cash amount to which the shareholder became entitled at the Effective Time. DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

  California law may provide for certain dissenters' rights to the holders of Sunrise Common Stock in connection with the Merger. See "--Dissenters' Rights" for more information.

BACKGROUND OF THE MERGER

  The past several years have been a period of substantial and rapid change and consolidation in the banking industry. In addition to community banks, Sunrise competes with larger regional and national bank holding companies with access to capital and resources substantially greater than Sunrise's. The increasing disparity in resources between such larger bank holding companies and Sunrise may impede Sunrise's future ability to continue to provide its customers with competitive and cost-effective services and products and attract and retain talented officers and employees. Over the years, the Sunrise Board of Directors (the "Sunrise Board") has considered various issues related to the competitive and regulatory environments for financial institution holding companies and their bank subsidiaries, such as Sunrise and the Bank, and the costs and difficulties of raising capital and expanding operations under such circumstances. Also, from time to time Sunrise has entertained various expressions of interests from third parties regarding a possible combination involving Sunrise.

  In late 1994, senior management of Sunrise and the Sunrise Board held discussions regarding Sunrise's business and the possible strategic alternatives available to it to increase shareholder value, including, without limitation, earnings growth, dividends and share liquidity, in light of the current banking environment and the trend toward strategic consolidation in the banking industry. At the time, Sunrise was still subject to regulatory agreements with each of the Federal Deposit Insurance Corporation, the California State Banking Department, and the Federal Reserve Board. During early 1995, senior management of Sunrise and representatives of Smith & Crowley discussed with the Sunrise Board Sunrise's strategic plans to increase shareholder value, and the trend toward consolidation in the banking industry generally. The Sunrise Board also discussed the reasons for such consolidation and in particular the importance of achieving institutional scale in order to realize appropriate levels of long-term profitability and service and product delivery to customers. In light of such trends and events and of Sunrise's goal of positioning Sunrise to maximize long-term shareholder value, Smith & Crowley then described for the Sunrise Board certain strategic alternatives available to Sunrise, including both continued independence, and a possible combination with another banking institution capable of achieving the advantages previously discussed as desirable by the Sunrise Board. After deliberations on the matter, the Sunrise Board engaged Smith & Crowley in May 1995 for the purpose of initiating exploratory contacts regarding potential interest in a business combination transaction with Sunrise.

  At the Board's request, Smith & Crowley initiated a process of exploring and evaluating general business and capital raising strategies available to Sunrise and began an analysis, evaluation, and possible exploration of specific merger or acquisition options for Sunrise. In the following months, Sunrise's management and Smith & Crowley contacted several financial institutions who had earlier expressed interest in discussing a possible combination with Sunrise. Several institutions, including ValliCorp Holdings, Inc. ("ValliCorp") and First Banks, Inc. executed confidentiality agreements related to their due diligence review of Sunrise. First Banks, Inc. completed its initial due diligence review of Sunrise in February 1996.

  At Sunrise's Board meeting held on March 5, 1996, which was attended by attorneys from Bronson, Bronson & McKinnon LLP ("Bronson"), legal counsel to Sunrise, Smith & Crowley reported to the Board on the status of discussions with the various financial institutions that had executed confidentiality agreements. Of these institutions, Smith & Crowley reported that discussions were continuing only with ValliCorp and First Banks. The Board was also informed that First Banks wanted to structure any possible transaction through its affiliate, First Banks America, Inc. ("FBA"). Smith & Crowley informed the directors that FBA had expressed an interest in a merger transaction at a consideration of $1.90 per share in cash, and $1.90 in market value of FBA's common stock subject to possible adjustment for various contingencies. The Board was also advised that ValliCorp had expressed interest in a stock for stock transaction valued at between $4.25 and $4.75 per share of Sunrise Common Stock. Smith & Crowley recommended continuing discussions with both FBA and ValliCorp while urging ValliCorp to perform a due diligence examination of Sunrise. The directors authorized Smith & Crowley and Sunrise management to discuss with FBA the possibility of an all-cash transaction and the removal of some contingencies in the proposed structure. The Sunrise Board also authorized Smith & Crowley to continue negotiations with ValliCorp.

  At a special Board meeting held on March 14, 1996, at which representatives of Smith & Crowley and Bronson were present, Smith & Crowley distributed the revised indications of interest Sunrise management had received from ValliCorp and FBA. Smith & Crowley noted that FBA had revised their expression of interest as requested by the Sunrise Board to make it an all cash transaction at an increased value of $4.25 per share and had removed some contingencies. ValliCorp's expression of interest was revised to increase the per share value to $4.45, payable in cash and ValliCorp stock. After studying the revised indications of interest and the updated financial analyses of Sunrise and the Bank prepared and distributed by Smith & Crowley at the meeting, the Sunrise Board instructed Smith & Crowley to obtain more information from ValliCorp and FBA and report back to the Board at its next regularly scheduled meeting. At the regular Board meeting held on March 19, 1996, at which representatives of Smith & Crowley and Bronson were present, the directors reviewed various analyses prepared by Smith & Crowley of the revised indications of interest received from ValliCorp and FBA. After discussion of the two revised indications of interest, the Board instructed Smith & Crowley to request that FBA submit its proposed form of definitive agreement no later than April 2, 1996, and allow Sunrise ten days to review it, to advise ValliCorp that it must complete its due diligence of Sunrise by April 5, 1996, to present a form of proposed definitive agreement by April 8, 1996, and to allow Sunrise four days to review such form.

  At the Board meeting held on March 26, 1996, at which representatives from Smith & Crowley and Bronson were present, copies of FBA's form of a proposed merger agreement and a term sheet from ValliCorp, which indicated an increased value of $4.55 per share consisting of cash and ValliCorp stock, were distributed to the directors. Smith & Crowley also presented to the Board its financial analyses of the proposals received from

ValliCorp and FBA. After studying in detail FBA's draft agreement, ValliCorp's term sheet and the analyses presented by Smith & Crowley, the Board authorized Smith & Crowley and Sunrise management to continue their negotiations with both ValliCorp and FBA.

  At its next Board meeting held on April 1, 1996, the Board reviewed the discussions that had occurred between management of ValliCorp and FBA and Sunrise management since the March 26, 1996, Board meeting. Sunrise Chairman McCarthy informed the Board that ValliCorp had submitted a proposed form of merger agreement providing for consideration valued at $4.55 per share, payable in cash and ValliCorp stock, subject to ValliCorp's additional due diligence review, to Sunrise management, Smith & Crowley, and Bronson. This draft agreement from ValliCorp was distributed to and reviewed by the directors at the meeting. Smith & Crowley also distributed to the directors a comparison of various aspects of the two forms of competing draft merger agreements which the directors reviewed and discussed in detail. Mr. McCarthy also indicated that two other institutions had approached Sunrise management to indicate their desire to perform a due diligence review of Sunrise in connection with a possible combination. The Board authorized Smith & Crowley to discuss with the representatives of these financial institutions their expressions of interest and authorized Smith & Crowley to offer these institutions the opportunity to execute confidentiality agreements.

  On April 5, 1996, both ValliCorp and FBA submitted to Sunrise an executed letter of intent, each proposing an acquisition of Sunrise. ValliCorp's letter of intent provided for each share of Sunrise Common Stock to be converted into a right to receive ValliCorp common stock or cash (cash to constitute no more than 50% of the consideration) aggregating $20,600,000 ($4.55 per share) for all outstanding shares of Sunrise, subject to completion of satisfactory due diligence, shareholder and regulatory approvals, among other conditions. The letter of intent specified certain conditions relating to Sunrise's loan portfolio, loan loss reserve and capital, that had to be met before the transaction would be completed. The letter of intent required both parties to negotiate in good faith to complete a definitive merger agreement, and was subject to the payment by ValliCorp of a $250,000 "good faith" deposit, prohibited Sunrise from discussing a potential sale with any other party and from soliciting or entertaining competing offers from third parties until June 1, 1996, unless in the opinion of Sunrise's counsel such discussions or negotiations were required to fulfill fiduciary obligations of Sunrise's directors.

  FBA's letter of intent proposed a merger of Sunrise with a subsidiary of FBA pursuant to which the Sunrise shareholders would receive $4.25 per share in cash for all the outstanding shares of Sunrise Common Stock (aggregating $18,119,000), subject to shareholder and regulatory approvals, among other conditions. The letter of intent contained provisions prohibiting Sunrise from soliciting, initiating or participating in discussions or negotiations with respect to competing offers from third parties to acquire Sunrise until June 1, 1996. The letter of intent also contained a provision requiring either party who failed or refused to consummate the proposed merger for any reason, other than the other party's breach of its obligations under the letter of intent or the material inaccuracy of a representation by the other party, to pay the other party $1,000,000 in liquidated damages.

  At a Board meeting held in the evening of April 5, 1996, at which representatives of Smith & Crowley and Bronson were present, Smith & Crowley distributed to the directors copies of the executed non-binding letters of intent from FBA and ValliCorp received earlier in the day. Each of the letters of intent was reviewed and discussed in detail and the directors noted that each letter of intent terminated on April 8, 1996, and during their pendency, restricted Sunrise from considering or negotiating alternative acquisition proposals subject to the fiduciary duties of the directors. It was discussed among the directors that although the ValliCorp offer, valued at $4.55 in cash and ValliCorp stock, could potentially be more beneficial to the shareholders than an acquisition by FBA at an all cash value of $4.25 per share, ValliCorp's proposal was subject to substantial contingencies because ValliCorp had not completed its due diligence on the Bank. After reviewing (i) management's reports concerning the Bank's current levels of classified assets/non-accruals, (ii) a memorandum from ValliCorp indicating its concerns regarding selected non-accrual assets of the Bank, and (iii) Sunrise's response to certain of ValliCorp's concerns regarding the status of certain loans, the Board unanimously adopted resolutions instructing the Chairman to execute the form of letter of intent with ValliCorp and to publicly announce the execution and content of the letter of intent, establishing a negotiation committee and appointing Directors Sean

McCarthy, Ronald Pitamber, Donald Leary, and Anthony Pescetti, and Hal Giomi as ex-officio member, to such committee. The Board further instructed management to inform FBA that the Board declined to authorize the execution of its letter of intent.

  Also at the meeting held on April 5, 1996, Smith & Crowley reported that the two institutions who had recently expressed an interest in Sunrise no longer desired to pursue a potential transaction under the time constraints and value parameters required in light of the status of discussions with FBA and ValliCorp. It was reported that although one of the institutions had executed a confidentiality agreement, neither institution performed any due diligence of Sunrise.

  Late on April 5, 1996, Sunrise executed and delivered to ValliCorp the letter of intent. On April 8, 1996, Sunrise and ValliCorp issued a joint press release announcing the signing of the non-binding letter of intent. Pursuant to the executed letter of intent, ValliCorp paid to Sunrise a deposit of $250,000. On April 29, 1996, ValliCorp began its in depth due diligence review of Sunrise. On May 3, 1996, the Bank applied to the Superintendent of Banks for a negotiating permit, pursuant to California Financial Code Section 690 et seq., in order to participate with Sunrise in further negotiations with ValliCorp. A negotiating permit was issued to the Bank on May 7, 1996.

  On May 13, 1996, representatives of ValliCorp informed Chairman McCarthy that as a result of its due diligence, ValliCorp was no longer interested in pursuing a transaction with Sunrise. At the request of Mr. McCarthy, a meeting was immediately scheduled with representatives of ValliCorp to discuss the reasons for ValliCorp's termination of its letter of intent. On May 14, 1996, Sunrise Chief Executive Officer Hal Giomi, Chief Financial Officer Sarah Thompson, Chairman Sean McCarthy, Director Paul Wagner and representatives of Smith & Crowley attended a meeting with ValliCorp's management in ValliCorp's offices in Fresno, California. At this meeting, management of ValliCorp expressed concerns regarding Sunrise's cost of deposits, homeowner's association deposits and credit quality. Upon ValliCorp's reiteration of its decision not to proceed, Mr. McCarthy and Mr. Giomi requested and received from ValliCorp a release from the provision in the executed letter of intent which restricted Sunrise's ability to hold discussions with other potential purchasers. The termination of the letter of intent was announced in a press release issued by ValliCorp on May 15, 1996. Subsequently, on May 31, 1996, Sunrise sent a letter to ValliCorp stating that ValliCorp had forfeited its $250,000 deposit in accordance with the terms of the letter of intent.

  On the evening of May 14, 1996, after the meeting with ValliCorp's management concluded, Smith & Crowley contacted management of FBA at the direction of Chairman Sean McCarthy to determine if FBA were still interested in pursuing a possible transaction with Sunrise. Then, at the Sunrise Board meeting held on May 22, 1996, attended by Bronson representatives, Smith & Crowley reported to the directors that FBA had expressed an interest in re-establishing merger discussions and that representatives from FBA had visited Sunrise during the week of May 20, 1996 to update FBA's due diligence examination. Representatives from FBA advised Smith & Crowley and Sunrise management that any offer would likely be in the $4.00 per share range. Smith & Crowley reminded the directors that in their opinion the price of $3.80 to $4.25 per share was fair from a financial point of view to Sunrise shareholders. The Board authorized renewed discussions to continue with FBA.

  At its next Board meeting held on May 30, 1996, which was attended by representatives of Bronson and Smith & Crowley, copies of FBA's letter dated May 30, 1996, were distributed to all directors. The letter set forth the general terms of a possible acquisition of Sunrise by FBA for cash consideration of $4.00 per share. Smith & Crowley reported to the directors that FBA indicated that the reduced value from their initial offer of $4.25 to $4.00 per share was due to the following factors: an erosion of the deposit base, the reduced value of the bond portfolio, and a lack of profitability in 1996 year-to-date. Representatives of Smith & Crowley and Bronson discussed with the directors the various terms contained in the May 30 letter, including permission for Sunrise to pay cash to redeem outstanding stock options and warrants should the option or warrant holders tender such options or warrants for payment, the $1,000,000 "break-up" provision, a "no-solicitation" provision, the target closing date of October 31, 1996, and an outside closing date in early 1997. Also, Smith & Crowley distributed and discussed an updated valuation analysis of Sunrise in connection with the FBA expression of interest. Smith & Crowley indicated that FBA had completed its due diligence and was familiar with the financial condition of the Bank. After discussion, the directors unanimously authorized Smith & Crowley to respond to FBA to express Sunrise's interest in proceeding with discussions regarding a possible merger transaction as outlined in FBA's letter of May 30, 1996. At this meeting, the Board also established and appointed the members of the negotiating committee to negotiate the terms of a possible merger agreement with FBA. The following directors were appointed to the negotiating committee:
William Eames, Donald Leary, Sean McCarthy, Anthony Pescetti, Ron Pitamber, Paul Wagner, and Chief Executive Officer Hal Giomi.

  FBA submitted a draft merger agreement to Sunrise on June 5, 1996. On June 12, 1996, the Bank applied to the Superintendent of Banks for a negotiating permit, pursuant to California Financial Code Section 690 et seq., in order to participate with Sunrise in further negotiations with FBA. A negotiating permit was issued to the Bank on June 13, 1996. Then, on June 14, 1996, the Bank applied to the Superintendent of Banks for an order of exemption, pursuant to California Financial Code Section 708, in order to allow the possible execution of an agreement with FBA that would lead to a change in the ownership of the Bank. An order of exemption was issued to the Bank on June 18, 1996.

  A special meeting of the Sunrise Board was held on June 13, 1996, at which representatives from Smith & Crowley and Bronson were present. At this meeting, copies of the proposed agreement and plan of merger between Sunrise and FBA were distributed to the directors. The draft distributed at the meeting indicated revisions made to a prior draft reviewed by the Board as a result of negotiations between the negotiating committee and FBA management. Smith & Crowley presented an analysis which included fairness evaluation data concerning the terms of the proposed $4.00 per share all cash offer and the provision permitting Sunrise to pay up to $.50 per outstanding warrant to redeem such warrants should the warrantholders voluntarily surrender their warrants for redemption. The proposed agreement of merger was discussed in detail with the directors by representatives of Bronson. The directors then instructed that management request a guarantee of FBA's obligation to pay the merger consideration from First Banks, Inc.

  At a regular Board meeting held on June 18, 1996, at which representatives from Smith & Crowley and Bronson were present, copies of the most recent draft of an agreement and plan of merger with FBA were presented and reviewed by the directors, along with a draft of the guaranty by First Banks, Inc. to pay the merger consideration if FBA should fail to do so. Smith & Crowley and Bronson highlighted the changes in the agreement since the previous draft the directors had reviewed but noted that the cash consideration of $4.00 per share was unchanged. The directors requested that the agreement be further revised to change the latest closing date from April 1, 1997 to January 31, 1997. During a recess in the meeting, representatives of FBA were contacted by Mr. McCarthy and Mr. Giomi regarding the proposed changes to the terms of the agreement. After the meeting was reconvened, it was reported that representatives of FBA had agreed to all the proposed changes, except the January 31, 1997 closing date. Representatives from Smith & Crowley distributed various financial material relating to the proposed offer and summarized their various presentations which had previously been given to the Board of Directors, which included an analysis of comparable transactions, peer group performance data, and valuation analysis reports. Smith & Crowley confirmed to the directors their opinion that the proposed merger transaction was fair from a financial point of view to the Sunrise shareholders. Smith & Crowley executed a letter confirming their opinion as to the fairness of the proposed transaction which was thereupon unanimously accepted by the Board of Directors. The directors unanimously agreed that the transaction contemplated by the proposed agreement and plan of merger would be in the best interests of Sunrise's shareholders. After further discussion, the Board unanimously approved the proposed agreement and plan of merger and authorized and directed the Chairman, Sean McCarthy and the President, Hal Giomi, to use their best efforts to negotiate the final terms of the definitive agreement and plan of merger with FBA regarding certain issues concerning indemnification, and authorized such officers to execute the agreement in substantially the form presented to the Board of Directors.

  After further negotiations among Sunrise management and FBA management, the Agreement and Plan of Merger was executed as of June 24, 1996, and First Banks delivered its guaranty on June 24, 1996. FBA and Sunrise issued a joint press release on June 24, 1996 announcing the execution and delivery of a definitive

Agreement and Plan of Merger. The Agreement and Plan of Merger was amended as of August 15, 1996, in order to make Sunlight Holdings, Inc., a wholly owned subsidiary of FBA, a signatory. On August 15, 1996, First Banks delivered its amended guaranty which provides that if it appears unlikely that FBA will obtain regulatory approval to acquire Sunrise or if such regulatory approval is denied, First Banks will diligently seek regulatory approval for First Banks to acquire Sunrise. In such event, First Banks would be responsible to pay the Merger Consideration. On August 27, 1996, the Sunrise Board unanimously ratified and approved the execution and delivery of the Amended and Restated Agreement and Plan of Merger dated August 15, 1996, among Sunrise, FBA and Sunlight Holdings, Inc.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Sunrise Board believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of FBA and Sunrise, are fair and in the best interests of Sunrise and its shareholders. In the course of reaching its determination, the Sunrise Board consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational matters.

  In reaching its determination to approve the Merger Agreement, the Sunrise Board considered all factors it deemed material, including the following:

    (a) The Sunrise Board analyzed information with respect to the financial condition, results of operations, cash flow, business and prospects of Sunrise. In this regard, the Sunrise Board considered the recent performance trends of Sunrise which included, among other things, a decrease in net income as set forth in the financial statements incorporated by reference into this Proxy Statement. The Sunrise Board analyzed the options of selling Sunrise or continuing on a stand-alone basis under the business strategies which could be reasonably implemented by Sunrise.

    (b) The Sunrise Board considered the written opinion of Smith & Crowley that, as of June 18, 1996, and as reconfirmed on August 15, 1996, the Merger Consideration to be received by holders of Sunrise Common Stock pursuant to the Merger Agreement was fair to Sunrise shareholders from a financial point of view. See "--Opinion of Financial Advisor." The Sunrise Board reviewed the assumptions and results of the various valuation methodologies employed by Smith & Crowley in arriving at the Smith & Crowley opinion and found those assumptions and results to be reasonable and complete. In addition, the Sunrise Board considered the relationship of the purchase price of $4.00 per share to the recent and then current market value. In particular, the $4.00 purchase price represented a 39% premium to the closing price of $2.87 per share of Sunrise Common Stock on the last full trading day prior to the public announcement of the proposed Merger.

    (c) The Sunrise Board considered the current operating environment, including but not limited to, the continued consolidation and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, federal regulatory agency consolidation and the importance of being able to capitalize on developing opportunities in these industries. This information had been periodically reviewed by the Sunrise Board at its regular Board meetings and was also discussed between Sunrise's Board and Sunrise's various advisors.

    (d) The Sunrise Board considered the various terms of the Merger Agreement, including the taxable nature of the Merger Consideration.

    (e) The Sunrise Board considered the detailed financial analyses, pro forma and other information with respect to the financial condition, results of operations, cash flow, businesses and prospects of Sunrise as well as the Board's own knowledge of Sunrise, FBA, First Banks and their respective businesses. In this regard, the latest financial and other information regarding Sunrise was analyzed, including a comparison of Sunrise's current and anticipated future operating results to publicly-available financial and other information for other similar sized banking institutions in Northern California. The Sunrise Board also considered the current and prospective economic and competitive conditions facing banking institutions generally and Sunrise in particular.

    (f) The Sunrise Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analyses, and the estimated pro forma financial impact of the Merger on FBA. See "--Regulatory Approvals."

    (g) The Sunrise Board considered the ability of FBA to pay the aggregate Merger Consideration and the availability of a guaranty of FBA's obligation to pay the Merger Consideration from FBA's majority stockholder, First Banks. Sunrise's Board reviewed FBA's liquidity and capital position in evaluating the ability of FBA to pay the aggregate Merger Consideration. The Sunrise Board also reviewed the liquidity and capital position of First Banks in evaluating the ability of First Banks to pay the Merger Consideration pursuant to its guaranty.

    (h) The Sunrise Board considered the fact that the Merger Agreement prohibits Sunrise from initiating, soliciting, or encouraging discussions with third parties relating to alternative transactions.

    (i) The Sunrise Board considered the fact that ValliCorp had terminated its letter of intent and that other informal expressions of interest which Smith & Crowley had discussed with the Board were not within the Board's required value parameters.

  The foregoing discussion of the information and factors considered by the Sunrise Board is not intended to be exhaustive, but constitutes the principal factors considered by the Sunrise Board. In reaching its determination to approve and recommend the Merger Agreement, the Sunrise Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Smith & Crowley referred to above, the Sunrise Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of Sunrise and its shareholders. In reaching its determination, the Sunrise Board was aware of the interests of certain Sunrise insiders in the Merger, and considered such interests, among other factors, in approving the Merger Agreement. See "Interests of Certain Persons in the Merger."

  FOR THE REASONS SET FORTH ABOVE, THE SUNRISE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AS ADVISABLE AND IN THE BEST INTERESTS OF SUNRISE AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF SUNRISE VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF FINANCIAL ADVISOR

  GENERAL. Pursuant to an engagement letter dated May 17, 1995, and subsequently amended November 22, 1995, and March 27, 1996 (the "Engagement Letter"), Sunrise engaged Smith & Crowley to act as its financial advisor in connection with its evaluation of strategic alternatives, including the possible acquisition of Sunrise and/or the Bank by another financial institution or an investor group. Smith & Crowley is an investment banking firm specializing in California commercial banks, savings and loan associations, savings banks, and other financial intermediaries, and, as part of its investment banking activities, is called upon to advise clients in mergers, acquisitions, valuations, and business strategies involving financial institutions. Sunrise selected Smith & Crowley as its financial advisor on the basis of the experience and expertise of Smith & Crowley and its principals in such banking-related transactions.

  Representatives of Smith & Crowley attended a special meeting of the Sunrise Board of Directors on June 18, 1996, at which the Sunrise Board considered and approved the Merger Agreement. At this meeting, Smith & Crowley rendered its written and oral opinion to the Sunrise Board that, as of such date, the Merger Consideration to be received for each share of Sunrise Common Stock was fair to the shareholders of Sunrise from a financial point of view. Smith & Crowley's opinion was reconfirmed in writing as of August 15, 1996. No limitations were imposed by Sunrise on Smith & Crowley with respect to the investigations made or procedures followed in rendering its opinion. The full text of Smith & Crowley's updated written opinion to the

Sunrise Board of Directors, which sets forth the assumptions made, matters considered, and limitations of the review by Smith & Crowley, is attached hereto as Appendix D and this summary is qualified in its entirety by reference to the full text of said opinion, which should be read carefully and in its entirety in connection with this Proxy Statement. Smith & Crowley's opinion is addressed to the Sunrise Board of Directors, is directed only to the financial consideration to be received in the Merger and does not constitute a recommendation to any shareholder of Sunrise as to how such shareholder should vote at the Meeting and does not address any other aspect of the Merger or any related transaction.

  Sunrise paid Smith & Crowley a non-refundable retainer of $15,000 upon the execution of the above-referenced Engagement Letter. The Engagement Letter provides for Smith & Crowley to receive a contingent transaction fee, which in this Merger would approximate $116,344, of which $37,500 is payable upon receipt of the later of regulatory or shareholder approval of the Merger with the remainder due at the close of the Merger. Under the Engagement Letter, Sunrise also agreed to reimburse Smith & Crowley for certain out-of-pocket expenses related to its services.

  In connection with its opinion, Smith & Crowley, among other things: (i) reviewed certain publicly available financial and other data with respect to Sunrise and the Bank, FBA, and First Banks, certain annual and quarterly reports on Form 10-K and Form 10-Q, respectively, of Sunrise, and certain other relevant financial and operating data relating to Sunrise and the Bank, FBA and First Banks, made available to Smith & Crowley from published sources and from the internal records of and/or communications with the management of Sunrise and the Bank, FBA and First Banks; (ii) reviewed the form of the Merger Agreement and made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with Sunrise's and the Bank's management and counsel; (iii) compared Sunrise and the Bank, FBA and First Banks, from a financial point of view with certain other companies and groups of companies in the banking industry that were deemed to be relevant;
(iv) considered the financial terms, to the extent publicly available, of selected recently proposed business combinations of companies in the banking industry, which were deemed to be comparable, in whole or in part, to the Merger; (v) reviewed and discussed with representatives of the management of Sunrise and the Bank certain information of a business and financial nature regarding Sunrise and the Bank furnished to Smith & Crowley by them, including lease agreements, credit quality data, loan and deposit trends and composition, business prospects, forecasts and related assumptions of Sunrise and the Bank; (vi) reviewed and discussed with representatives of the management of FBA and First Banks, certain information of a business and financial nature regarding those companies, their relationships and financial and organizational structures, including current financial condition, credit quality data, other transactions, and general business plans; (vii) reviewed the price history, trading volume and valuation of FBA common stock and that of Sunrise, (viii) met with various officers, directors and consultants of Sunrise and the Bank, FBA and First Banks, to discuss the foregoing, as well as other matters believed relevant to the Smith & Crowley analyses; and (ix) considered such other information, financial data and analyses, and economic and market criteria and performed such other analyses and examinations as were deemed appropriate.

  In connection with its review, Smith & Crowley relied without independent verification upon the accuracy and completeness of all of the financial and other information made available to and reviewed by Smith & Crowley for purposes of its opinion. With respect to the latest financial data, financial forecasts and discussions of financial prospects concerning Sunrise provided to Smith & Crowley by Sunrise's management, Smith & Crowley assumed for purposes of its opinion that such information was accurate and reasonably prepared on bases reflecting the best available data, estimates and judgments available to Sunrise's management at the time of preparation. Smith & Crowley also assumed that there were no material changes in Sunrise's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Smith & Crowley. Smith & Crowley relied on counsel to Sunrise for advice to the Sunrise Board as to all legal matters with respect to Sunrise, the Merger and the Merger Agreement. Smith & Crowley is not expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto and assumed for purposes of its opinion that such allowances for Sunrise are in the aggregate adequate to cover such losses. In addition, Smith & Crowley did not review any individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Sunrise, and was not furnished with any such appraisals. Further, Smith & Crowley's opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Smith & Crowley as of, the date of the opinion, and on the assumption that the Merger will be consummated in accordance with its terms, without any amendment thereto and without waiver by FBA or Sunrise of any of the conditions to their obligations thereunder.

  Set forth below is a brief summary of certain analyses made by Smith & Crowley in conjunction with its opinion, which has been delivered in written form as of August 15, 1996, and a copy of which is attached hereto as Appendix D.

  COMPARABLE COMPANY ANALYSES. Using public and other available information including FDIC call report data for the Bank (the only active subsidiary of Sunrise), Smith & Crowley compared certain financial ratios of the Bank (including the ratio of net income to average total assets ("return on average assets" or "ROA"), the ratio of net income to average total equity ("return on average equity" or "ROE"), certain capital adequacy ratios, certain credit quality ratios, certain revenue and cost control ratios and percentage dependence on certain large denomination and non-core deposit sources) for 1993, 1994 and 1995 to five proxy groups: 1) 421 large commercial banking companies nationally; 2) 325 California independent banks; 3) 243 California independent banks with total assets under $200 million; 4) 92 Northern California independent banks with assets under $200 million; and 5) 13 commercial banks based in the Greater Sacramento Area. When compared to the proxy groups for the years 1993, 1994 and 1995, the Bank ranked below all proxy group averages in most time periods in most categories. These comparisons are discussed below.

  In 1995, the Bank reported a return on assets of -0.99% and a return on equity of -8.10%. Comparable data for the proxy groups were: Banks nationally, 1.12% and 11.48%; California independents, 0.97% and 10.10%; California independents under $200 million, 0.60% and 6.55%; Northern California independents under $200 million, 0.76% and 8.25%; and the Sacramento-based banks, 0.39% and 4.81%. Similarly, in 1994, the Bank reported a return on assets of -1.41% and a return on equity of -15.95%. Comparable data for the proxy groups were: Banks nationally, 1.00% and 11.47%; California independents, 0.61% and 6.66%; California independents under $200 million, 0.05% and 0.59%; Northern California independents under $200 million, 0.23% and 2.52%; and the Sacramento-based banks, -0.28% and -3.71%. Likewise, in 1993, the Bank registered a return on assets of -1.40% and a return on equity of -18.29%. Comparable data for the proxy groups were: Banks nationally, 0.91% and 10.52%; California independents, 0.24% and 2.77%; California independents under $200 million, -0.21% and -2.47%; Northern California independents under $200 million, 0.37% and 4.27%; and the Sacramento-based banks, 0.25% and 3.29%. Analyses of California bank profits also showed that Sunrise Bank was one of only 16 California independent banks statewide that reported net losses each year from 1992 to 1995.

  In terms of capital adequacy measures (Tier 1 Capital/Risk Assets, Total Capital/Risk Assets, Leverage Ratio, and Average Equity/Average Capital), the Bank and Sunrise's capital ratios were comparable to modestly below most proxy group averages in 1993; however, between 1993 and 1995, the Bank's assets declined from $319 million to $120 million and its deposits declined from $288 million to $105 million, the Bank's capital ratios rose to levels well above proxy group averages. At year-end 1995, the Bank's ratios of Tier 1 Capital/Risk Assets, Total Capital/Risk Assets, Leverage Ratio, and Average Equity/Average Assets were 18.19%, 19.46%, 11.70% and 12.77%, respectively. Comparable data for the proxy groups were: Banks nationally, 11.92%, 13.60%, 7.87% and 9.00%; California independents, 13.93%, 15.25%, 9.50% and 10.19%;
California independents under $200 million, 13.62%, 14.89%, 9.25% and 9.07%; Northern California independents under $200 million, 13.22%, 14.54%, 9.05% and 8.90%; and the Sacramento-based banks, 10.70%, 12.56%, 7.72% and 8.40%.

  Analyses of the Bank's key credit quality ratios (the ratio of net loan charge-offs to average loans, allowance for loan losses as a percentage of total loans, nonperforming assets as a percent of total loans plus other real estate owned, and the allowance for loan losses as a percentage of loans on which interest is not being accrued-- so-called "nonaccrual" loans) as compared with the proxy groups showed these general characteristics: net loan charge-offs ratios substantially exceeded all groups in each year examined; loan loss reserve ratios (allowance as a percentage of total loans) exceeded all other peer groups by moderate to substantial amounts; nonperforming asset ratios (nonperforming assets as a percent of total loans plus other real estate owned) substantially exceeded all proxy groups in 1994 and 1995, due in part to rising problem asset levels and in part to shrinking loan totals, and in 1993, exceeded three proxy groups (national, Northern California independents under $200 million and Sacramento-area banks) and were below the two others (all California independents and California independents under $200 million, both of which reflected substantial credit problems in the weak Southern California economy); in terms of reserve coverage of nonaccrual loans, because of the Bank's high level of nonperforming loans in 1994 and 1995, its reserve coverage was substantially below all proxy groups in both years; in 1993, its nonaccrual coverage was below the national proxy group, but exceeded all other proxy groups. More specifically, in 1995, the Bank's ratios of net loan charge-offs to average loans, its allowance for loan losses as a percentage of total loans, its nonperforming assets as a percent of total loans plus other real estate owned, and its allowance for loan losses as a percentage of loans on nonaccrual were 2.15%, 2.96%, 7.52% and 77.60%, respectively. Comparable data for the proxy groups were as follows: Banks nationally, 0.35%, 1.84%, 1.44%, 254.49%; all California independents, 0.87%, 2.54%, 4.71% and 105.39%; California independents under $200 million, 0.89%, 2.17%, 4.83% and 97.62%; Northern California independents under $200 million, 0.62%, 2.00%, 2.86% and 144.48%; and Sacramento-based banks, 0.70%, 2.04%, 2.23% and 131.84%. In 1994, the
Bank's ratios of net loan charge-offs to average loans, its allowance for loan losses as a percentage of total loans, its nonperforming assets as a percent of total loans plus other real estate owned, and its allowance for loan losses as a percentage of loans on nonaccrual were 3.61%, 4.48%, 11.01% and 56.51%, respectively. Comparable data for the proxy groups were as follows: Banks nationally, 0.39%, 1.92%, 1.83% and 264.59%; all California independents, 1.00%, 2.68%, 5.52% and 95.46%; California independents under $200 million, 1.27%, 2.29%, 5.86% and 87.15%; Northern California independents under $200 million, 0.82%, 2.05%, 3.71% and 120.00%; and Sacramento-area banks, 0.97%,
2.11%, 3.20% and 96.72%. In 1993, the Bank's ratios of net loan charge-offs to average loans, its allowance for loan losses as a percentage of total loans, its nonperforming assets as a percent of total loans plus other real estate owned, and its allowance for loan losses as a percentage of loans on nonaccrual were 3.74%, 3.46%, 5.45% and 106.00%. Comparable data for the proxy groups were as follows: Banks nationally, 0.58%, 2.09%, 2.61% and 201.30%; all California independents, 1.35%, 2.78%, 6.62% and 83.67%; California independents under $200 million, 1.46%, 2.38%, 7.30% and 68.94%; Northern California independents under $200 million, 0.96%, 2.02%, 4.83% and 85.09%; and Sacramento-based banks, 0.94%, 1.85%, 4.87% and 57.04%.

  In terms of revenue and cost control ratios, the Bank has been, and continues to be, burdened by an unusually high proportion of noninterest expenses, due in significant measure to the high lease costs of its headquarters building (which lease extends to May 1999) and the sizable expenses that have accompanied its problem assets. In addition, the Bank's noninterest income from recurrent core sources has been quite low in relation to the proxy groups. Its net interest margin, restrained by above average nonperforming asset levels, has been moderately below most proxy groups in most of the periods examined. Among noninterest revenue and cost control comparisons made by Smith & Crowley, the Bank was compared to the proxy groups based on its net interest margin (interest income less interest expense as a percent of average earning assets), net expense ratio (noninterest expenses minus noninterest income as a percent of average total assets), and efficiency ratio (noninterest expenses taken as a percent of the sum of net interest income plus noninterest income). In 1995, the Bank's net interest margin, net expense ratio and efficiency ratio were 5.08%, 5.51% and 119.93%, respectively. Comparable proxy group data were as follows: Banks nationally, 4.82%, 2.37% and 63.45%; all California independents, 5.68%, 3.19% and 69.72%;
California independents under $200 million, 5.93%, 3.92% and 78.98%; Northern California independents under $200 million, 5.74%, 3.57%, and 74.04%; and Sacramento-based banks, 4.74%, 3.13% and 79.46%. In 1994, the Bank's net interest margin, net expense ratio and efficiency ratio were 4.81%, 5.10% and 114.90%, respectively. Comparable proxy group data were as follows: Banks nationally, 4.82%, 2.52%, 65.58%; all California independents, 5.57%, 3.43% and 75.34%; California independents under $200 million, 5.73%, 4.10% and 84.53%; Northern California independents under $200 million, 5.69%, 3.91% and 80.41%; and Sacramento-based banks, 4.71%, 3.67% and 90.38%. In 1993, the

Bank's net interest margin, net expense ratio and efficiency ratio were 4.37%, 3.52% and 90.97%. Comparable proxy group data were as follows: Banks nationally, 4.74%, 2.45% and 66.15%; all California independents, 5.09%, 3.43% and 79.36%; California independents under $200 million, 5.27%, 3.93% and 85.51%; Northern California independents under $200 million, 5.11%, 3.47% and 78.71%; and Sacramento-based banks, 4.57%, 3.33% and 85.37%. In a more specific analysis of noninterest income and noninterest expense sources in the most recent full year (1995), the Bank compared with each of the four California proxy groups as follows: Noninterest income (excluding securities gains/losses) as a percent of average assets--the Bank, 0.45%; all California independents, 1.34%; California independents under $200 million, 1.53%; Northern California independents under $200 million, 1.26%; and Sacramento-based banks, 1.32%; Occupancy and fixed assets costs as a percent of average assets--the Bank, 1.37%; all California independents, 0.67%; California independents under $200 million, 0.80%; Northern California independents under $200 million, 0.71%; and Sacramento-based banks, 0.61%; "Other" noninterest expenses (excluding staff and occupancy costs) as a percent of average assets--the Bank, 2.44%; all California independents, 1.74%; California independents under $200 million, 2.21%; Northern California independents under $200 million, 1.98%; and Sacramento-based banks, 2.04%.

  No company used in the analyses is identical to Sunrise or the Bank, and there are differences between the Bank and the proxy groups of other banking companies. The analyses necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

  ANALYSES OF SELECTED BANK MERGER TRANSACTIONS. Smith & Crowley reviewed the proposed terms of recently announced transactions whereby certain banks were to be acquired. While Smith & Crowley reviewed the median and average terms of 1,329 proposed transactions involving acquisitions of banks in the United States announced between year end 1992 and August 13, 1996 (the "National Bank Transactions") and of 143 proposed transactions involving acquisitions of banks in the Western Region of the United States ("Western Bank Acquisitions) announced during the same time period, Smith & Crowley believes that factors unique to California, particularly the comparatively weak economic, business and financial environment, have impacted the value of bank merger transactions; therefore, Smith & Crowley placed particular emphasis on 39 proposed transactions involving acquisitions of California banks with assets under $250 million, announced since year end 1994 (the "California Bank Transactions"). The transactions analyzed were: CalFed Bancorp/First Citizens Bank, BanPonce Corporation/COMBANCORP, First National Bank/Bank of Southern California, ValliCorp Holdings, Inc./Sunrise Bancorp, Valley Independent Bank/Bank of the Desert, N.A. (April 1996), ValliCorp Holdings, Inc./Auburn Bancorp, Dartmouth Capital Group, LP/Commerce Security Bank, Bank of Yorba Linda/Bank of Westminster, FP Bancorp/RB Bancorp (January 1996), Union Safe Deposit Bank/Great Valley Bank, CVB Financial Corporation/Citizens Commercial Trust & Savings Bank of Pasadena, Bank of Santa Maria/Citizens Bank of Paso Robles, Pacific Bank, NA/Burlingame Bancorp, Central Coast Bancorp/Cypress Coast Bank, Pacific Business Bank/Santa Fe National Bank, Shinhan Bank/Marine National Bank, FP Bancorp/RB Bancorp (August 1995), FP Bancorp /Rancho Santa Fe NB, Dartmouth Capital Group, LP/Liberty National Bank of California, First Banks, Inc./First Commercial Bancorp, Viejas Bank of Kumeyaay Indians/Borrego Springs Bank, Valley Independent Bank/Bank of the Desert, N.A. (July 1995), ValliCorp Holdings, Inc./CoBank Financial Corporation, California State Bank/Landmark Bancorp, Community First Financial Group/Peninsula National Bank, Dartmouth Capital Group, LP/SDN Bancorp, Eldorado Bancorp/Mariners Bancorp, Peninsula Banking/Bay Cities NB, ValliCorp Holdings Inc./El Capitan Bancshares, Bank of Los Angeles/World Trade Bank NA, California Bancshares/Centennial Bank, CU Bancorp/Corporate Bank, Bank of Santa Maria/Templeton National Bank, United Security Bank, N.A./Golden Oak Bank, First Banks, Inc./QCB Bancorp, Western Bank/Bank of Encino, Pacific Capital Bancorp/South Valley Bancorp, Bank of Los Angeles/American West Bank, and FBOP Corporation/SDNB Financial Bancorp. For each bank proposed to be acquired in such transactions, Smith & Crowley compiled figures, where available, illustrating, among other things, the purchase price to market value, purchase price to book value and purchase price to latest twelve-months ("LTM") earnings, and the premium (i.e., purchase price in excess of book value) as a percentage of so-called "core" deposits (excluding certain deposit categories, including accounts with balances over $100,000).

  The figures for the National Bank Transactions, the Western Bank Transactions and California Bank Transactions produced: (i) an average percentage of premium of acquisition price to market price (utilizing, where available, market price five business days before announcement of the transaction) of 26.87%, 28.77% and 39.38%, respectively; a high of 135.29%, 66.67% and 60.00%, respectively; and a low of -87.50%, 1.95% and 12.90%, respectively; (ii) an average purchase price to book value of 174%, 162% and 149%, respectively; a high of 373%, 311% and 250%, respectively; a low of 27%, 63% and 100%, respectively; (iii) an average purchase price to LTM earnings of 15.2x, 17.7x and 20.5x, respectively; a high of 68.5x, 68.5x and 60.7x, respectively; and a low of 2.2x, 5.2x and 7.4x, respectively, and (iv) an average premium (price in excess of book value) on core deposits of 7.73%, 5.74% and 5.46%; a high of 28.85%, 24.54% and 15.40%, respectively; and a low of -10.63%, -6.1% and 0.00%, respectively. In comparison, assuming as of August 13, 1996, that the consideration to be paid in the Merger for each share of Sunrise Common Stock equals $4.00, Smith & Crowley determined that the consideration to be received by the holders of the Sunrise Common Stock in the Merger represented a percentage premium to market price ($2.50 per share on June 11, 1996) of 60.00%, a purchase price to fully-diluted book value at July 31, 1996, of 105%, and purchase price to LTM earnings that was not measurable because Sunrise Bancorp posted a loss of $0.34 per share during the twelve months ended June 30, 1996; a premium on core deposits as of June 30, 1996 of 1.08% to 1.96% depending upon whether the Bank's $39.7 million of homeowners' association deposits are included in or excluded from core deposit totals.

  DISCOUNTED PRESENT VALUE AND OTHER ANALYSES. Smith & Crowley was not able to perform a useful discounted present value analysis on Sunrise because management did not have earnings projections beyond year-end 1996, and 1996 projections anticipated a loss after exclusion of one-time or nonrecurring gains. Smith & Crowley also performed certain other analyses, including evaluation, based on Sunrise financial data, of the possible premiums and discounts attributable to certain assets, liabilities and off-balance sheet obligations and values of Sunrise that might add to or detract from the value of its net worth. Under these analyses, the consideration to be received was also deemed fair. Smith & Crowley also analyzed the ability to pay of FBA and its majority stockholder, First Banks, including their respective capital positions and performance in completing previous transactions in California and elsewhere in the United States.

  No other company or transaction used in the above analyses as a comparison is identical to Sunrise or the Merger. Accordingly, any analyses of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Sunrise and the Merger are being compared.

  The summary set forth above does not purport to be a complete description of the analyses performed by Smith & Crowley. The preparation of a fairness opinion necessarily is not susceptible to partial analyses or summary description. Smith & Crowley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of these analyses and factors would create an incomplete view of the process underlying the analyses. In addition, Smith & Crowley may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analyses described above should not be taken to be Smith & Crowley's view of the actual value of Sunrise or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

  In performing its analyses, Smith & Crowley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sunrise. The analyses performed by Smith & Crowley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Smith & Crowley's analyses of the consideration to be received by the Sunrise shareholders in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold or the prices at which any securities may trade at the present time or any time in the future.

  As described above, Smith & Crowley's written and verbal fairness opinion received by the Sunrise Board of Directors was among the many factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the Merger. Smith & Crowley has had no prior business relationships with either party to this proposed Merger.

EFFECTIVE TIME

  As soon as practicable on the Closing Date hereinafter defined, a Certificate of Merger shall be duly prepared, executed, acknowledged and filed by the parties in accordance with Nevada corporate law with the Nevada Secretary of State. The Closing will take place at 10:00 a.m. on either (i) one of the last five business days of the month or (ii) the first business day of the month following the month, in each case, during which each of the conditions required by the Merger Agreement is satisfied or waived by the appropriate party, unless another time, date or place is agreed to in writing by Sunrise and FBA (the "Closing Date"). Assuming the timely receipt of all regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions in the Merger Agreement, it is currently anticipated that the Merger will be consummated in the fourth quarter of 1996. Either Sunrise or FBA may terminate the Merger Agreement if the Merger is not consummated by February 28, 1997 or for certain other reasons specified in the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The directors and executive officers of Sunrise together with their affiliates, beneficially owned a total of 688,515 shares of Sunrise Common Stock, including 53,148 shares subject to options and warrants, representing 15.95% of all outstanding shares of Sunrise Common Stock as of August 23, 1996. As discussed below, the executive officers may surrender their options which have exercise prices of less than $4.00 per share and warrants prior to the Effective Time and receive an amount equal to $4.00 per share minus the per share exercise price of the surrendered options and up to $.50 per warrant for warrants voluntarily surrendered for redemption to Sunrise. The directors and executive officers will receive the same consideration for their shares, options and warrants as the other shareholders, optionholders or warrantholders of Sunrise. Certain members of Sunrise's management and the Board of Directors have certain interests in the Merger as described below that are in addition to their interest as shareholders of Sunrise generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  EMPLOYMENT AND SEVERANCE AGREEMENTS. Harold G. Giomi, President and Chief Executive Officer of Sunrise and the Bank, has an employment agreement with Sunrise and the Bank which provides that if Mr. Giomi's employment with Sunrise or the Bank is terminated without cause he will be entitled to receive severance compensation equal to six months' salary. Sarah A. Thompson, Senior Vice President and Chief Financial Officer of Sunrise and the Bank, is also entitled to severance compensation equal to six months' salary if her employment with Sunrise or the Bank is terminated without cause.

  DIRECTORS' AND OFFICERS' INDEMNIFICATION. For a period of six years following the Effective Time, FBA shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees or agents of Sunrise and the Bank (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities for acts or omissions occurring on or prior to the Effective Time to the full extent permitted by the applicable corporate law and the respective articles of incorporation or bylaws of Sunrise or the Bank as in effect on the date of the Merger Agreement. FBA has also agreed, subject to certain conditions, to cause the Surviving Corporation to purchase and maintain in effect for a period of three years from the Effective Time Sunrise's current insurance and indemnification policy insuring the Indemnified Parties against such losses, expenses, claims, damages or liabilities.

  STOCK OPTION PLANS; WARRANTS. Under the Stock Option Plans, options to purchase 269,629 shares of Sunrise Common Stock have been issued to officers and key employees of Sunrise. Under the terms of the Stock Option Plans, all outstanding options will become fully vested and exercisable in connection with the Merger.

The Merger Agreement permits Sunrise to redeem outstanding options which have an exercise price of less than $4.00 per share by paying the optionees who surrender such options to Sunrise before the Effective Time an amount equal to $4.00 per share minus the per share option exercise price. Sunrise executive officers currently hold options to purchase an aggregate of 105,000 shares at exercise prices which range from $1.62 to $3.00 per share. If all of the executive officers surrender their options, such officers will receive, net of the option exercise price per share, a total of approximately $225,700. Sunrise Chairman McCarthy holds warrants to purchase 29,398 shares of Sunrise Common Stock at an adjusted exercise price of $4.54 per share. Under the Merger Agreement, Sunrise is permitted to redeem Mr. McCarthy's warrants and all other outstanding warrants for a purchase price of up to $.50 per warrant if the warrantholder voluntarily surrenders his or her warrants to Sunrise for redemption. If Mr. McCarthy tenders his warrants for redemption, he will receive up to $7,349.

EMPLOYEE MATTERS AND IMPACT ON EMPLOYEE BENEFIT PLANS

  FBA has no obligation to retain any employee or to refrain from reassigning any employee as FBA shall determine is necessary or appropriate. Employees of Sunrise who are retained after the Closing Date will be entitled to participate in the employee benefit, welfare and related plans and programs of FBA's subsidiaries, to the extent eligible or, if required by the applicable plan, selected for participation, and will receive past service credit for their employment with Sunrise or the Bank.

  The Stock Options Plans and all outstanding stock options will terminate at the Effective Time. All such options may be exercised in full regardless of any vesting schedule specified in the particular stock option agreement during a specified time period prior to the Effective Time. In lieu of receiving shares of Sunrise Common Stock upon exercise, an optionee may surrender his or her options which have an exercise price less than $4.00 per share prior to the Effective Time in exchange for an amount equal to the difference between $4.00 per share and the applicable per share exercise price of the shares subject to the option. In addition, it is intended that Sunrise's 401(k) plan will be merged into the 401(k) plan of either FBA or First Banks. Upon such merger, all participants in Sunrise's 401(k) plan will be deemed fully vested and all account balances will be automatically rolled over into the successor plan. There should be no tax consequences to the participants in Sunrise's 401(k) plan as a result of the rollover.

TREATMENT OF OUTSTANDING WARRANTS

  As of August 23, 1996, there were outstanding currently exercisable warrants to purchase an aggregate of 296,206 shares of Sunrise Common Stock at an exercise price of $4.54 per share. These warrants will expire on December 31, 1997. Under the Merger Agreement, Sunrise is permitted to redeem outstanding warrants for a purchase price of up to $.50 per warrant if the warrantholder voluntarily surrenders his or her warrants to Sunrise for redemption. Warrants which are not surrendered for redemption will remain outstanding until their expiration date, December 31, 1997. After the Effective Time such warrants will represent the right to receive $4.00 for each share subject to the warrant upon payment of the warrant exercise price of $4.54 per share.

CERTAIN PROXIES ON SUNRISE SHARES

  The following directors of Sunrise constituting the entire Board, pursuant to the requirements of the Merger Agreement, have granted to FBA irrevocable proxies permitting FBA to vote their respective Sunrise shares (and the Sunrise shares of their respective affiliates) in favor of the Merger at the
Meeting: William Eames, Donald Leary, Leon Lewis, Sean McCarthy, Anthony Pescetti, Ron Pitamber, Michael Randazzo, Paul Wagner and Doris Ward. Such proxies cover an aggregate of 635,367 shares or 14.90% of the outstanding shares of Sunrise Common Stock, excluding 29,398 shares subject to outstanding warrants held by Chairman McCarthy.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The receipt of cash for Sunrise Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes to shareholders receiving such cash (and may be a taxable transaction for state, local and foreign tax purposes as well). A holder of Sunrise Common Stock will recognize a gain or loss measured by the difference between such shareholder's tax basis for the Sunrise Common Stock owned by him or her at the Effective Time and the amount of cash received therefor. Such gain or loss will be a capital gain or loss if the stock is a capital asset in the hands of the shareholder. If the shares have been held for more than one year, the gain will be long term capital gain. If the shares have been held for less than one year, the gain will be short term capital gain.

  The cash payments due the holders of Sunrise Common Stock upon the exchange of such Sunrise Common Stock pursuant to the Merger (other than certain exempt persons or entities) will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 31% of the cash payments to holders of Sunrise Common Stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount so withheld. To avoid backup withholding, a holder of Sunrise Common Stock must provide the Exchange Agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service (the "IRS") that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number.

  No ruling has been or will be requested from the IRS as to any of the tax effects to Sunrise's shareholders of the transactions discussed in this Proxy Statement, and no opinion of counsel has been or will be rendered to Sunrise's shareholders with respect to any of the tax effects of the Merger to shareholders.

  THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. THEREFORE, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THOSE RELATING TO STATE, LOCAL AND/OR OTHER TAXES.

SURRENDER OF STOCK CERTIFICATES

  Promptly after the Effective Time of the Merger, the Exchange Agent will mail a form of transmittal letter and instructions concerning the surrender of stock certificates to each record holder of shares of Sunrise Common Stock outstanding at the Effective Time. The transmittal material will contain instructions with respect to the proper method of surrender of certificates formerly representing shares of Sunrise Common Stock in exchange for the Merger Consideration. SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES AT THIS TIME.

  Upon delivery to the Exchange Agent of certificates formerly representing shares of Sunrise Common Stock for cancellation, together with a properly completed transmittal letter, a Sunrise shareholder will receive a check from the Exchange Agent in payment of the Merger Consideration for the shares of Sunrise Common Stock represented by such surrendered certificates. Sunrise shareholders will not be entitled to receive interest on any cash to be received in the Merger.

GUARANTY OF FIRST BANKS, INC.

  FBA intends to borrow a portion of the Merger Consideration from First Banks. First Banks has delivered to Sunrise its guaranty for the benefit of Sunrise and its shareholders, to pay the Merger Consideration to the Sunrise shareholders if FBA should fail to do so. In addition, First Banks has agreed that if it appears unlikely that FBA will obtain regulatory approval, or if regulatory approval for FBA to obtain Sunrise is denied, First Banks will diligently seek the approval of the Federal Reserve Board for First Banks to acquire Sunrise. This would be accomplished by a transfer of the ownership of Sunlight from FBA to First Banks, and First Banks would then be responsible for paying the Merger Consideration.

REGULATORY APPROVALS

  The Merger is subject to the approvals of the Federal Reserve Board and the Superintendent. Federal Reserve Board approval is required under the Bank Holding Company Act (the "BHC Act") and the regulations thereunder. The BHC Act provides generally that the Federal Reserve Board may not approve any transaction that would result in a monopoly or that would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or the effect of which may be to substantially lessen competition or create a monopoly in any section of the country, or otherwise to be in restraint of trade. In reviewing any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the companies and banks involved and the convenience and needs of the communities to be served. The BHC Act provides generally that a transaction such as the Merger, once approved by the Federal Reserve Board, may not be consummated for fifteen days after approval. During that period the Justice Department may commence legal action challenging the transaction under the antitrust laws. The BHC Act also provides for publication of notice and the opportunity for administrative hearings relating to an application and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceeding.

  An application for approval of the Merger must also be submitted to the Superintendent of Banks. The California Financial Code provides that the Superintendent of Banks shall approve the application unless he finds that (a) the effect of the proposed acquisition of control would be to substantially lessen competition, (b) the financial condition of the acquirer is such as might jeopardize the financial stability of the acquired bank or prejudice the interests of the depositors, creditors or shareholders of the acquired bank or acquirer, or (c) the proposed acquisition is unfair, unjust or inequitable to the acquired bank or acquirer. The Superintendent of Banks may, in approving a proposal to acquire control of a state-chartered bank, impose such conditions as he deems reasonable or necessary or advisable in the public interest.

  Applications for approval of the Merger have been filed by FBA and First Banks with the Federal Reserve Board and the Superintendent of Banks and are pending. While there is no assurance that such applications will be approved or when they will be acted upon, FBA and First Banks anticipate that approvals will be forthcoming in time for the Merger to be completed during the fourth quarter of 1996.

REPRESENTATIONS AND WARRANTIES

  In the Merger Agreement, Sunrise and FBA have made certain representations and warranties to each other. Sunrise has represented and warranted, among other things, as to its organization and capitalization, its authority to enter into the Merger Agreement and to consummate the Merger; material compliance with all applicable laws; the accuracy of its financial statements, documents filed with the SEC, regulatory reports and public reports; the absence of material changes from its reported financial condition; the accuracy of information supplied to FBA; the absence of any prohibited activities; legal proceedings against it; title to its properties; its contractual rights and duties; its tax returns and taxes; employee matters and compliance with ERISA; certain environmental laws; its loan portfolio; its investment portfolio; and other matters relating to its business, assets, liabilities and operations. FBA has represented and warranted to Sunrise, among other things, as to its organization, its authority to enter into the Merger Agreement and to consummate the Merger; the accuracy and completeness of the information regarding its business operations which is contained in this Proxy Statement; the receipt of regulatory approvals prior to the Effective Time; the absence of material changes from its reported financial condition; the absence of any litigation or other circumstances that would impair the ability of FBA to perform its obligations under the Merger Agreement; and the availability of funds necessary to pay the Merger Consideration. Reference is made to the Merger Agreement attached as Appendix A to this Proxy Statement which contains all the representations that Sunrise and FBA have made to each other.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of Sunrise to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including: (i) approval of the Merger Agreement by Sunrise's shareholders holding at least a majority of the outstanding shares of Sunrise Common Stock; (ii) receipt of all required consents, approvals and waivers from third parties and governmental agencies; (iii) the accuracy and truthfulness of the representations and warranties of FBA; (iv) the absence of any order, decree or injunction which enjoins or prohibits the consummation of the Merger; and (v) the performance of all obligations of FBA under the Merger Agreement and the delivery of all documents by FBA required under the Merger Agreement to the reasonable satisfaction of Bancorp.

  The obligations of FBA and Sunlight are subject to the satisfaction or waiver of certain conditions, including: (i) the truthfulness in all material respects of the representations and warranties made by Sunrise; (ii) Sunrise shall have performed and complied in all material respects with its obligations under the Merger Agreement; (iii) the receipt of all required consents, approvals and waivers from governmental agencies; (iv) the absence of any order, decree or injunction which enjoins or prohibits the consummation of the Merger; (v) the delivery by Sunrise to FBA of certain environmental reports required by the Merger Agreement; (vi) Sunrise shareholder approval of the Merger Agreement; (vii) holders of no more than 20% of the Sunrise Common Stock shall have perfected the right to dissent from the Merger; and (viii) Sunrise's financial statements shall not be inaccurate in any material respect.

  Prior to the Effective Time, any condition of the Merger Agreement (to the extent allowed by law) may be waived by the party benefited by the provision.

TERMINATION; LIQUIDATED DAMAGES

  The Merger Agreement may be terminated at any time prior to the Closing Date, either before or after approval by Sunrise shareholders, as follows: (i) by the mutual consent of the parties; or (ii) by either FBA or Sunrise at any time if (a) the other party materially breaches any of its representations, warranties and agreements made under the Merger Agreement and the breach is not cured within 20 days after written notice has been provided to the breaching party, (b) the conditions to the obligations of a party are not satisfied or waived prior to the Closing Date and if the applicable 20 day cure period has lapsed, after written notice has been provided by such party to the other party; or (c) the Effective Time has not occurred prior to February 28, 1997.

  In addition, the Merger Agreement will be deemed to have terminated if regulatory approval of the Merger has not been obtained. FBA may also terminate the Merger Agreement (i) within ten days after FBA's receipt of the environmental report(s) required to be delivered by Sunrise to FBA which indicate that the cost of corrective or remedial action will be more than $400,000 or if such report(s) indicate that such costs cannot be reasonably estimated to be $400,000 or less, or (ii) Sunrise or the Bank become a party to or subject to any new or amended written agreement, memorandum, cease and desist order seeking or imposing civil money penalties or other written regulatory enforcement action or formal legal proceeding of any federal or state regulatory authority.

  If the conditions to consummation of the Merger have been satisfied, including the approval of the Merger Agreement by the shareholders of Sunrise, but Sunrise fails to consummate the Merger or Sunrise's Board of Directors fails to recommend to the shareholders the approval of the Merger Agreement, or Sunrise takes any action in breach of the Merger Agreement which prevents the consummation of the Merger, then Sunrise is required to pay to FBA the sum of $1,000,000 as liquidated damages. If the Sunrise shareholders fail to approve the Merger Agreement but the other conditions to consummation of the Merger have been satisfied, Sunrise will nevertheless be required to pay to FBA the sum of $1,000,000 as liquidated damages if another party acquires, merges or consolidates with Sunrise if such a transaction is announced before or within one year after termination of the Merger Agreement and is consummated within two years following such termination.

  If the conditions to consummation of the Merger Agreement have been satisfied, but FBA fails to consummate the Merger or takes any action in breach of the Merger Agreement which prevents the consummation of the Merger, FBA is required to pay to Sunrise the sum of $1,000,000 as liquidated damages.

BUSINESS PENDING CONSUMMATION

  Pursuant to terms of the Merger Agreement, Sunrise and the Bank are required to conduct their business only in the ordinary and usual course consistent with past practices. Furthermore, the Merger Agreement contains certain restrictions upon the conduct of Sunrise's and the Bank's business pending consummation of the Merger. In particular, the Merger Agreement provides that, neither Sunrise or the Bank will (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property;
(ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase common stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of common stock pursuant to the valid exercise of outstanding stock options and warrants to purchase Sunrise Common Stock);
(iii) directly or indirectly redeem, purchase or otherwise acquire any common stock or any other capital stock of Sunrise or the Bank; or (iv) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; (v) change its articles of incorporation or bylaws nor, subject to the fiduciary duties of the directors of Sunrise under the California Corporations Code, enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

  The Merger Agreement further provides that without the prior written consent of FBA which shall not be unreasonably withheld, neither Sunrise nor the Bank will: (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or employees, grant any stock options or, except as required by law, adopt or make any change in any employee benefit plan, agreement, payment or arrangement made to, for or with any such officers or employees; (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; (iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $200,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $400,000 (excluding for this purpose any accrued interest or overdrafts), (iv) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (v) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; (vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; (vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Sunrise or the Bank or any claims which Sunrise or the Bank may possess, or waive any material rights of substantial value; (viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Sunrise and the Bank; or (ix) foreclose upon or otherwise take title to or possession or control of any real property (other than single family, non-agricultural residential property of one acre or less) without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; or (x) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of Sunrise and the Bank, taken as a whole; or (xi) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of Sunrise or the Bank; or (xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $25,000; or (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

  The Merger Agreement also prohibits Sunrise from soliciting, encouraging or holding discussions or negotiations with or provide information to, any person or entity in connection with any proposal for the acquisition of all or any substantial portion of the business, assets, shares of Sunrise Common Stock or other securities or assets of Sunrise or the Bank, subject to the fiduciary duties of the directors of Sunrise under the California Corporations Code. Sunrise is also required to use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under the Merger Agreement and to effect the Merger in accordance with the terms and provisions thereof. The Merger Agreement requires Sunrise to furnish to FBA in a timely manner all information, data and documents requested by FBA as may be required to obtain any necessary regulatory or other approvals of the Merger. Under the Merger Agreement, Sunrise is required to deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of Sunrise prepared for its internal use, the report of condition and income of the Bank for each quarterly period completed prior to the Closing Date, and all other financial reports or statements submitted to regulatory authorities after June 24, 1996. Sunrise is also required to provide to FBA each month beginning in June, 1996 a copy of the internal review and analysis of its reserve for possible loan and lease losses and the appropriate amount to be included in its provision for loan and lease losses, and Sunrise will consider in good faith FBA's reasonable analysis of the reserve and provision and any reasonable suggestions made by FBA with respect to the appropriate level of the provision to be made each month.

  The Merger Agreement also requires Sunrise to deliver to FBA a report of phase one environmental investigation on all real property owned, leased or operated by Sunrise or the Bank as of June 24, 1996, and within 10 days after the acquisition or lease of any real property acquired or leased by Sunrise or the Bank after June 24, 1996, subject to certain limitations. If required by the phase one investigation in FBA's reasonable opinion, Sunrise is required to provide to FBA a report of a phase two investigation on properties requiring such additional study. The Merger Agreement provides that FBA will have 15 business days from the receipt of any such phase two investigation report to notify Sunrise of any objection to the contents of such report. If the costs of taking all remedial and corrective actions and measures required by applicable law or recommended or suggested by such report or reports, or prudent in light of serious life, health or safety concerns, in the aggregate, exceeds $400,000 as reasonably estimated by an environmental expert retained for such purpose by FBA and reasonably acceptable to Sunrise, or if the costs of such actions and measures cannot be so reasonably estimated to be $400,000 or less with a reasonable degree of certainty, then FBA will have the right pursuant to the Merger Agreement for a period of 10 business days following receipt of such estimate or indication that the costs of such actions and measures cannot be so reasonably estimated, to terminate the Merger Agreement. Sunrise submitted the required phase one environmental investigation reports to FBA on August 27, 1996.

DISSENTERS' RIGHTS

  Pursuant to Section 1300 of the California General Corporation Law ("CGCL"), any holder of Sunrise Common Stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair market value of his or her shares of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him or her in cash, provided that he or she complies with the provisions of Sections 1300 to 1304 of the CGCL and provided that demands for payment are filed with respect to five percent or more of the outstanding shares of Common Stock.

  The following is a brief summary of the statutory procedures to be followed by a holder of Common Stock in order to dissent from the Merger and perfect appraisal rights under the CGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 TO 1304 OF THE CGCL, THE TEXTS OF WHICH ARE ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT.

  If any holder of Common Stock elects to exercise his or her right to dissent from the Merger and demand appraisal, such shareholder must satisfy each of the following conditions:

    (i) such shareholder must deliver a written demand for appraisal of his or her shares to Sunrise not later than the date of the shareholders' meeting with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 1300);

    (ii) such shareholder must vote against the Merger in person or by proxy (the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement, will constitute a waiver of such shareholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

    (iii) such shareholder must, within 30 days of the mailing of a notice to shareholders of the approval of the Merger, submit the certificates for such dissenting shares to Sunrise to be stamped or endorsed with a statement that the shares are dissenting shares.

  If any shareholder fails to comply with any of these conditions and the Merger becomes effective, he or she will be entitled to receive the consideration provided in the Merger Agreement, but will have no appraisal rights with respect to his or her shares of Common Stock.

  All written demands for appraisal should be addressed to: Sarah A. Thompson, Senior Vice President and Chief Financial Officer, Sunrise Bancorp, 5 SierraGate Plaza, Roseville, California 95678, before the taking of the vote concerning the Merger at the Meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Sunrise of the identity of the shareholder and that such shareholder is thereby demanding appraisal of his or her shares.

  TO BE EFFECTIVE, A DEMAND FOR APPRAISAL MUST BE EXECUTED BY OR FOR THE SHAREHOLDER OF RECORD WHO HELD SUCH SHARES ON THE DATE OF MAKING SUCH DEMAND, AND WHO CONTINUOUSLY HOLDS SUCH SHARES THROUGH THE TIME THE CERTIFICATES FOR SUCH SHARES ARE SUBMITTED TO SUNRISE FOR ENDORSEMENT AS DISSENTING SHARES, FULLY AND CORRECTLY, AS SUCH SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL OWNER MUST, IN SUCH CASE, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

  If Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Common Stock as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock in the name of such record owner.

  If the Merger is approved by the shareholders, Sunrise or the Surviving Corporation will give written notice that the Merger has been approved within ten days after the Meeting to each shareholder who so filed a written demand for appraisal and voted against the Merger. Any shareholder entitled to appraisal rights must, in order to perfect its appraisal rights, within 30 days after the date of mailing of the notice, submit the certificates representing any shares which the shareholder demands that Sunrise purchase.

  If Sunrise or the Surviving Corporation and a dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgment from the date of the agreement. Subject to applicable legal limits on distributions to shareholders, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to surrender of the certificates therefor.

  If Sunrise or the Surviving Corporation denies that the shares are dissenting shares, or Sunrise or the Surviving Corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares may, within six months after the date on which notice of the approval by the outstanding shares was mailed to the shareholder, but not thereafter, file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares, or both, or may intervene in any action pending on such a complaint.

  Inasmuch as Sunrise or the Surviving Corporation has no obligation to file such a petition, the failure of a shareholder to do so within the period specified could nullify such shareholder's previous written demand for appraisal. In any event, at any time with the written consent of Sunrise or the Surviving Corporation any shareholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the Merger Consideration.

  After determination of the shareholders entitled to an appraisal, the superior court will appraise (or commission the appraisal of) the shares of Common Stock, determining their fair market value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the court will direct the payment by Sunrise or the Surviving Corporation of such value, with interest thereon at the legal rate from the date judgment is entered, to the shareholders entitled to receive the same, upon surrender to Sunrise or the Surviving Corporation by such shareholders of the certificates representing such Common Stock. In determining the fair market value, the superior court will take into account all factors the court considers relevant.

  Section 1300 provides that fair market value is to be determined as of the day before the first announcement of the proposed Merger and is to exclude "any appreciation or depreciation in consequence of the proposed action." Shareholders considering seeking appraisal should bear in mind that the fair market value of their shares of Common Stock determined under Section 1300 could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of Common Stock, and that an opinion of an investment banking firm as to the fairness is not an opinion as to fair market value under
Section 1300.

  Costs of the appraisal proceeding may be assessed against the parties thereto (i.e., Sunrise or the Surviving Corporation and the shareholders participating in the appraisal proceeding) by the court as the court deems equitable in the circumstances, but if the appraisal exceeds the Merger Consideration, Sunrise or the Surviving Corporation shall pay the costs, including at the discretion of the court, attorneys and witness fees and interest if the value of the award exceeds such amount by more than 25%. However, if no petition for appraisal is filed within six months of the date the notice of approval of the Merger was mailed to dissenting shareholders or if such shareholder delivers a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger Consideration with the written approval of Sunrise or the Surviving Corporation, then the right of such shareholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the superior court will be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the court deems just.

  FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE SHAREHOLDER TO LOSE HIS OR HER RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

EXPENSES

  The Merger Agreement provides that FBA and Sunrise will each pay their own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

ACCOUNTING TREATMENT

  The Merger, if completed as proposed, will be recorded as a purchase in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Sunrise will be recorded on the books of the acquirer at their respective fair values at the time of consummation of the Merger.

              MARKET PRICES AND DIVIDENDS OF SUNRISE COMMON STOCK

  Sunrise Common Stock is quoted on the Nasdaq National Market ("NNM") under the symbol "SRBC." The table below sets forth, or each quarter during the last two fiscal years ended December 31, 1995 and subsequent interim periods, the high and low closing prices of Common Stock as reported on the NNM.

                                                   COMMON
                                                    STOCK
                                                 -----------
                                                 HIGH   LOW
                                                 ----- -----
      FISCAL 1994
        First Quarter                            $3.75 $3.25
        Second Quarter                            3.38  2.50
        Third Quarter                             2.78  2.00
        Fourth Quarter                            2.25  1.50
      FISCAL 1995
        First Quarter                             2.00  1.50
        Second Quarter                            2.88  1.63
        Third Quarter                             3.63  2.50
        Fourth Quarter                            3.00  2.25
      FISCAL 1996
        First Quarter                             3.25  2.50
        Second Quarter                            5.00  2.50
        Third Quarter (through August 23, 1996)   3.88  3.50

  The closing price per share for the Common Stock as reported on the NNM on June 21, 1996, the last full trading day prior to the public announcement of the proposed Merger, was $2.87. On August 23, 1996, which is the most recent date for which it was practicable to obtain market data prior to the printing of the Proxy Statement, the closing price per share of Common Stock was $3.75. Holders of Common Stock are urged to obtain current market quotations. On August 23, 1996, there were approximately 1,000 shareholders of record of the Common Stock. Sunrise has not paid any cash dividends on its Common Stock since 1984.

                INFORMATION REGARDING FIRST BANKS AMERICA, INC.
                             AND FIRST BANKS, INC.

  Both FBA and First Banks are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission").

  FBA, a Delaware corporation, is a bank holding company registered with and subject to the supervision of the Board of Governors of the Federal Reserve System, with assets at June 30, 1996, of approximately $288,000,000. Through its wholly owned subsidiary, BankTEXAS N.A., headquartered in Houston, Texas, FBA offers a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial, financial, agricultural, real estate construction and development, residential real estate and consumer and installment loans. Other financial services include credit-related insurance, automatic teller machines, and safe deposit boxes. BankTEXAS N.A. is a national banking association regulated by the Comptroller of the Currency. FBA does not engage in any business activities other than ownership of BankTEXAS N.A.

  First Banks, is a multi-bank holding company registered with and subject to the supervision of the Board of Governors of the Federal Reserve System, with assets at June 30, 1996, of approximately $3,500,000,000. First Banks is a Missouri corporation with principal executive offices located at 135 North Meramac, Clayton, Missouri, 63105. As of June 30, 1996, it owned approximately 66% of the outstanding voting stock of FBA. Through its bank subsidiaries, First Banks offers a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, interest checking and other demand deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial, financial, agricultural, municipal and industrial development, real estate construction and development, residential real estate and consumer and installment loans. Other financial services include mortgage banking, discount brokerage, credit-related insurance, automatic teller machines, safe deposit boxes, and trust services offered by certain of First Banks' subsidiary banks.

                     PROPOSAL NO. 2--ELECTION OF DIRECTORS

  The Bylaws of Sunrise provide a procedure for shareholder nomination for election of members of the Board of Directors, which is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance with this procedure may be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election may disregard all votes cast for such nominee(s).

  The authorized number of directors to be elected at the Meeting is nine (9). On February 20, 1996, the Board of Directors approved a resolution increasing the authorized number of directors from eight to nine, and appointed William Eames as a director to fill the resulting vacancy, subject to regulatory authority. On February 20, 1996, final regulatory authority for Mr. Eames to serve as a director was received.

  Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. However, if the Merger Agreement is approved, the directors' term of office will end upon the Effective Time after which Sunrise will cease to exist. Each nominee named below has consented to be named as a nominee and to serve as a director if elected. All nominees are incumbent directors. If any nominee should unexpectedly be unable to act as a director for any reason, the proxies may be voted for a substitute nominee designated by the Board.

  The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted of them shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as a director. All proxies will be voted "FOR" the election of the following nine nominees recommended by the Board unless authority to vote for one or more nominees has been withheld. Shareholders may withhold authority from the proxyholders to vote for the entire slate as nominated, or by writing the name of an individual nominee in the space provided in the proxy card, withhold authority to vote for any individual nominees. Instructions on the proxy card to withhold authority to vote for one or more of the nominees will result in such nominee(s) receiving fewer votes. For a description of cumulative voting procedures applicable in the election of directors, see "Solicitation, Voting and Revocability of Proxies."

DIRECTORS AND EXECUTIVE OFFICERS

  The following information regarding the persons nominated to serve as directors of Sunrise has been furnished by the respective named individuals. Except for the Bank, none of the corporations or organizations discussed below is an affiliate of Sunrise. All of the directors of Sunrise are also directors of the Bank. The Board of Directors recommends a vote "FOR" each of the nominees listed below.

  WILLIAM EAMES was employed by Bill's Drugs, a chain of drug stores in Northern California, as Chairman, President and Chief Executive Officer from 1963 to 1986, and as Chairman and Chief Executive Officer from 1987 to 1993. Since 1993, he has been Chairman of William M. Eames & Associates, providing management consulting services to retail businesses. He has been a director of the Rod McLellan Company from 1991 to present. He was a member of the Contra Costa Grand Jury from 1995 until July 1, 1996. He is the Chairman of the Tri Valley Junior Achievement, and he is a member of Lafayette Rotary.

  DONALD LEARY has been Assistant to the President of Progressive Circuit Products, Inc., a manufacturer of circuit boards for the electronics industry, since 1985. From 1983 to 1985, he was a consultant for McClellan Air Force Base where he trained personnel and developed policies and procedures for printed circuit operation. From 1978 to 1983, he was Vice President of Operations for Progressive Circuit Products, Inc.

  LEON LEWIS has been the Secretary-Treasurer of Bestway Investments, Ltd., a financial management firm, since 1991, and he has owned Bestway Travel since 1977. He started an insurance agency in 1964 which is now known as Albano, Dale, Dunn & Lewis Insurance Services, Inc. In 1993, Mr. Lewis retired from active management of Albano, Dale, Dunn & Lewis.

  SEAN MCCARTHY, ESQ., Chairman of the Board of the Company and the Bank, is a partner in the law firm of Washburn, Briscoe & McCarthy. His legal practice focuses on legislative and regulatory matters, major civil litigation pertaining to wetlands, and the formation and licensing of underwritten title companies. Prior to joining the law firm in 1985, he served as Executive Vice President and Counsel for the California Land Title Association in Sacramento.

  ANTHONY PESCETTI has served on the Board of the Sacramento Municipal Utilities District ("SMUD") since January 1993. In 1995, he served a one-year term in the additional capacity of President of SMUD. Since January 1994, he has been a principal of the Joan Milke Flores Group, a corporate consulting firm specializing in local and state government relations as well as community relations. From 1987 to 1994 he was the Chief of Staff at the Division of the State Architect, a Governor's Appointee office.

  RON PITAMBER is the owner and operator of the Heritage Inn in Roseville and other hotels. He has been associated with the hotel industry for the past seventeen years.

  MICHAEL "RANDY" RANDAZZO, M.D., is a retired physician. From 1982 to 1989, he was the Medical Director and Administrator of the San Juan Surgery Center.

  PAUL WAGNER was the President of Richardson-Wagner Corporation, a retail clothing chain, from 1972 through 1992. He currently acts as a consultant to Richardson-Wagner Corporation, which is managed by Mr. Wagner's sons.

  DORIS WARD was an owner of W.F. Ward's Furnishings, a retail furniture business, from 1980 until her retirement in 1994. Ms. Ward has been Secretary-Treasurer of Melvin J. Ward, Inc., a general contracting firm, since 1969.

  No director or nominee for director of the Company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

  The following information regarding the executive officers of Sunrise and/or the Bank has been furnished by the respective named individuals.

  HAROLD G. GIOMI has been President and Chief Executive Officer of the Bank since November of 1994, and he was appointed to the additional positions of President and Chief Executive Officer of Sunrise effective April of 1995. Prior to joining the Bank, he was the Chief Credit Officer of Pacific Valley National Bank in Modesto. He has over 27 years of experience in banking, including positions of CEO, President, Senior Vice President, Senior Credit Administrator, and other positions in banking. He is a graduate of the Senior Management Program at Lloyd's Bank Staff College of London, and holds a degree in business administration and agricultural business management from California State Polytechnic University in San Luis Obispo.

  SARAH A. THOMPSON has been Senior Vice President, Chief Financial Officer and Secretary of Sunrise and the Bank since March of 1995. Ms. Thompson worked at Pacific Valley National Bank for over 13 years, where she was promoted from Assistant Cashier to Controller and then Chief Financial Officer.

  No director or executive officer of Sunrise or the Bank has any family relationship with any other director or executive officer of Sunrise or the Bank.

COMMITTEES OF THE BOARD OF DIRECTORS, MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

  Sunrise has standing audit, nominating, and compensation committees of the Board of Directors. The members of the Audit Committee during 1995 were Donald Leary (Chairman), Leon Lewis, Michael Randy Randazzo, M.D., and Doris Ward. The Audit Committee reviews both internal audit controls and regulatory audit reports and meets with Sunrise's independent accountants concerning audit procedures and controls.

  The members of the Nominating Committee during 1995 were Donald Leary and Sean McCarthy. The Nominating Committee recommends to the Board of Directors candidates to be nominated for election as directors at each Annual Meeting of Shareholders and candidates to fill interim vacancies on the Board of Directors.

  The members of the Compensation Committee during 1995 were Paul Wagner (Chairman), Donald Leary, and Ron Pitamber. The Compensation Committee reviews compensation policies and makes recommendations regarding compensation to the Board of Directors. The Compensation Committee also acts as the Stock Option Committee which administers the Stock Option Plans.

  During 1995, the full Board of Directors met twenty three times, the Audit Committee met eleven times, the Nominating Committee did not meet (as the full Board performed the functions of the Nominating Committee), and the Compensation Committee met three times. Each director who was a member of the Board of Directors during 1995 attended at least 75% of the aggregate of the total number of regularly scheduled and special meetings of the Board and the total number of meetings of the committee(s) on which he or she served.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth for the last three fiscal years ended December 31, 1993, 1994, and 1995, the compensation paid for services rendered to the Company and the Bank to Harold G. Giomi, who has been President and Chief Executive Officer of the Bank since November 1, 1994, and President and Chief Executive Officer of the Company since April 7, 1995. Mr. Giomi is the only executive officer at December 31, 1995, whose salary and bonus in 1995 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

=================================================================================================
                    ANNUAL COMPENSATION                    LONG TERM COMPENSATION AWARDS
- -------------------------------------------------------------------------------------------------
           NAME AND
          PRINCIPAL                                        SECURITIES UNDERLYING       ALL OTHER
           POSITION               YEAR        SALARY(1)       OPTIONS/SARS(#)        COMPENSATION
- -------------------------------------------------------------------------------------------------
                                  1995         $149,164              0                  $3,313(2)

   Hal Giomi, President and       1994         $ 23,750(3)         80,000               $    0
   Chief Executive Officer
   of Sunrise and the Bank        1993            NA                 NA                   NA
=================================================================================================

(1) Amounts shown include cash and non-cash compensation earned and received and amounts earned but deferred at the election under Sunrise's 401(k) Plan.

(2)In 1995, Sunrise matched deferrals to the 401(k) Plan on behalf of Mr. Giomi in the amount of $3,313.

(3) Mr. Giomi commenced employment as President and Chief Executive Officer of Sunrise Bank of California on November 1, 1994, and assumed the same positions for Sunrise Bancorp on April 7, 1995. The amount shown in the table for 1994 represents two months' salary. Mr. Giomi's 1996 salary in all capacities is $152,496.

  The following table sets forth information concerning the aggregate value of all unexercised options held by Mr. Giomi, the only officer listed in the Summary Compensation Table as of December 31, 1995. Sunrise has never granted stock appreciation rights to its directors or executive officers. No stock options were granted to nor exercised by any executive officer named in the Summary Compensation Table during 1995. In connection with the Merger, all options will become fully vested and exercisable.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

=====================================================================================
                     NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                    UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                    OPTIONS/SARS AT FISCAL                        FISCAL
     NAME                YEAR END (#)                          YEAR END ($)
- --------------------------------------------------------------------------------------
                 EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- --------------------------------------------------------------------------------------
   Hal Giomi       20,000             60,000             $17,400            $52,200
======================================================================================

  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. Harold G. Giomi was appointed President and Chief Executive Officer of the Bank in November of 1994, and to the additional positions of President and Chief Executive Officer of Sunrise effective April of 1995. In October of 1995, Sunrise and the Bank entered into an agreement with Mr. Giomi providing for his continued employment as the President and Chief Executive Officer of Sunrise and the Bank (the "Agreement"). The commencement of the Agreement was retroactive to November 1, 1994, and continued until February 28, 1995; and on February 28, 1995, it was continued until February 28, 1996; thereafter, the Agreement is deemed extended for an additional year, unless notice of nonrenewal is provided by Sunrise prior to February 28. The Agreement provided for base salary in the amount of $11,875 per month until May 1, 1995, when Mr. Giomi's salary was increased to $12,708 per month. The issue of salary level and/or salary increases is subject to negotiation during February of each year. The Agreement provides for an automobile allowance for Mr. Giomi of $625 per month. The Agreement also provides for Mr. Giomi's participation in employee benefit programs sponsored by Sunrise, and severance pay in the event of termination of Mr. Giomi's employment contract without cause equal to six months' salary at Mr. Giomi's rate of annual base salary in effect immediately preceding such termination, among other provisions. See "Proposal No. 1--The Merger--Interest of Certain Persons in the Merger."

  The Stock Option Plans provide that outstanding options will become fully exercisable on a Change in Control which is defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or in response to any other form to the Securities and Exchange Commission or any stock exchange on which the Sunrise's shares are listed which requires the reporting of a change in control. A Change in Control is deemed to have occurred if (i) any "person" (as defined in the Exchange Act) is or becomes the beneficial owner of any securities of Sunrise representing 20% or more of the voting power of Sunrise's then outstanding voting securities; or (ii) in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of Sunrise cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Sunrise's shareholders, of each new director is approved by a vote of at least three quarters of the directors then in office or who were directors at the beginning of the period; or (iii) a majority of the Board of Directors of Sunrise in office prior to the happening of any event determines in its sole discretion that as a result of such event there has been a Change in Control.

  As the Merger will result in a Change in Control, all outstanding stock options will become vested in full and may be exercised before the Effective Time. The Merger Agreement permits Sunrise to redeem outstanding options which have an exercise price less than $4.00 per share by paying to the optionees of such options an amount equal to $4.00 per share minus the per share option exercise price of the shares subject to the option upon surrender of such options to Sunrise before the Effective Time. At the Effective Time, all outstanding options which have not been exercised or redeemed will terminate and the optionees shall have no further rights in respect of the terminated options. See "Proposal No. 1--The Merger."

  COMPENSATION OF DIRECTORS. All directors of Sunrise are also directors of the Bank. During 1995, directors were entitled to receive $650 for attendance at each regular meeting and $350 for each special meeting of the Board of Directors of Sunrise and the Bank. Directors who serve on committees of the Board also were entitled to receive payments of $150 for each committee meeting which they attended. The total amount of fees paid to or deferred by all directors of Sunrise and the Bank during 1995 was $111,800.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires Sunrise's directors, its executive officers, and any persons holding more than ten percent of Sunrise Common Stock, to file reports with the Securities and Exchange Commission disclosing their initial beneficial ownership of Sunrise Common Stock and any subsequent changes in their beneficial ownership and to send copies of these reports to Sunrise. To Sunrise's knowledge, which is based upon a review of the copies of the reports and written representations of its directors and executive officers that such reporting requirements have been complied with, all of these filing requirements were satisfied in the fiscal year ended December 31, 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Sunrise paid $112,699 in premiums during 1995 for the purchase of fidelity, liability and workers compensation insurance coverage from Albano, Dale, Dunn & Lewis Insurance Services, Inc. Although Director Leon Lewis retired from active management of Albano, Dale, Dunn & Lewis Insurance Services, Inc. in 1993, his son is an officer of the company. There were no other material transactions since January 1, 1995, nor are there any currently proposed transactions, to which Sunrise or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, nominee as a director, 5% shareholder, or member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest. Some of the directors and executive officers of Sunrise and members of their immediate families and the companies with which they have been associated have been customers of and have had banking transactions with the Bank in the ordinary course of business since January 1, 1995. Loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                             AVAILABLE INFORMATION

  Sunrise is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilitates of the Commission at Room 1024, 450 Fifth Street, NW, Judiciary Plaza, Washington, DC 20549, and the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC, 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Sunrise with the Commission are incorporated into this Proxy Statement by reference:

    1. Sunrise's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to the Exchange Act;

    2. Sunrise's Quarterly Reports on Form 10-Q of the quarters ended March 31, 1996 and June 30, 1996, filed pursuant to the Exchange Act;

    3. Sunrise's Current Reports on Form 8-K dated April 15, 1996 and June 24, 1996, filed pursuant to the Exchange Act; and

    4. Portions of Sunrise's Annual Report to Shareholders for the fiscal year ended December 31, 1995 (only page 4 (Selected Consolidated Financial
  Data), pages 5 through 14 (Management's Discussion and Analysis of Financial Condition and Results of Operations), page 31 (Market for Registrant's Common Stock and Related Shareholders Matters and Selected Quarterly Financial Data). Portions of the Annual Report to Shareholders which are not incorporated by reference are the front and back covers, the information on pages 1 and 2, the President's Message on page 3, the financial statements, notes thereto and independent auditor's report (which appear in Sunrise's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated herein by reference) on pages 15-30, and the information on page 32.

  All documents or reports subsequently filed by Sunrise pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

  Sunrise's Quarterly Report on Form 10-Q for the period ended June 30, 1996 and Annual Report to Shareholders for the year ended December 31, 1995 are attached to this Proxy Statement as Appendices E and F, respectively.

  Sunrise will provide without charge to any person to whom this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to the Assistant Secretary of Sunrise Bancorp, 5 SierraGate Plaza, Roseville, California 95678 (telephone (916) 783-2800).



                             INDEPENDENT AUDITORS

  Deloitte & Touche LLP serves as Sunrise's independent auditors. A representative of Deloitte & Touche LLP will be at the Meeting to answer questions by shareholders and will have the opportunity to make a statement if he or she desires.

  The consolidated financial statements of Sunrise Bancorp and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 that are incorporated by reference in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated February 9, 1996.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for inclusion in the proxy statement and form of proxy for Sunrise's 1997 Annual Meeting of Shareholders must be submitted a reasonable time before the 1997 annual meeting. All proposals should be submitted by certified mail, return receipt requested, to the Secretary, Sunrise Bancorp, 5 SierraGate Plaza, Roseville, California 95678. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. However, if the Merger is consummated as contemplated by the Merger Agreement, Sunrise will no longer exist as a separate legal entity and there will be no 1997 Annual Meeting of Shareholders.

                                 OTHER MATTERS

  The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with the direction of a majority of the Board of Directors.

  The cost of solicitation of proxies will be borne by Sunrise. Sunrise will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Sunrise Common Stock. Sunrise has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to beneficial holders of Sunrise Common Stock for a fee of $3,500 plus expenses. In addition to solicitation by mail, directors, officers and regular employees of Sunrise and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                                                      Appendix A


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                                SUNRISE BANCORP,
                           a California corporation,



                           FIRST BANKS AMERICA, INC.,
                             a Delaware corporation

                                      and


                            SUNLIGHT HOLDINGS, INC.,
                              a Nevada corporation



                                August 15, 1996

                               TABLE OF CONTENTS

ARTICLE ONE - TERMS OF THE MERGER & CLOSING

     Section 1.01.  The Merger..............................................  1
     Section 1.02.  Effect of the Merger....................................  1
     Section 1.03.  Conversion of Shares....................................  1
     Section 1.04.  The Closing.............................................  2
     Section 1.05.  Closing Date............................................  2
     Section 1.06.  Actions At Closing......................................  2
     Section 1.07.  Exchange Procedures; Surrender of Certificates..........  3

ARTICLE TWO - REPRESENTATIONS OF BANCORP

     Section 2.01.  Organization and Capital Stock..........................  4
     Section 2.02.  Authorization; No Defaults..............................  5
     Section 2.03.  Subsidiaries............................................  5
     Section 2.04.  Financial Information...................................  6
     Section 2.05.  Absence of Changes......................................  6
     Section 2.06.  Regulatory Enforcement Matters..........................  7
     Section 2.07.  Tax Matters.............................................  7
     Section 2.08.  Litigation..............................................  7
     Section 2.09.  Properties, Contracts, Employee Benefit Plans and Other
                    Agreements..............................................  7
     Section 2.10.  Reports.................................................  8
     Section 2.11.  Investment Portfolio....................................  9
     Section 2.12.  Loan Portfolio..........................................  9
     Section 2.13.  Employee Matters and ERISA..............................  9
     Section 2.14.  Title to Properties; Insurance.......................... 11
     Section 2.15.  Environmental Matters................................... 11
     Section 2.16.  Compliance with Law..................................... 12
     Section 2.17.  Brokerage............................................... 12
     Section 2.18.  No Undisclosed Liabilities.............................. 12
     Section 2.19.  Statements True and Correct............................. 12
     Section 2.20.  Commitments and Contracts............................... 13
     Section 2.21.  Material Interest of Certain Persons.................... 13
     Section 2.22.  Conduct to Date......................................... 14
     Section 2.23.  Irrevocable Proxies..................................... 14
     Section 2.24.  Disclosures in Disclosure Schedule...................... 14

ARTICLE THREE - REPRESENTATIONS OF FBA

     Section 3.01.  Organization...........................................  15
     Section 3.02.  Authorization..........................................  15
     Section 3.03.  Absence of Changes.....................................  15
     Section 3.04.  Litigation.............................................  15
     Section 3.05.  Statements True and Correct............................  15
     Section 3.06.  Availability of Cash Consideration.....................  16

ARTICLE FOUR - AGREEMENTS OF BANCORP

     Section 4.01.  Business in Ordinary Course............................  16
     Section 4.02.  Breaches...............................................  19
     Section 4.03.  Submission to Shareholders.............................  19
     Section 4.04.  Consummation of Agreement..............................  19
     Section 4.05.  Environmental Reports..................................  19
     Section 4.06.  Access to Information..................................  20
     Section 4.07.  Consents to Contracts and Leases.......................  20
     Section 4.08.  Subsequent Financial Statements........................  21
     Section 4.09.  Reserve and Provisions for Loan Losses.................  21

ARTICLE FIVE - AGREEMENTS OF FBA

     Section 5.01.  Regulatory Approvals...................................  21
     Section 5.02.  Breaches...............................................  21
     Section 5.03.  Consummation of Agreement..............................  21
     Section 5.04.  Indemnification and Insurance..........................  22
     Section 5.05.  Employee Benefits......................................  22
     Section 5.06.  Payment for Stock Options and Warrants.................  23
     Section 5.07.  Access to Information..................................  23
     Section 5.08.  Proxy Statement........................................  23

ARTICLE SIX - CONDITIONS PRECEDENT TO MERGER

     Section 6.01.  Conditions to Obligations of FBA and Holdings..........  24
     Section 6.02.  Conditions to Bancorp's Obligations....................  25

ARTICLE SEVEN - TERMINATION OR ABANDONMENT

     Section 7.01.  Mutual Agreement............................................  26
     Section 7.02.  Breach of Agreements........................................  26
     Section 7.03.  Failure of Conditions.......................................  26
     Section 7.04.  Approval Denial.............................................  26
     Section 7.05.  Environmental Reports.......................................  26
     Section 7.06.  Regulatory Enforcement Matters..............................  26
     Section 7.07.  Automatic Termination.......................................  27

ARTICLE EIGHT - LIABILITY ON TERMINATION

     Section 8.01.  Liquidated Damages..........................................  27
     Section 8.02.  Liability on Termination....................................  28

ARTICLE NINE - GENERAL

     Section 9.01.  Confidential Information....................................  28
     Section 9.02.  Publicity...................................................  28
     Section 9.03.  Return of Documents.........................................  28
     Section 9.04.  Notices.....................................................  28
     Section 9.05.  Nonsurvival of Representations, Warranties and Agreements...  29
     Section 9.06.  Costs and Expenses..........................................  30
     Section 9.07.  Entire Agreement............................................  30
     Section 9.08.  Headings and Captions.......................................  30
     Section 9.09.  Waiver, Amendment or Modification...........................  30
     Section 9.10.  Rules of Construction.......................................  30
     Section 9.11.  Counterparts                                                  30
     Section 9.12.  Successors and Assigns......................................  30
     Section 9.13.  Governing Law; Assignment...................................  30

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     This is an AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") made August 15, 1996, by and among SUNRISE BANCORP, a California corporation ("Bancorp"), FIRST BANKS AMERICA, INC., a Delaware corporation ("FBA") and SUNLIGHT HOLDINGS, INC., a Nevada corporation ("Holdings").

     On June 24, 1996, Bancorp and FBA entered into an Agreement and Plan of Merger (the "Original Agreement") providing for the acquisition of Bancorp by FBA pursuant to a merger between Bancorp and a subsidiary of FBA, subject to the terms and conditions set forth therein. The Original Agreement provided, inter alia, that FBA had the option of designating a corporate affiliate other than a subsidiary of FBA to be the corporation with which Bancorp would merge. FBA has organized a subsidiary, Holdings, for the purpose of merging with Bancorp, and Bancorp, FBA and Holdings desire to amend and restate the Original Agreement in order to provide specifically for Holdings's role in the Merger (as defined herein). It is therefore agreed that the Original Agreement is amended and restated to read as set forth in this Agreement; provided, however, that the parties agree and acknowledge that the provisions of Articles Two and Three hereof are identical to the corresponding articles of the Original Agreement and that the representations and warranties set forth in such Articles are made as of June 24, 1996.

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:


                                  ARTICLE ONE

                         TERMS OF THE MERGER & CLOSING

     Section 1.01.  The Merger.  Pursuant to the terms and provisions of this
     ------------   ----------
Agreement and the applicable corporation laws governing the merger of Bancorp with Holdings ("Corporate Laws"), Bancorp shall merge with Holdings in a transaction in which Holdings will be the surviving corporation (the "Merger").

     Section 1.02.  Effect of the Merger.  The Merger shall have all of the
     ------------   --------------------
effects provided by the Corporate Laws and this Agreement, and the separate corporate existence of Bancorp shall cease on consummation of the Merger and be combined in Holdings.

     Section 1.03.  Conversion of Shares.
     ------------   --------------------

     (a) At the Effective Time (as defined in Section 1.05 below), each share of common stock, no par value, of Bancorp ("Bancorp Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash from FBA in the amount of Four Dollars (the "Merger
Consideration").

     (b) At the Effective Time, all of the shares of Bancorp Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bancorp Common (the "Certificate") shall cease to have any rights with respect to such shares, except the right of the holder to receive, without interest, the Merger Consideration upon the surrender of the Certificate in accordance with Section 1.07(b) hereof.

     (c) At the Effective Time, each share of Bancorp Common, if any, held in the treasury of Bancorp or by any direct or indirect subsidiary of Bancorp (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

     (d) If holders of Bancorp Common are entitled to dissent from the Agreement and Merger and demand payment of the fair market value of their shares under applicable Corporate Law, issued and outstanding shares of Bancorp held by a dissenting holder shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due pursuant to applicable Corporate Law; provided, however, that each share of Bancorp Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall have only such rights as are provided under applicable Corporate Law.

     Section 1.04.  The Closing.  The closing of the Merger (the "Closing")
     ------------   -----------
shall take place at the location mutually agreeable to the parties hereto at 10:00 A.M. local time on the Closing Date described in Section 1.05 of this Agreement.

     Section 1.05.  Closing Date.  At FBA's election, the Closing shall take
     ------------   ------------
place on either (i) one of the last five (5) business days of the month, or (ii) the first business day of the month following the month, in each case, during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party or on such other date as Bancorp and FBA may agree (the "Closing Date"). The Merger shall take effect upon the filing of articles of merger with the Secretary of State of the State of Nevada (the "Effective Time"). The parties shall use their best efforts to cause such filing to occur on the Closing Date.

     Section 1.06.  Actions At Closing.
     ------------   ------------------

     (a) At the Closing, Bancorp shall deliver to FBA:

          (i) a certified copy of the Articles of Incorporation and Bylaws of Bancorp and each of its subsidiaries;

          (ii) a Certificate signed by an appropriate officer of Bancorp stating that (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Sections 6.01(b) and 6.01(g) have been satisfied or waived as provided therein;

          (iii) certified copies of the resolutions of Bancorp's Board of Directors and shareholders, establishing the requisite approvals under applicable Corporate Law of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

          (iv) A Certificate of the Secretary of State of the State of California, dated a recent date, stating that Bancorp is in good standing; and

          (v) a legal opinion from counsel for Bancorp as to the matters set forth on Exhibit 1.06(a) hereto, in form reasonably satisfactory to FBA's counsel.

     (b) At the Closing, FBA shall deliver to Bancorp:

          (i) a Certificate signed by an appropriate officer of FBA stating that
     (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in
     Section 6.02(d) (but only with respect to approvals other than by the Bancorp's shareholders) have been satisfied;

          (ii) certified copies of the resolutions of FBA's Board of Directors and of the Board of Directors (and, if legally required, the shareholder) of Holdings establishing the requisite approvals under applicable Corporate Law of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and

          (iii) a legal opinion from counsel for FBA as to the matters set forth on Exhibit 1.06(b), in form reasonably satisfactory to Bancorp's counsel.

     Section 1.07.  Exchange Procedures; Surrender of Certificates.
     ------------   ----------------------------------------------

     (a) Boatmen's Trust Company, St Louis, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent"). All fees and expenses of the Exchange Agent shall be borne by FBA.

     (b) The agreement between FBA and the Exchange Agent (the "Exchange Agreement") shall require that, as soon as reasonably practicable and in any event within ten (10) days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) (each such letter, the "Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Letter of Transmittal duly executed and any other required documents, the holder of a Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration, and the Exchange Agreement shall require that the Exchange Agent transmit the Merger Consideration to each holder not later than five (5) business days after the receipt of a Certificate and any other documents required by the Exchange Agent. Such Merger Consideration shall be transmitted by wire at the request of any shareholder of Bancorp if such consideration exceeds $25,000. No interest on the Merger Consideration shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be paid to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of payment of the Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

     (c) At any time following six months after the Effective Time, FBA shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to FBA (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of Certificates.


                                  ARTICLE TWO

                           REPRESENTATIONS OF BANCORP

     Bancorp hereby makes the following representations and warranties to FBA:

     Section 2.01.  Organization and Capital Stock.
     ------------   ------------------------------

     (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) As of the date hereof, the authorized capital stock of Bancorp consists of 20,000,000 shares of Preferred Stock, no par value, none of which is issued and outstanding, and 20,000,000 shares of Bancorp Common, of which 4,263,298 shares are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of Bancorp Common has been issued in violation of any preemptive rights of the current or past shareholders of Bancorp.
Bancorp has granted and outstanding (i) stock options representing the right to acquire an aggregate of 269,629 shares of Bancorp Common for the aggregate exercise price of $624,789 (the "Bancorp Stock Options") and (ii) warrants representing the right to acquire an aggregate of 296,209 shares of Bancorp Common for the aggregate price of $1,341,827 (the"Bancorp Warrants"). Except as disclosed in
Section 2.01(b) of that certain document delivered by Bancorp to FBA and executed by both Bancorp and FBA concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), each Certificate representing shares of Bancorp Common issued by Bancorp in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Bancorp only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify Bancorp against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

     (c) Except as disclosed in Section 2.01(b), there are no shares of capital stock or other equity securities of Bancorp issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp or contracts, commitments, understandings or arrangements by which Bancorp is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     Section 2.02.  Authorization; No Defaults.  Bancorp's Board of Directors
     ------------   --------------------------
has by all requisite action approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Bancorp of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of Bancorp or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Bancorp or any of its subsidiaries is bound or subject would prohibit or inhibit Bancorp from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained, nor will the execution, delivery and performance of this Agreement by Bancorp result in the loss of any material benefit under any of the foregoing documents, laws or regulations. This Agreement has been duly and validly executed and delivered by Bancorp and constitutes a legal, valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting California corporations or bank holding companies generally or by general principles of equity. Bancorp and its subsidiaries are neither in default under nor in violation of any provision of their respective articles of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Bancorp and its subsidiaries taken as a whole.

     Section 2.03.  Subsidiaries.  Each of Bancorp's direct and indirect
     ------------   ------------
subsidiaries (hereinafter referred to collectively as the "Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each Subsidiary is set forth in Section 2.03 of the Disclosure Schedule, and all of such shares (except as may be otherwise there specified) are owned by Bancorp or a Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as may be disclosed in Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any Subsidiary, nor does any Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither Bancorp nor any Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

     Section 2.04.  Financial Information.  The audited consolidated balance
     ------------   ---------------------
sheets of Bancorp and the Subsidiaries as of December 31, 1995 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1995, together with the notes thereto, included in Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995, as currently on file with the Securities and Exchange Commission (the "S.E.C."); the unaudited consolidated balance sheets of Bancorp and the Subsidiaries as of March 31, 1996 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three months ended March 31, 1996, together with the notes thereto, included in Bancorp's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 as currently on file with the S.E.C.; and the year-end and quarter-end Reports of Condition and Reports of Income of Bancorp's bank subsidiary, Sunrise Bank of California, a bank chartered by the State of California ("Sunrise Bank") the deposits of which are insured by the Federal Deposit Insurance Corporation (the "F.D.I.C.") for 1995 and for the three month period ending March 31, 1996, respectively, as filed with the State Banking Department of the State of California (the "State Banking Department") (such financial statements and notes collectively referred to herein as the "Bancorp Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by Sunrise Bank's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated.

     Section 2.05.  Absence of Changes.  Except as reflected in Section 2.05 of
     ------------   ------------------
the Disclosure Schedule, since March 31, 1996 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of Bancorp and the Subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Bancorp Financial Statements not misleading. Since September 30, 1995, the date of the most recent examination of Sunrise Bank by the State Banking Department and/or the FDIC, there has been no material adverse change in the financial condition, the results of operations or the business of Sunrise Bank except for any such changes as may be disclosed in Sunrise Bank's Reports of Condition and Income filed with the F.D.I.C. since such date.

     Section 2.06.  Regulatory Enforcement Matters.  Except as reflected in
     ------------   ------------------------------
Section 2.06 of the Disclosure Schedule, neither Bancorp nor any of the Subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Bancorp or any of the Subsidiaries.

     Section 2.07.  Tax Matters.  Except as reflected in Section 2.07 of the
     ------------   -----------
Disclosure Schedule, Bancorp and the Subsidiaries have filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Bancorp Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

     Section 2.08.  Litigation.  Except as may be disclosed in Section 2.08 of
     ------------   ----------
the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Bancorp, threatened, against Bancorp or any of the Subsidiaries, or of which the property of Bancorp or any of the Subsidiaries is or would be subject.

     Section 2.09.  Properties, Contracts, Employee Benefit Plans and Other
     ------------   -------------------------------------------------------
Agreements.  Section  2.09 of the Disclosure Schedule lists or describes the
- ----------
following:

     (a) All real property owned by Bancorp or the Subsidiaries and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which Bancorp or any of the Subsidiaries is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

     (b) All loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by Bancorp or the Subsidiaries, exclusive of deposit agreements with customers of Sunrise Bank entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

     (c) All agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Bancorp or the Subsidiaries not referred to elsewhere in this Section 2.09 which:

          (i) involve payment by Bancorp or the Subsidiaries (other than loans, loan commitments or letters of credit) of more than $75,000;

          (ii) involve payments based on profits of Bancorp or the Subsidiaries;

          (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

          (iv)   were not made in the ordinary course of business; or

          (v) materially affect the business or financial condition of Bancorp or the Subsidiaries.

     (d) All contracts, agreements, plans and arrangements by which any profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase, collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits is being paid, or plans or arrangements established or maintained, sponsored or undertaken by Bancorp or any Subsidiary for the benefit of officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty corporation under ERISA (as defined below), any current financial or actuarial reports and any currently effective IRS private ruling or determination letters obtained by or for the benefit of Bancorp or any Subsidiary;

     (e) All leases or licenses with respect to personal property, whether as lessee or licensee, with annual rental or other payments due thereunder in excess of $5,000;

     (f) All agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Bancorp or such Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination; and

     (g) The name and annual salary as of January, 1, 1996 of each director or employee of Bancorp or any Subsidiaries with a salary in excess of $80,000.

     Copies of each document, plan or contract listed and described in Section
2.09 of the Disclosure Schedule are appended to such Schedule and constitute a part of the Disclosure Schedule.

     Section 2.10.  Reports.  Except as may be disclosed in Section 2.10 of the
     ------------   -------
Disclosure Schedule, Bancorp and each Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.; (ii) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"); (iii) the F.D.I.C.; (iv) any state securities or banking authorities; and (v) any other governmental authority with jurisdiction over Bancorp or any Subsidiary. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.11.  Investment Portfolio.  All United States Treasury
     ------------   --------------------
securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Bancorp and the Subsidiaries, as reflected in the latest consolidated balance sheet of Bancorp included in the Bancorp Financial Statements, are carried in accordance with generally accepted accounting principles.

     Section 2.12.  Loan Portfolio.  Except as may be disclosed in Section 2.12
     ------------   --------------
of the Disclosure Schedule, (i) all loans and discounts shown on the Bancorp Financial Statements at March 31, 1996 or which were or will be entered into after March 31, 1996 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Bancorp and the Subsidiaries, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable (except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity), valid, true and genuine and what they purport to be; and (iii) Bancorp and the Subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. All loans and loan commitments extended by Sunrise Bank and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices of Sunrise Bank. The reserve for possible loan and lease losses shown on the Report of Condition and Income of Sunrise Bank as of March 31, 1996 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1996.

     Section 2.13.  Employee Matters and ERISA.
     ------------   --------------------------

     (a) Except as may be disclosed in Section 2.13 (a) of the Disclosure Schedule, neither Bancorp nor any Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Bancorp or any Subsidiary, and to the knowledge of Bancorp there is no present effort nor existing proposal to attempt to unionize any group of employees of Bancorp or any Subsidiary.

     (b) Except may be disclosed in Section 2.13 (b) of the Disclosure Schedule,
(i) Bancorp and the Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and neither Bancorp nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against Bancorp or any Subsidiary pending or, to the knowledge of Bancorp, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Bancorp, threatened against or directly affecting Bancorp or any Subsidiary; and
(iv) neither Bancorp nor any Subsidiary has experienced any material work stoppage or other material labor difficulty during the past five years.

     (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Bancorp or any Subsidiary (collectively, the "Employee Plans"). To the knowledge of Bancorp, no present or former employee of Bancorp or any Subsidiary has been charged with breaching nor has breached a fiduciary duty under any Employee Plan. Neither Bancorp nor any Subsidiary participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Subsidiary maintains, contributes to, or participates in any plan that provides health, major medical, disability or life insurance benefits to former employees of Bancorp or any Subsidiary.

     (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at March 31, 1996, had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Bancorp Financial Statements, Bancorp and the Subsidiaries have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Bancorp or any Subsidiary would be liable, except as is reflected in the Bancorp Financial Statements. After December 31, 1993, Bancorp and the Subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

       Section 2.14.  Title to Properties; Insurance.   Except as may be
       ------------   ------------------------------
disclosed in Section 2.14 of the Disclosure Schedule: (i) Bancorp and the Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Bancorp Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of Bancorp or any Subsidiary, rights of redemption under applicable law) to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by Bancorp and the Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of Bancorp, threatened with respect to any of such properties; (iv) Bancorp and the Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Bancorp or any Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by Bancorp and the Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

     Section 2.15.  Environmental Matters.  As used in this Agreement,
     ------------   ---------------------
"Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Bancorp or any Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither the conduct nor operation of Bancorp or any Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of Bancorp and the Subsidiaries taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Bancorp and the Subsidiaries taken as a whole of any Environmental Law or obligate (or potentially obligate) Bancorp or any Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to Bancorp and the Subsidiaries taken as a whole. Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither Bancorp nor any Subsidiary has received notice from any person or entity that Bancorp or any Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that Bancorp or any Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     Section 2.16.  Compliance with Law.  Bancorp and the Subsidiaries have all
     ------------   -------------------
licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     Section 2.17.  Brokerage.  Except for fees payable by Bancorp to Smith &
     ------------   ---------
Crowley, Inc., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Bancorp or any Subsidiary.

     Section 2.18.  No Undisclosed Liabilities.  Bancorp and the Subsidiaries do
     ------------   --------------------------
not have any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Bancorp or any Subsidiary giving rise to any such liability), except (i) for liabilities set forth in the Bancorp Financial Statements, and (ii) for liabilities of the same type incurred in the ordinary course of business of Bancorp and the Subsidiaries since March 31, 1996, and (iii) as may be disclosed in Section 2.18 of the Disclosure Schedule.

     Section 2.19.  Statements True and Correct.  None of the information
     ------------   ---------------------------
supplied or to be supplied by Bancorp for inclusion in any document to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of Bancorp's proxy statement, when first mailed to the shareholders of Bancorp and at the time of the Shareholders' Meeting (as defined in Section 4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact required to be stated, in the light of the circumstances under which a statement is made, in order to correct such statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Bancorp is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     Section 2.20.  Commitments and Contracts.
     ------------   -------------------------

     (a) Except as set forth in Section 2.20 of the Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to FBA for inspection), neither Bancorp nor any of the Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

     (i) any agreement, arrangement or commitment not made in the ordinary course of business;

     (ii) any agreement, indenture or other instrument not reflected in the Bancorp Financial Statements relating to the borrowing of money by Bancorp or any of the Subsidiaries or the guarantee by Bancorp or any of the Subsidiaries of any obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Bancorp or any of the Subsidiaries, such as deposits, Fed Funds borrowings and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

     (iii) any contract containing covenants which limit the ability of Bancorp to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Bancorp or any of the Subsidiaries may carry on its business (other than as may be required by law or any applicable regulatory authority); or

     (iv) any lease with annual rental payments aggregating $25,000 or more.

     Section 2.21.  Material Interest of Certain Persons.  Except as set forth
     ------------   ------------------------------------
in Section 2.21 of the Disclosure Schedule:

     (a) No officer or director of Bancorp or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Bancorp and any Subsidiary.

     (b) All outstanding loans from Sunrise Bank to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Sunrise Bank's Board of Directors ("Insider Loans") were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

     Section 2.22.  Conduct to Date.  Except as set forth in Section 2.22 of the
     ------------   ---------------
Disclosure Schedule, from and after March 31, 1996 through the date of this Agreement, neither Bancorp nor any Subsidiary has (i) failed to conduct its business in the ordinary and usual course consistent with past practices; (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of Bancorp or any Subsidiary; (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock; (v) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans, or
(D) agreed to do any of the foregoing; (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice; (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business or (xii) made or guaranteed any loan to any of the Employee Plans.

     Section 2.23.  Irrevocable Proxies.  Bancorp has delivered to FBA
     ------------   -------------------
concurrently with the execution of this Agreement the valid and binding irrevocable proxies of all of its directors (the "Proxies"), in the form of
Exhibit 2.23.

     Section 2.24.  Disclosures in Disclosure Schedule.  Any information which
     ------------   ----------------------------------
is set forth or specifically referred to in a section of the Disclosure Schedule shall be deemed to be disclosed to FBA for the purpose of the representations and warranties of Bancorp set forth in the section of this Agreement to which such section of the Disclosure Schedule relates.

                                 ARTICLE THREE

                             REPRESENTATIONS OF FBA

     FBA hereby makes the following representations and warranties to Bancorp:

     Section 3.01.  Organization.  FBA is a corporation duly organized, validly
     ------------   ------------
existing, and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

     Section 3.02.  Authorization.  The execution and delivery of this Agreement
     ------------   -------------
and the consummation of the Merger have been duly authorized by all necessary action on the part of FBA. Nothing in the Certificate of Incorporation or Bylaws of FBA or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FBA or any of its subsidiaries is bound or subject would prohibit or inhibit FBA from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained, nor will the execution, delivery and performance of this Agreement by FBA result in the loss of any material benefit under any of the foregoing documents, laws or regulations. This Agreement has been duly and validly executed and delivered by FBA and constitutes a legal, valid and binding obligation of FBA, enforceable against FBA in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity, and no other corporate acts or proceedings are required to be taken by FBA to authorize the execution, delivery and performance of this Agreement. Except for the requisite approval of the Federal Reserve Board and the State Banking Department, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by FBA. To the best of FBA's knowledge, the regulatory approvals required for the consummation of the Merger by FBA will be received prior to the Effective Time. The approval of the Merger by the stockholders of FBA is not legally required in order to permit FBA to execute and deliver this Agreement or to consummate the Merger.

     Section 3.03.  Absence of Changes.  Since March 31, 1996 there has not been
     ------------   ------------------
any material adverse change in the financial condition or the business of FBA that would prevent FBA from consummating this Agreement and the Merger.

     Section 3.04.  Litigation.  There is no litigation, claim or other
     ------------   ----------
proceeding pending, or, to the knowledge of FBA threatened, against FBA or any of its subsidiaries which would prohibit FBA from consummating the Merger.

     Section 3.05.  Statements True and Correct.  None of the information
     ------------   ---------------------------
supplied or to be supplied by FBA for inclusion in any documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of Bancorp's proxy statement, when first mailed to the shareholders of Bancorp and at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact required to be stated, in the light of the circumstances under which a statement is made, in order to correct such statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that FBA is responsible for filing with any regulatory authority in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     Section 3.06.  Availability of Cash Consideration.  FBA has available cash
     ------------   ----------------------------------
or cash equivalents in amounts necessary to fund its obligations under Section 1.03(a) hereof. First Banks, Inc., a Missouri corporation which owns 2,500,000 shares of Class B Common Stock of FBA, has provided to Bancorp a written guarantee (the "Guarantee") in the form of Exhibit 3.06.


                                  ARTICLE FOUR

                             AGREEMENTS OF BANCORP

     Section 4.01.  Business in Ordinary Course.
     ------------   ---------------------------

     (a) Bancorp shall, and shall cause each Subsidiary to, continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Bancorp and each Subsidiary will not:

     (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property; or

     (ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase common stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of common stock pursuant to the valid exercise of Bancorp Stock Options and Bancorp Warrants described in
     Section 2.01(b) hereof); or

     (iii) directly or indirectly redeem, purchase or otherwise acquire any common stock or any other capital stock of Bancorp or any Subsidiary; or

     (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize; or

     (v) change its articles of incorporation or bylaws nor, subject to the fiduciary duties of the directors of Bancorp under the California Corporations Code, enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

     (b) Bancorp and each Subsidiary will not, without the prior written consent of FBA (which shall not be unreasonably withheld):

     (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; provided, however, that FBA has given its approval for Bancorp to adopt a compensation program to encourage officers and employees designated by Bancorp to continue their employment through the date which is sixty (60) days after the Effective Time, provided that Bancorp will consult with FBA regarding the structure of such program and the aggregate cost thereof does not exceed $150,000; or

     (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

     (iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $200,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $400,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of FBA; or

     (iv) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; or

     (v) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

     (vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

     (vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Bancorp or any Subsidiary or any claims which Bancorp or any Subsidiary may possess, or waive any material rights of substantial value; or

     (viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Bancorp and the Subsidiaries; or

     (ix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither Bancorp nor a Subsidiary shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

     (x) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of Bancorp and the Subsidiaries, taken as a whole; or

     (xi) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of Bancorp or a Subsidiary; or

     (xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $25,000; or

     (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

     Bancorp and FBA shall promptly devise a procedure to assure that, if Bancorp makes a request for FBA's written consent to take one or more of such actions, the request will be promptly reviewed and a response promptly given by FBA.

     (c) Bancorp and the Subsidiaries shall not, without the prior written consent of FBA, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Bancorp contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) Bancorp shall promptly notify FBA of the occurrence of any matter or event known to and directly involving Bancorp that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Bancorp and the Subsidiaries taken as a whole.

     (e) Subject to the fiduciary duties of the directors of Bancorp under the California Corporations Code, Bancorp shall not solicit or encourage, or hold discussions or negotiations with or provide information to, any person or entity in connection with any proposal for the acquisition of all or any substantial portion of the business, assets, shares of Bancorp Common or other securities or assets of Bancorp or any Subsidiary. Bancorp shall promptly advise FBA of its receipt of any such proposal or inquiry concerning any possible such proposal and the substance of such proposal or inquiry.

     Section 4.02.  Breaches.  Bancorp shall, in the event it has knowledge of
     ------------   --------
the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use its best efforts to prevent or promptly remedy the same.

     Section 4.03.  Submission to Shareholders.  Bancorp shall cause to be duly
     ------------   --------------------------
called and held, as soon as practicable, a meeting of its shareholders (such meeting together with any adjournments thereof referred to as the "Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such shareholders as required by applicable Corporate Law.

     In connection with the Shareholders' Meeting, Bancorp shall prepare and file with the S.E.C., no more than sixty (60) days after the date of this Agreement, at its sole cost and expense, a Proxy Statement (the "Proxy Statement"), and Bancorp shall thereafter take all actions reasonably required in order to permit the Proxy Statement to be mailed to the shareholders of Bancorp. The Board of Directors of Bancorp shall unanimously recommend to its shareholders the approval of the Agreement and the Merger, mail the Proxy Statement to its shareholders, and use its best efforts to obtain such shareholder approval; provided, however, that the Board of Directors of Bancorp shall not be obligated to make such recommendation or use its best efforts to obtain shareholder approval if, having consulted and considered the advice of outside legal counsel, the Board has reasonably determined in good faith that the making of such recommendation would constitute a breach of the fiduciary duties of the members of the Board of Directors under applicable law.

     Section 4.04.  Consummation of Agreement.  Bancorp shall use its best
     ------------   -------------------------
efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. Bancorp shall furnish to FBA in a timely manner all information, data and documents in the possession of Bancorp requested by FBA as may be required to obtain any necessary regulatory or other approvals of the Merger and shall otherwise cooperate fully with FBA to carry out the purpose and intent of this Agreement.

     Section 4.05.  Environmental Reports.  Bancorp shall provide to FBA, as
     ------------   ---------------------
soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Bancorp or any Subsidiary as of the date hereof (other than the loan production office of Sunrise Bank located at 220 Sansome Street, San Francisco, California, single-family non-agricultural residential property of one acre or less with respect to which Bancorp has not received any notice of the type referred to in Section 2.15 hereof, and space in retail and similar establishments leased by Bancorp for automatic teller machines) and within ten days after the acquisition or lease of any real property acquired or leased by Bancorp or any Subsidiary after the date hereof (other than the loan production office of Sunrise Bank referred to above, single-family non-agricultural residential property of one acre or less, and space in retail and similar establishments leased or operated by the Bancorp for automatic teller machines), except as otherwise provided in Section 4.01(b)(ix). If required by the phase one investigation in FBA's reasonable opinion Bancorp shall provide to FBA a report of a phase two investigation on properties requiring such additional study. FBA shall have 15 business days from the receipt of any such phase two investigation report to notify Bancorp of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of Four Hundred Thousand Dollars ($400,000) as reasonably estimated by an environmental expert retained for such purpose by FBA and reasonably acceptable to Bancorp,or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $400,000 or less with a reasonable degree of certainty, then FBA shall have the right pursuant to Section 7.05 hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be FBA's sole remedy in such event.

     Section 4.06.  Access to Information.  Bancorp shall permit FBA reasonable
     ------------   ---------------------
access in a manner which will avoid undue disruption or interference with Bancorp's normal operations to its properties and shall disclose and make available to FBA all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBA may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. FBA will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 9.01 hereof.

     Section 4.07.  Consents to Contracts and Leases.  Bancorp shall use its
     ------------   --------------------------------
best efforts to obtain all necessary consents with respect to all interests of Bancorp and the Subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for the Merger.

     Section 4.08.  Subsequent Financial Statements.  As soon as available after
     ------------   -------------------------------
the date hereof, Bancorp shall deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of Bancorp prepared for its internal use, the Report of Condition and Income of Sunrise Bank for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Company Financial Statements"). The Subsequent Company Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented. The Subsequent Company Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

     Section 4.09.  Reserve and Provisions for Loan Losses.  Bancorp will
     ------------   --------------------------------------
provide to FBA each month, beginning in June, 1996 a copy of the internal review and analysis of its reserve for possible loan and lease losses and the appropriate amount to be included in its provision for loan and lease losses, and Bancorp will consider in good faith FBA's reasonable analysis of the reserve and provision and any reasonable suggestions made by FBA with respect to the appropriate level of the provision to be made each month.


                                  ARTICLE FIVE

                               AGREEMENTS OF FBA

     Section 5.01.  Regulatory Approvals.  FBA shall as soon as reasonably
     -------------  --------------------
practicable and no more than sixty (60) days after the date of this Agreement file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary application for the prior approval of the Federal Reserve Board. FBA shall keep Bancorp reasonably informed as to the status of such applications and make available to Bancorp, upon reasonable request by Bancorp from time to time, copies of such applications and any supplementally filed materials.

     Section 5.02.  Breaches.  FBA shall, in the event it has knowledge of the
     ------------   --------
occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Bancorp and use its best efforts to prevent or promptly remedy the same.

     Section 5.03.  Consummation of Agreement.  FBA shall use its best efforts
     ------------   -------------------------
to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

     Section 5.04.  Indemnification and Insurance.
     ------------   -----------------------------

     (a) For six years after the Effective Time, FBA shall (i) cause the surviving corporation of the Merger of Bancorp and Holdings (the "Surviving Corporation") to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Bancorp and the Subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under applicable Corporate Law and by the Articles of Incorporation and Bylaws of Bancorp and Sunrise Bank as in effect on the date hereof; and (ii) purchase and maintain in effect for a three year period insurance in the form of an extension of coverage under Bancorp's existing insurance policy Number 04 DO 00227-3 issued by California Bankers Assurance Company insuring the Indemnified Parties against such losses, expenses, claims, damages or liabilities; provided, however, that FBA shall not be obligated to purchase or maintain such insurance if the total cost thereof for the three year period exceeds $75,000.

     (b) If after the Effective Time Sunrise Bank, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Sunrise Bank or the Surviving Corporation, as the case may be, shall assume any remaining obligations set forth in this Section 5.04. If Sunrise Bank or the Surviving Corporation shall liquidate, dissolve or otherwise wind up its business, then FBA shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that Sunrise Bank or the Surviving Corporation, as the case may be, was so obligated.

     Section 5.05.  Employee Benefits.  FBA shall, with respect to each person
     ------------   -----------------
who remains an employee of Bancorp or any Subsidiary following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section
5.05. Subject to the right of subsequent amendment, modification or termination in FBA's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of FBA, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of FBA's subsidiaries (the "FBA Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by the Bancorp or a Subsidiary after the Effective Time. Bancorp employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of FBA. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section 5.05 is not intended to give Continued Employees any rights or privileges superior to those of other employees of subsidiaries of FBA. FBA may terminate or modify all Employee Plans, and FBA's obligation under this Section 5.05 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FBA shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any FBA Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Bancorp and the Subsidiaries.

     Section 5.06.  Payment for Stock Options and Warrants.  (a) Any Bancorp
     ------------   --------------------------------------
Stock Options and Bancorp Warrants outstanding immediately prior to the Effective Time may be exercised and surrendered to Bancorp at the Closing, and FBA shall permit Bancorp to pay the holder of each such option and warrant having an exercise price of less than $4.00 per share of Bancorp Common an amount equal to the difference between $4.00 per share and the applicable per share exercise price of such Stock Option (without the necessity of the tender of the exercise price of such Stock Option by such holder thereof).

     (b) Bancorp and FBA shall cooperate in arranging for the disposition of all Bancorp Warrants having an exercise price of $4.00 or more per share of Bancorp Common. FBA will agree to pay or permit Bancorp to pay up to twenty-five cents ($0.25) per share, or fifty cents ($0.50) per warrant, to redeem such outstanding warrants from any holders who desire to dispose of same.

     Section 5.07.  Access to Information.  FBA shall permit Bancorp reasonable
     ------------   ---------------------
access in a manner which will avoid undue disruption or interference with FBA's normal operations to its properties and shall disclose and make available to Bancorp all books, documents, papers and records relating to its operations, obligations and liabilities, including, but not limited to, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, filings with any regulatory authority, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Bancorp will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 9.01 hereof.

     Section 5.08.  Proxy Statement.  FBA will cooperate with Bancorp in the
     ------------   ---------------
preparation and filing of the Proxy Statement and furnish to Bancorp all financial and other information concerning FBA and its affiliates which is required for the preparation and filing of the Proxy Statement.

                                  ARTICLE SIX

                         CONDITIONS PRECEDENT TO MERGER

     Section 6.01.  Conditions to Obligations of FBA and Holdings.  The
     ------------   ---------------------------------------------
obligations of FBA and Holdings to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBA and Holdings) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by Bancorp in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

     (b) Bancorp shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

     (d) All necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the shareholders of Bancorp and all required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

     (e) FBA shall have received the environmental reports required by Section
4.05 hereof and shall not have elected pursuant to Section 7.05 hereof to terminate this Agreement;

     (f) FBA shall have received all documents required to be received from Bancorp on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA;

     (g) Shareholders of Bancorp Common owning no more than twenty percent (20%) of the outstanding Bancorp Common shall have perfected the right to dissent from the Merger; and

     (h) The Bancorp Financial Statements shall not be inaccurate in any material respect.

     Section 6.02.  Conditions to Bancorp's Obligations.  Bancorp's obligation
     ------------   -----------------------------------
to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Bancorp) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by FBA in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

     (b) FBA shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger or the other transactions contemplated hereby illegal;

     (d) All necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the shareholders of Bancorp and all required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

     (e) Bancorp shall have received all documents required to be received from FBA on or prior to the Closing Date, all in form and substance reasonably satisfactory to Bancorp;

     (f) Bancorp shall have obtained within thirty (30) days after the date of this Agreement a fairness opinion of Bancorp's financial advisor to the effect that the Merger is fair to the shareholders of Bancorp from a financial point of view, and such fairness opinion shall not have been withdrawn by such financial advisor on or before the date of mailing of the Proxy Statement to the shareholders of Bancorp; and

     (g) All documents relating to the procedures for surrender and exchange of certificates representing shares of Bancorp Common, including the Exchange Agreement, shall be reasonably satisfactory to Bancorp.

                                 ARTICLE SEVEN

                           TERMINATION OR ABANDONMENT

     Section 7.01.  Mutual Agreement.  This Agreement may be terminated by the
     ------------   ----------------
mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether shareholder approval of this Agreement and the Merger by the shareholders of Bancorp shall have been previously obtained.

     Section 7.02.  Breach of Agreements.  In the event that there is a material
     ------------   --------------------
breach in any of the representations and warranties or agreements of FBA or Bancorp, which breach is not cured within twenty (20) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     Section 7.03.  Failure of Conditions.  In the event that any of the
     ------------   ---------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
7.02 hereof has lapsed, then such party may, regardless of whether shareholder approval of the transactions contemplated by this Agreement shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party.

     Section 7.04.  Approval Denial.  If any regulatory application filed
     ------------   ---------------
pursuant to Section 5.01 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by FBA, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBA diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of FBA (hereinafter referred to as the "Appeal") then the application will be deemed denied unless FBA prepares and timely files an Appeal and continues the appellate process for purposes of obtaining the necessary approval.

     Section 7.05.  Environmental Reports.  FBA may terminate this Agreement to
     ------------   ---------------------
the extent provided in Section 4.05 and this Section 7.05 by giving written notice to Bancorp.

     Section 7.06.  Regulatory Enforcement Matters.  In the event that Bancorp
     ------------   ------------------------------
or any Subsidiary shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, order seeking or imposing civil money penalties or other written regulatory enforcement action or formal legal proceeding of any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then FBA may terminate this Agreement.

     Section 7.07.  Automatic Termination.  If the Closing Date does not occur
     ------------   ---------------------
on or prior to February 28, 1997, then this Agreement may be terminated by either party by giving written notice to the other.


                                 ARTICLE EIGHT

                            LIABILITY ON TERMINATION

     Section 8.01.  Liquidated Damages.  (a)(1)  In the event that the
     ------------   ------------------
conditions set forth in Section 6.02 have been satisfied and (i) Bancorp fails to consummate the Merger following the receipt of notice from FBA that FBA has obtained all required regulatory approvals and is prepared to consummate the Merger in accordance with the terms of this Agreement; (ii) the Board of Directors of Bancorp fails to make the recommendation contemplated by Section
4.03 or withdraws or modifies such recommendation in a manner adverse to FBA (whether or not such failure, withdrawal or modification is excused by the last clause of Section 4.03); or (iii) Bancorp takes any action in breach of any provision of this Agreement which prevents the consummation of the Merger, then Bancorp shall, within two (2) business days following the receipt of a written demand from FBA, pay to FBA in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages. Payment under this Section 8.01(a)(1) shall discharge any obligation under Section 8.01(a)(2).

     (2) In the event that Section 8.01(a)(1) is inapplicable solely because the approval of the Merger by Bancorp's shareholders has not been obtained (but the other conditions in Section 6.02 have been satisfied), and a Triggering Event (as defined in the following sentence) has occurred, then Bancorp shall, within two (2) business days following the receipt of a written demand from FBA, pay to FBA in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages. As used herein, the term "Triggering Event" means the consummation of any transaction announced before or within one (1) year following the termination of this Agreement and consummated within two (2) years after such termination, whereby a third party has acquired, merged or consolidated with Bancorp, purchased all or a substantial part of the assets of Bancorp or directly or indirectly acquired beneficial ownership of forty percent (40%) or more of the outstanding shares of voting stock of Bancorp. Payment under this Section 8.01(a)(2) shall discharge any obligation under Section 8.01(a)(1).

     (b) In the event that the conditions set forth Section 6.01 have been satisfied and (i) FBA fails to consummate the Merger following the receipt of notice from Bancorp that Bancorp is prepared to do so in accordance with the terms of this Agreement; or (ii) FBA takes any action in breach of any provision of this Agreement which prevents the consummation of the Merger, then FBA shall, within two (2) business days following the receipt of a written demand from Bancorp, pay to Bancorp in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages.

     Section 8.02.  Liability on Termination.  In the event that this Agreement
     ------------   ------------------------
is terminated or the Merger is abandoned pursuant to Section 7.02 and Section
8.01 is inapplicable, then the non-breaching party shall be entitled to institute an action for appropriate damages against the breaching party.


                                  ARTICLE NINE

                                    GENERAL

     Section 9.01.  Confidential Information.  The parties acknowledge the
     ------------   ------------------------
confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     Section 9.02.  Publicity.  FBA and Bancorp shall cooperate with each other
     ------------   ---------
in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure.

     Section 9.03.  Return of Documents.  Upon termination of this Agreement
     ------------   -------------------
without the Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

     Section 9.04.  Notices.  Any notice or other communication shall be in
     ------------   -------
writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

          (a) if to FBA:      First Banks America, Inc. c/o First Banks, Inc.
                              11901 Olive Boulevard
                              Creve Coeur, MO 63141
                              Attention: Mr. Allen H. Blake
                              Facsimile: (314) 567-3490

          with a copy to:     John S. Daniels
                              Attorney at Law
                              8117 Preston Road, Suite 800
                              Dallas, Texas 75225
                              Facsimile: (214) 692-0508

          If to Holdings:     Sunlight Holdings, Inc.
                              1325 Airmotive Way, Suite 130
                              Reno, Nevada 89502

          with a copy to:     John S. Daniels
                              Attorney at Law
                              8117 Preston Road, Suite 800
                              Dallas, Texas 75225
                              Facsimile: (214) 692-0508

          (b) if to Bancorp:  Harold G. Giomi, President and CEO
                              Sunrise Bancorp
                              Five SierraGate Plaza
                              Roseville, California 95678
                              Facsimile: (916) 783-2650

          with a copy to:     Victor J. Bacigalupi, Esquire
                              Bronson, Bronson & McKinnon LLP
                              505 Montgomery Street
                              San Francisco, California 94111
                              Facsimile: (415) 982-1394

or to such other address as any party may from time to time designate by notice to the others.

     Section 9.05.  Nonsurvival of Representations, Warranties and Agreements.
     ------------   ---------------------------------------------------------
Except for and as provided in this Section 9.05, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The agreements set forth in Sections 5.04, 5.05 and 5.06 shall survive the Closing Date and the agreements set forth in Sections 8.01, 8.02, 9.01, 9.03 and 9.13 shall survive the Closing Date or the earlier termination of this Agreement.

     Section  9.06.  Costs and Expenses.  Except as may be otherwise provided
     -------------   ------------------
herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

     Section 9.07.  Entire Agreement.  This Agreement, the Guarantee and the
     ------------   ----------------
Proxies together constitute the entire agreement among the parties and supersede and cancel any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     Section 9.08.  Headings and Captions.  The captions of Articles and
     ------------   ---------------------
Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 9.09.  Waiver, Amendment or Modification.  The conditions of this
     ------------   ---------------------------------
Agreement which may be waived may only be waived by written notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto; provided, however, that after approval of this Agreement and the Merger by the shareholders of Bancorp, no amendment shall be made which is required by law to be approved by such shareholders without such further approval.

     Section 9.10.  Rules of Construction.  Unless the context otherwise
     ------------   ---------------------
requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     Section 9.11.  Counterparts.  This Agreement may be executed in two or more
     ------------   ------------
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     Section 9.12.  Successors and Assigns.  This Agreement shall be binding
     ------------   ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except following the consummation of the Merger as provided in Sections 5.04, 5.05 and 5.06, there shall be no third party beneficiaries hereof. Except as provided in Section 1.01, this Agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

     Section 9.13.  Governing Law; Assignment.  This Agreement shall be governed
     ------------   -------------------------
by the laws of the State of Delaware and any applicable federal laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                         SUNRISE BANCORP



                                         By: /s/ Harold G. Giomi
                                            ____________________________________
                                            Harold G. Giomi
                                            President and CEO



                                         By: /s/ Sean E. McCarthy
                                            ____________________________________
                                            Sean E. McCarthy
                                            Chairman of the Board of Directors



                                         FIRST BANKS AMERICA, INC.



                                         By: /s/ Allen H. Blake
                                            ____________________________________
                                            Allen H. Blake
                                            Vice President



                                         SUNLIGHT HOLDINGS, INC.


                                         By: /s/ Allen H. Blake
                                            ____________________________________
                                            Allen H. Blake
                                            Vice President

                                Exhibit 1.06(a)


                             _______________, 1996


First Banks America, Inc.
c/o First Banks, Inc.
11901 Olive Boulevard
Creve Coeur, MO 63141


Gentlemen:

          We have acted as counsel to Sunrise Bancorp, a California corporation ("Bancorp") and Sunrise Bank of California, a California banking corporation (the "Bank"), in connection with the merger of Bancorp with and into ___________________________ ("AcquisitionCo") pursuant to that certain Agreement of Merger dated as of ________, 1996, between Bancorp and AcquisitionCo (the "Merger Agreement") and that certain Agreement and Plan of Merger dated as of June 24, 1996 (the "Agreement") by and between Bancorp and First Banks America, Inc., a Delaware corporation ("FBA"). The Merger Agreement and the Agreement are collectively referred to herein as the "Agreements."

          This opinion is delivered to you pursuant to Section 1.06(a)(v) of the Agreement. All capitalized terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to them in the Agreement.

          In our capacity as counsel to Bancorp and the Bank, we have examined such corporate instruments, documents, proceedings and certificates of corporate officers as we have deemed appropriate in rendering the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed, without investigation, the accuracy of representations and statements as to factual matters made to us by the officers and employees of Bancorp and the Bank and the accuracy of statements by government officials, and that FBA's representations made in the Agreement are true and accurate.

          As used in our opinions herein, the expression "to the best of our knowledge" or "to our knowledge" means that solely after an inquiry of attorneys in this firm who perform legal services for Bancorp and the Bank, receipt of a certificate executed by one or more officers and/or directors of Bancorp and the Bank covering such matters as are encompassed by our opinions, and such other investigation, research and review as we have performed in the course of our services for Bancorp and the Bank in connection with the preparation of the

First Banks America, Inc.

__________________,1996
Page 2



Agreements, no information has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction which would give us current actual knowledge that our opinions are incorrect, but beyond that, we have made no independent factual investigation for the purpose of rendering the opinions. No inference as to our knowledge of any matters bearing on the accuracy of such information should be drawn from the fact of our representation of Bancorp and the Bank in other matters in which such attorneys are not involved.

        Our opinions are subject to the following qualifications:

        Our opinion in paragraph (e) below is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditors' rights; and (b) general principles of equity, including, without limitation, the effect of federal or state laws, rules or regulations and court decisions upon the enforceability of the remedies provisions contained in the Agreements and the effect of court decisions which have held that certain covenants and provisions of agreements are unenforceable where: (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party; (ii) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing; or (iii) the effect of statutes and rules of law which cannot be waived prospectively by an obligor.

        1. In making our examination of documents and instruments executed by persons or entities other than Bancorp and the Bank, we have assumed, without investigation, the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of such documents and instruments, and the due execution and delivery by each such other person or entity of such documents and instruments.

        2. As used in our opinions, the term "material" means material to the assets, properties, business, or financial condition of Bancorp and the Bank, taken as a whole.

First Banks America, Inc.

__________________, 1996
Page 3

        3. Our opinions are subject to and qualified by the items listed in the Disclosure Schedule delivered by Bancorp to FBA pursuant to the Agreement. We express no opinion regarding the accuracy, completeness or correctness of any matter contained or described in the Disclosure Schedule and the effect, individually and/or in the aggregate, upon the transactions contemplated pursuant to the Agreements or upon any opinion given herein by us with respect to any matter affected by the Disclosure Schedule and the content thereof, including, without limitation, any misstatements or omissions relating thereto.

        4. Our opinions are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

        5. This opinion letter relates only to events that exist as of the date hereof. We disclaim any obligation to update this opinion letter for any events, and any changes in law or the interpretation thereof, occurring after the date of this opinion letter.

        6. Our opinions relating to the valid issuance (and consequently the due authorization) of the outstanding shares of Bancorp and Bank common stock are based solely on representations by Bancorp and the Bank to us, as to which we have made no independent review, inquiry or analysis.

        7. We have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements contained in Bancorp filings with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Based upon and subject to the foregoing, we are of the opinion that:

          (a) Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Bank is a California State-chartered commercial bank. Each of Bancorp and the Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

          (b) Each of Bancorp and the Bank has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (c) The authorized, issued and outstanding capital stock of Bancorp conforms to the description thereof contained in Section 2.01(b) of the Agreement. All shares of Bancorp capital stock outstanding as of the Closing (including shares issued pursuant to the exercise of stock options or warrants) are validly issued, fully paid and

First Banks America, Inc.

__________________, 1996
Page 4



          nonassessable and not subject to any preemptive rights. To the best of our knowledge, other than as described in Section 2.01(b) of the Agreement, there are no options, warrants, calls, rights, commitments or agreements obligating Bancorp or the Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities of Bancorp or the Bank or obligating Bancorp or the Bank to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. To the best of our knowledge, there are no outstanding contractual obligations of Bancorp or the Bank to repurchase, redeem or otherwise acquire any shares of capital stock of Bancorp or the Bank.

          (d) The Bank has fifty (50) shares of common stock, no par value, issued and outstanding. All of the outstanding shares of common stock of, and all other ownership interests in, the Bank (i) are validly issued, fully paid and, except as provided in the California Financial Code, nonassessable and free of any preemptive rights, and (ii) to the best of our knowledge, are owned of record and beneficially by Bancorp free and clear of all liens, claims, pledges, agreements, voting or other restrictions, charges or other encumbrances. To our knowledge, there are no outstanding or authorized options, warrants, calls, rights, commitments or agreements of any character to which the Bank is a party or by which it is bound obligating the Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or any voting debt securities of the Bank or obligating it to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (e) Bancorp has all requisite corporate power and authority to enter into the Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Bancorp. The Agreements have been duly executed and delivered by Bancorp and each constitutes a valid and binding obligation of Bancorp.

          (f) The execution of the Agreement by Bancorp and the consummation of the Merger and the other transactions contemplated in the Agreement do not violate or cause a default under the articles of incorporation or bylaws of Bancorp or, to the best of our knowledge, any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon Bancorp.

          (g) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental entity required to be made, obtained or given by Bancorp or the Bank, for the execution and delivery of the Agreements by Bancorp or the consummation by Bancorp of the transactions contemplated by the

First Banks America, Inc.

- ------------------, 1996
Page 5



     Agreement, have, as appropriate, been made, obtained or given, except for those consents, approvals, orders or authorizations of, or registrations, declarations or filings with any governmental entity, the failure to obtain which would not be likely to have a material adverse effect.


          (h) To our knowledge, there are no material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Bancorp or the Bank which, if adversely determined, would have a material adverse effect upon the properties or assets of Bancorp and the Bank, taken as a whole, or the transactions contemplated by the Agreement.

          (i) To our knowledge, except as disclosed in documents filed by Bancorp with the Commission prior to the date of the Agreement or as disclosed in the Disclosure Schedule, the business of Bancorp and the Bank is not being conducted in violation of any law, ordinance or regulation of any governmental entity where such violation has had, or is reasonably likely to have, a material adverse effect. Except for routine examinations by bank regulatory agencies, and except as set forth in the Disclosure Schedule, to our knowledge, no investigation by any governmental entity with respect to Bancorp or the Bank is pending or threatened which is reasonably likely to have a material adverse effect.

     We are members of the State Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California and the federal law of the United States.

     This opinion letter is intended solely for your benefit and is not to be relied upon by any other person or entity. This opinion letter may not be furnished by you to any other person or entity, or quoted by you in any document, instrument or other writing, without our prior written consent.

                              Very truly yours,


JXM/eps

                                EXHIBIT 1.06(b)



                                                   , 1996
                       ----------------------- ----


Sunrise Bancorp
Five SierraGate Plaza
Roseville, California 95678

Gentlemen:

     I have acted as counsel for First Banks America, Inc., a Delaware corporation ("FBA"), in connection with the Agreement and Plan of Merger dated June __, 1996 by and between Sunrise Bancorp, a California corporation ("Bancorp"), and FBA (the "Agreement"), and the Merger Agreement dated _________________ ___, 1996 by and between Bancorp and _______________________, a ___________ corporation ("AcquisitionCo") (the "Merger Agreement"). Capitalized terms which are used in this letter, but not defined herein, are intended to have the meanings assigned to such terms in the Agreement, except as otherwise indicated herein.

     In reaching the conclusions expressed in this opinion, I have examined and relied upon such documents, corporate records and other instruments, including certificates of public officials and officers of FBA and AcquisitionCo, and I have made such further investigation and inquiry relevant to the Agreement and the Merger Agreement as I have deemed necessary to the opinions expressed herein. I have assumed that all signatures on all documents submitted to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true, correct and complete copies of the originals thereof. With regard to factual matters that relate to the opinions expressed herein, I have not undertaken any independent inquiry to determine the existence or accuracy of such facts but have relied solely upon the documents referred to in the first sentence of this paragraph, and I have further assumed that the representations and warranties set forth in
Article III of the Agreement are true and correct.

     As used herein, the phrase "to the best of my knowledge" means that, solely as a result of the legal services that I have provided to FBA and AcquisitionCo and without conducting any independent factual investigation for the purpose of the Agreement, the Merger Agreement or the opinions expressed herein, no information has come to my attention that has given me current actual knowledge that the opinions expressed herein are incorrect.

     Based solely on the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the general corporation laws of the State of Delaware, the laws of the State of Texas and the United States of America, it is my opinion that:

Sunrise Bancorp
                            , 1996
- ----------------------- ----
Page 2

     1. FBA and AcquisitionCo are corporations duly organized, validly existing and in good standing under the laws of the states of their incorporation, Delaware and _____________________, respectively. FBA has the requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby, and AcquisitionCo has the requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     2. The execution, delivery and performance of the Agreement have been duly authorized by all requisite corporate action on the part of FBA, and the execution, delivery and performance of the Merger Agreement have been duly authorized by all requisite corporate action on the part of AcquisitionCo. The Agreement has been duly executed and delivered by FBA, and the Merger Agreement has been duly executed and delivered by AcquisitionCo. The Agreement constitutes the valid and binding obligation of FBA, and the Merger Agreement constitutes the valid and binding obligation of AcquisitionCo, in each case enforceable against such corporation in accordance with its terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar laws affecting creditors' rights generally or the availability of equitable remedies; and (ii) any forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which proceedings therefor may be brought.

     3. Neither the execution or delivery of the Agreement by FBA nor the consummation of the transactions contemplated therein, nor the execution or delivery of the Merger Agreement by AcquisitionCo nor the consummation of the transactions contemplated therein, conflicts with, results in a breach of, constitutes a default under, results in the acceleration of or creates in any party the right to accelerate, terminate, modify or cancel, or violates, any provision in the respective Certificates of Incorporation or By-laws of FBA or AcquisitionCo or any statute, regulation or rule or, to the best of my knowledge, any judgment, order or decree binding upon FBA or AcquisitionCo.

     4. Except as have been obtained, filed or given, there are, to the best of my knowledge, no consents, approvals, orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained, filed or given by FBA or AcquisitionCo in connection with the execution and delivery of the Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby.

     The opinions expressed herein are based on the law in effect on the date hereof, and I do not assume any obligation hereby to revise, supplement or update such opinions in the future.

Sunrise Bancorp
                            , 1996
- ----------------------- ----
Page 3

     This opinion is provided to you solely for the purpose of complying with
Section 1.06(b)(iii) of the Agreement and, without my prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than your counsel, except in response to a valid subpoena or other lawful process.


                                           Sincerely,



                                           John S. Daniels

                                  EXHIBIT 2.23


                                  June ___, 1996

First Banks America, Inc.
c/o First Banks America, Inc.
11901 Olive Boulevard
Creve Coeur, Missouri 63141

Attention.: Mr. Allen H. Blake

Gentlemen:

     This letter sets forth the agreement between the undersigned, a member of the Board of Directors of Sunrise Bancorp, Inc., a California corporation ("Bancorp"), First Banks America, Inc., a Delaware corporation ("FBA") and Bancorp. This agreement (the "Agreement") is entered into concurrently with the Agreement and Plan of Merger of even date herewith by and between Bancorp and FBA (the "Merger Agreement"). Capitalized terms which are used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement, unless the context otherwise requires.

     FBA desires to obtain the proxies of all of the directors of Bancorp in consideration of the time, effort, money and resources which FBA has expended and will expend in furtherance of the Merger. The undersigned director acknowledges that FBA's agreement to the terms and provisions of the Merger Agreement is conditioned on the execution of this Agreement by all of the directors of Bancorp including the undersigned and that, in the absence of this Agreement, FBA would not execute the Merger Agreement. The undersigned is executing this Agreement in order to induce FBA to enter into the Merger Agreement and to obtain as a shareholder of Bancorp the benefits of the Merger.

     Section 4.03 of the Merger Agreement provides in part that "[t]he Board of Directors of Bancorp shall unanimously recommend to its shareholders the approval of the Agreement and the Merger, mail the Proxy Statement to its shareholders, and use its best efforts to obtain such shareholder approval; provided, however, that the Board of Directors of Bancorp shall not be obligated to make such recommendation or use its best efforts to obtain shareholder approval if, having consulted and considered the advice of outside legal counsel, the Board has reasonably determined in good faith that the making of such recommendation would constitute a breach of the fiduciary duties of the
members of the Board of Directors under applicable law."   The undersigned
agrees that, subject to the final clause of such Section 4.03, he will join in unanimously recommending the approval of the Merger Agreement and the Merger and use his best efforts to cause Bancorp to comply with the provisions of such Section which are applicable to Bancorp.

     The undersigned represents and warrants to FBA that (1) he has the power to vote the number of shares of Bancorp Common identified on Exhibit A to this Agreement, and (2) this

First Banks America, Inc.
June __, 1996
Page 2


Agreement is a legal, valid and binding obligation of such director, enforceable against him in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity). In order to secure the performance of the duties undertaken herein, the undersigned hereby appoints _______________________________, ___________________________ and
_____________________________, and each of them individually, as proxies, attorneys and agents of the undersigned, with full power of substitution, to vote in the name and on behalf of the undersigned for the approval of the Merger, and against any other proposal relating to the acquisition or change in control of Bancorp, at all meetings of shareholders of Bancorp (including all adjournments thereof) and to exercise, in the name of the undersigned, the power to consent to actions of the shareholders in approving the Merger and against any other proposal relating to the acquisition or change in control of Bancorp with respect to all the shares of Bancorp Common which the undersigned would be entitled to vote or consent if personally present (including all of the shares identified on Exhibit A), with all the powers the undersigned would possess if he were voting such shares.

     The proxy granted herein is irrevocable during the term of this Agreement, which shall commence on the date hereof and end on the earlier to occur of the Effective Time or February 28, 1997. For so long as this Agreement is in effect, the undersigned agrees that he will not sell, transfer, assign or otherwise dispose of any of the shares of Bancorp Common to which this Agreement applies, nor will he grant any other proxy to any person other than FBA.

     Bancorp represents to FBA that it has no reason to believe that any provision of this Agreement is unenforceable or that any person other than the undersigned director has any right to vote the shares of Bancorp Common identified on Exhibit A, and Bancorp joins in this Agreement for the purpose of evidencing (1) its knowledge of the terms hereof and (2) its agreement that it will recognize the validity of the proxies granted herein at any meeting of the shareholders held during the term hereof.

     This Agreement may not be amended except by a written instrument executed by all of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

First Banks America, Inc.
June __, 1996
Page 3


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                 ---------------------------------------
                                 [Director]


                                 FIRST BANKS AMERICA, INC.


                                 By:
                                    ----------------------------------------
                                    Allen H. Blake
                                    Vice President

                                 SUNRISE BANCORP, INC.


                                 By:
                                     --------------------------------------
                                     Harold G. Giomi
                                     President and CEO

                                   EXHIBIT A



 CERTIFICATE NUMBER                              NUMBER OF SHARES

                                  EXHIBIT 3.06

                               FIRST BANKS, INC.
                               135 North Meramec
                            Clayton, Missouri 63105


                                August ___, 1996
Sunrise Bancorp
Five SierraGate Plaza
Roseville, California 95678

Gentlemen:

     This letter is delivered to Sunrise Bancorp concurrently with the execution and delivery by First Banks America, Inc., a Delaware corporation ("FBA"), of the Amended and Restated Agreement and Plan of Merger of even date herewith by and among Sunrise Bancorp, a California corporation ("Bancorp"), FBA and Sunlight Holdings, Inc., a Nevada corporation (the "Amended Agreement"). Capitalized terms which are used but not defined herein are intended to have the meanings assigned to them in the Amended Agreement, unless otherwise stated herein.

     The Amended Agreement contemplates that Bancorp will merge into Holdings, and that Holdings will be the surviving corporation of the Merger. Holdings is a wholly-owned subsidiary of FBA. FBA and First Banks, Inc. intend that, at the Effective Time, Holdings will continue to be a wholly-owned subsidiary of FBA, in which case FBA will provide the Merger Consideration. If, however, First Banks, Inc. determines that regulatory approval of the Merger with the foregoing structure is not likely to be obtained, or if such approval is denied, then First Banks, Inc. intends to seek the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for First Banks, Inc., rather than FBA, to acquire Bancorp. In that event, if the Merger is then approved by the Federal Reserve Board, FBA and First Banks, Inc. will cause the ownership of Holdings to be transferred from FBA to First Banks, Inc., and First Banks, Inc. will pay the Merger Consideration.

     In light of the foregoing, Bancorp has requested that First Banks, Inc. agree, and First Banks, Inc. hereby agrees, as follows:

          In order to induce Bancorp to execute and deliver the Amended Agreement, First Banks, Inc. hereby unconditionally guarantees to Bancorp, for the benefit of Bancorp and its shareholders, that: (1) First Banks, Inc. will diligently seek the approval of the Federal Reserve Board for the acquisition of Bancorp by FBA or, if that approval is determined by First Banks, Inc. to be unlikely to be obtained or is denied, by First Banks, Inc.; (2) if FBA becomes obligated to pay the Merger Consideration pursuant to Section 1.03 of the Amended Agreement, FBA will do so, and if FBA fails to do so, First Banks, Inc. will pay the Merger Consideration to the shareholders of Bancorp; and (3) if First Banks, Inc. determines that regulatory approval of the Merger is unlikely to be obtained or if such approval is denied, in either case because the Federal Reserve Board does not approve of the acquisition of Bancorp by FBA, then First Banks, Inc. will seek the Federal Reserve Board's approval to acquire Bancorp by acquiring the stock of Holdings from FBA, and First Banks, Inc. will pay the Merger Consideration.

          First Banks, Inc. further guarantees that, in the event that the consent or approval of First Banks, Inc. or a subsidiary of First Banks, Inc. (in either case in its capacity as the shareholder of Holdings) is required in order to approve the Merger, First Banks, Inc. will either give the consent or approval or cause the appropriate subsidiary to do so.

     First Banks, Inc. represents and warrants to Bancorp that (1) this letter has been duly and validly executed and delivered by First Banks, Inc. and constitutes the legal, valid and binding obligation of First Banks, Inc., enforceable in accordance with its terms except as the enforcement hereof may be limited by bankruptcy, insolvency or similar laws or by general principles of equity, and no other corporate acts or proceedings are required to be taken by First Banks, Inc. to authorize the execution, delivery and performance hereof; and (2) First Banks, Inc. is the legal and beneficial owner of a majority of the outstanding voting stock of FBA and has a material interest in FBA and in the consummation of the Merger.

     This guaranty amends and supersedes the guaranty contained in the letter dated June 24, 1996 to Sunrise Bancorp executed by First Banks, Inc.

                                         Sincerely,


                                         James F. Dierberg
                                         Chairman of the Board and Chief
                                              Executive Officer

                                                                      Appendix B

                               FIRST BANKS, INC.
                               135 North Meramec
                            Clayton, Missouri 63105


                                August 15, 1996


Sunrise Bancorp
Five SierraGate Plaza
Roseville, California 95678

Gentlemen:

     This letter is delivered to Sunrise Bancorp concurrently with the execution and delivery by First Banks America, Inc., a Delaware corporation ("FBA"), of the Amended and Restated Agreement and Plan of Merger of even date herewith by and among Sunrise Bancorp, a California corporation ("Bancorp"), FBA and Sunlight Holdings, Inc., a Nevada corporation (the "Amended Agreement"). Capitalized terms which are used but not defined herein are intended to have the meanings assigned to them in the Amended Agreement, unless otherwise stated herein.

     The Amended Agreement contemplates that Bancorp will merge into Holdings, and that Holdings will be the surviving corporation of the Merger. Holdings is a wholly-owned subsidiary of FBA. FBA and First Banks, Inc. intend that, at the Effective Time, Holdings will continue to be a wholly-owned subsidiary of FBA, in which case FBA will provide the Merger Consideration. If, however, First Banks, Inc. determines that regulatory approval of the Merger with the foregoing structure is not likely to be obtained, or if such approval is denied, then First Banks, Inc. intends to seek the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for First Banks, Inc., rather than FBA, to acquire Bancorp. In that event, if the Merger is then approved by the Federal Reserve Board, FBA and First Banks, Inc. will cause the ownership of Holdings to be transferred from FBA to First Banks, Inc., and First Banks, Inc. will pay the Merger Consideration.

     In light of the foregoing, Bancorp has requested that First Banks, Inc. agree, and First Banks, Inc. hereby agrees, as follows:

          In order to induce Bancorp to execute and deliver the Amended Agreement, First Banks, Inc. hereby unconditionally guarantees to Bancorp, for the benefit of Bancorp and its shareholders, that: (1) First Banks, Inc. will diligently seek the approval of the Federal Reserve Board for the acquisition of Bancorp by FBA or, if that approval is determined by First Banks, Inc. to be unlikely to be obtained or is denied, by First Banks, Inc.; (2) if FBA becomes obligated to pay the Merger Consideration pursuant to Section 1.03 of the Amended Agreement, FBA will do so, and if FBA fails to do so, First Banks, Inc. will pay the Merger Consideration to the shareholders of Bancorp; and (3) if First Banks, Inc. determines that regulatory approval of the Merger is unlikely to be obtained or if such approval is denied, in

Sunrise Bancorp
August 15, 1996
Page 2


     either case because the Federal Reserve Board does not approve of the acquisition of Bancorp by FBA, then First Banks, Inc. will seek the Federal Reserve Board's approval to acquire Bancorp by acquiring the stock of Holdings from FBA, and First Banks, Inc. will pay the Merger Consideration.

          First Banks, Inc. further guarantees that, in the event that the consent or approval of First Banks, Inc. or a subsidiary of First Banks, Inc. (in either case in its capacity as the shareholder of Holdings) is required in order to approve the Merger, First Banks, Inc. will either give the consent or approval or cause the appropriate subsidiary to do so.

     First Banks, Inc. represents and warrants to Bancorp that (1) this letter has been duly and validly executed and delivered by First Banks, Inc. and constitutes the legal, valid and binding obligation of First Banks, Inc., enforceable in accordance with its terms except as the enforcement hereof may be limited by bankruptcy, insolvency or similar laws or by general principles of equity, and no other corporate acts or proceedings are required to be taken by First Banks, Inc. to authorize the execution, delivery and performance hereof; and (2) First Banks, Inc. is the legal and beneficial owner of a majority of the outstanding voting stock of FBA and has a material interest in FBA and in the consummation of the Merger.

     This guaranty amends and supersedes the guaranty contained in the letter dated June 24, 1996 to Sunrise Bancorp executed by First Banks, Inc.

                                         Sincerely,


                                         /s/ James F. Dierberg
                                         James F. Dierberg
                                         Chairman of the Board and Chief
                                         Executive Officer

                                                                      Appendix C

               CALIFORNIA CORPORATIONS CODE SECTIONS 1300 - 1304


SECTION 1300. CORPORATE PURCHASE OF DISSENTING SHARES

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  NOTICE TO DISSENTING SHAREHOLDERS; DEMAND FOR PURCHASE OF SHARES

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  SHAREHOLDER CERTIFICATES OR NOTICE; TIME LIMIT FOR SUBMISSION

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE; INTEREST; FILING OF AGREEMENTS; TIME FOR PAYMENT

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING OR TO DETERMINE FAIR MARKET VALUE

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                               Appendix D

                 [LETTERHEAD OF SMITH & CROWLEY APPEARS HERE]

Sunrise Bancorp
August 15, 1996
Page 1

Board of Directors
Sunrise Bancorp
#5 SierraGate Plaza
Roseville, California 95678

Members of the Board:

     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value per share (the "Shares"), of Sunrise Bancorp (the "Company") of the cash purchase price of $4.00 offered by First Banks America to be received for each Share (the "Purchase Price") pursuant to the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger dated as of August 15, 1996, between First Banks America ("FBA"), Sunlight Holdings, Inc., and the Company (the "Agreement").


     Smith & Crowley Inc. ("SCI") is an investment banking firm specializing in commercial banks, savings and loan associations, savings banks, and other financial intermediaries, and, as part of its investment banking activities, is called upon to advise clients in mergers, acquisitions, valuations, and business activities involving financial institutions. SCI has acted as the Company's financial advisor in connection with, and has participated in certain of the negotiations leading to, the Agreement. In its capacity as advisory to the Company, SCI will receive a fee based on the value of the Merger.

     You have asked for our opinion as to whether the purchase price to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders of the Company from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things:

     (i) reviewed certain publicly available financial and other data with respect to the Company and First Banks America, including the annual audited consolidated financial statements for 1991 through 1995, unaudited interim periods to June 30, 1996, and certain other relevant financial and operating data relating to the Company and First Banks America made available to us from published sources and from the internal records of and/or communications with the Company and First Banks America;

     (ii) reviewed the form of the Merger Agreement and made inquiries regarding and discussed the Merger, the Merger Agreement and other matters related thereto with the Company's management and counsel;

     (iii) compared the Company and First Banks America from a financial point of view with certain other companies and groups of companies in the banking industry that we deemed to be relevant;

     (iv) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry, which we deemed to be comparable, in whole or in part, to the Merger;

     (v) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company, furnished to us by them, including legal matters, lease agreements, credit quality data, financial forecasts and related assumptions of the Company;

                 [LETTERHEAD OF SMITH & CROWLEY APPEARS HERE]

Sunrise Bancorp
August 15, 1996
Page 2

     (vi) reviewed and discussed with representatives of the management of First Banks America certain information of a business and financial nature regarding First Banks America, furnished to us by them concerning the holding company and its principal affiliates and subsidiaries, including current financial condition, credit quality data, other pending transactions, and general business plans;

     (vii) reviewed the price history, trading volume and valuation of First Banks America common stock and that of the Company as well;

     (viii) met with various officers, directors and consultants of the Company and First Banks America to discuss the foregoing, as well as other matters we believe relevant to our analysis; and

     (ix) considered such other information, financial data and analyses, and economic and market criteria and performed such other analyses and examinations as we have deemed appropriate.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. We are not experts in the evaluation of loan and lease portfolios for the purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and First Banks America are in the aggregate adequate to cover all such losses. In addition, we have not reviewed the individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or First Banks America or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Purchase Price pursuant to the Agreement is fair from a financial point of view to holders of the Shares.



Respectfully submitted,

SMITH & CROWLEY INC.


By:  /s/ Donald K. Crowley
     _________________________
     Donald K. Crowley
     Managing Director

                                                                      Appendix E

                        SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 10-Q

  X  Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange
- -----
Act of 1934 For the Period Ended:  June 30, 1996

     Transition Report pursuant to Section 13 or 15(d) of the Securities
- -----
Exchange Act of 1934

For the Transition Period from      to       .
                              ------   ------

Commission File Number:  0-10773


                                SUNRISE BANCORP
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    California                   94-2819328
- --------------------------------------------------------------------------------
                 (State or other jurisdiction of      (I.R.S. Employer
                 incorporation or organization)       Identification No.)

                 5 Sierragate Plaza, Roseville, CA       95678
- --------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip code)

                                 (916) 783-2800
- --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
- --------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


                         YES    X             NO
                         ---------            ---------

  Number of shares of Common Stock issued and outstanding as of July 29, 1996:
4,263,298

                                SUNRISE BANCORP


                         QUARTERLY REPORT ON FORM 10-Q


                                     INDEX


                                                                       Page No.
                                                                     ----------

PART I      FINANCIAL INFORMATION

Item 1      Financial Statements:

            Consolidated Condensed Statements of Condition June 30,
            1996, and December 31, 1995                                   3

            Consolidated Condensed Statements of Operations for the
            three and six months ended June 30, 1996 and 1995             4

            Consolidated Condensed Statements of Cash Flows for the
            six months ended June 30, 1996 and 1995                       5

            Notes to Consolidated Condensed Financial Statements          6

Item 2      Management's Discussion and Analysis of Financial
            Condition and Results of Operations                           7

PART II     OTHER INFORMATION

Item 6      Exhibits and Reports on Form 8-K                             15

SIGNATURES                                                               16

ITEM 1 FINANCIAL STATEMENTS


                         SUNRISE BANCORP AND SUBSIDIARY

                 CONSOLIDATED CONDENSED STATEMENTS OF CONDITION
                      JUNE 30, 1996 AND DECEMBER 31, 1995


                                                                            JUNE 30,     DECEMBER 31,
                                                                              1996           1995
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)                       (UNAUDITED)
                                                                          ----------     -----------
ASSETS
- ------
Cash and due from banks                                                    $  3,395        $  3,726
Federal funds sold and repurchase agreements                                 24,500          29,000
Investment securities held to maturity                                       19,049          20,273
(market value $18,111 at June 30, 1996 and $19,944 at December 31, 1995)

Loans                                                                        64,272          66,765
Less allowance for loan losses                                                1,802           2,505
                                                                           --------        --------
  Net loans                                                                  62,470          64,260
                                                                           --------        --------
Premises and equipment                                                          668             873
Other real estate owned                                                       1,230             692
Other assets                                                                  2,228           2,160
                                                                           --------        --------
                                                                           $113,540        $120,984
                                                                           ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------
Deposit liabilities:
  Noninterest bearing                                                      $ 13,573        $ 13,808
  Interest bearing                                                           83,009          90,075
                                                                           --------        --------
    Total deposit liabilities                                                96,582         103,883

Borrowings                                                                       --              --
Other liabilities                                                               389             612
                                                                           --------        --------
    Total liabilities                                                        96,971         104,495

Shareholders' equity:
  Preferred stock, no par value. Authorized 20,000,000 shares; none
   issued                                                                        --              --
  Common stock, no par value. Authorized 20,000,000 shares; issued
   4,263,298 shares in 1996 and 1995                                         18,327          18,327
  Retained earnings                                                          (1,758)         (1,838)
                                                                           --------        --------
    Total shareholders' equity                                               16,569          16,489
                                                                           --------        --------
                                                                           $113,540        $120,984
                                                                           ========        ========


See accompanying notes to consolidated financial statements.

                         SUNRISE BANCORP AND SUBSIDIARY

                Consolidated Condensed Statements Of Operations
           For the three and six months ended June 30, 1996 and 1995
                                  (unaudited)


                                                        Three months        Six months
(dollar amounts in thousands, except per share data)   ended June 30      ended June 30
                                                        1996    1995       1996    1995
                                                       ------  ------     ------  ------

Interest income:
  Interest on loans                                    $1,562  $1,850     $3,152  $ 3,768
  Interest on investment securities                       267     713        542    1,450
  Interest on federal funds sold and repos                312      96        722      120
                                                       ------  ------     ------  -------
    Total interest income                               2,141   2,659      4,416    5,338
                                                       ------  ------     ------  -------
Interest expense:
  Interest on deposit liabilities                         798     891      1,655    1,653
  Interest on other borrowings                             --       1                 118
                                                       ------  ------     ------  -------
    Total interest expense                                798     892      1,655    1,771
                                                       ------  ------     ------  -------
    Net interest income                                 1,343   1,767      2,761    3,567
Provision for loan losses                                  --      --         --       --
                                                       ------  ------     ------  -------
  Net interest income after provision for loan losses   1,343   1,767      2,761    3,567
                                                       ------  ------     ------  -------
Other income:
  Service charges and fees                                 76     113        162      209
  Loan sales                                               --      --         --       --
  Other                                                   338       5        414        2
                                                       ------  ------     ------  -------
    Total other income                                    414     118        576      211
                                                       ------  ------     ------  -------
Other expenses:
  Salaries and employee benefits                          680     758      1,347    1,523
  Occupancy                                               280     331        543      606
  Furniture and equipment                                 107     147        211      299
  Other                                                   639     693      1,099    1,303
                                                       ------  ------     ------  -------
    Total other expenses                                1,706   1,929      3,200    3,731
                                                       ------  ------     ------  -------
Net income (loss) before provision for income taxes        51     (44)       137       47
Provision (benefit) for income taxes                       12      (3)        57       35
                                                       ------  ------     ------  -------


Net income (loss)                                      $   39    ($41)    $   80  $    12
                                                       ======  ======     ======  =======


Net income (loss) per share                            $ 0.01  ($0.01)    $ 0.02  $  0.00
                                                       ======  ======     ======  =======

See accompanying notes to consolidated financial statements.

                         SUNRISE BANCORP AND SUBSIDIARY


                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                           SIX MONTHS
(DOLLAR AMOUNTS IN THOUSANDS)                            ENDED JUNE 30,
                                                        1996        1995
                                                      -------     --------
Operating activities:
  Net Income                                          $    80     $     12
  Adjustments to reconcile net income to net cash
   provided (used) by operating activities:
    Accretion of deferred loan fees and costs              (1)         (93)
    Provision for loan and other real estate owned
     losses                                                --          150
    Depreciation and amortization                         238          380
    Net change in other assets                            (68)       1,627
    Net change in other liabilities                      (223)        (725)
                                                      -------     --------
    Net cash provided  by operating activities             26        1,351
                                                      -------     --------
Investing activities:
  Purchases of investment securities                       --           --
  Maturities and repayments of investment securities    1,192        6,175
  Net (increase) decrease in loans                        363        5,115
  Net sales of other real estate owned                    889        1,744
  Net purchases of premises and equipment                  --           --
                                                      -------     --------
    Net cash provided by investing activities           2,444       13,034
                                                      -------     --------
Financing activities:
  Increase (decrease) in deposit liabilities           (7,301)      14,133
  Decrease in other borrowing                              --      (10,548)
                                                      -------     --------
    Net cash provided (used)  by financing
     activities                                        (7,301)       3,585
                                                      -------     --------
(Decrease) increase in cash and cash equivalents       (4,831)      17,970
Cash and cash equivalents at beginning of period       32,726        6,367
                                                      -------     --------
Cash and cash equivalents at end of period            $27,895     $ 24,337
                                                      =======     ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                          $ 1,685     $  1,790
                                                      =======     ========
    Income taxes paid (refunded)                      $     2      ($1,373)
                                                      =======     ========
Supplemental schedule of noncash investing and
 financing activities:
  Other real estate owned acquired through
   foreclosure on assets securing loans               $ 1,427     $    456
                                                      =======     ========

See accompanying notes to consolidated condensed financial statements.

1)  Financial Statement Presentation
    --------------------------------

    The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

    The consolidated condensed financial statements include the accounts of Sunrise Bancorp (the "Company") and its wholly-owned subsidiary, Sunrise Bank of California (the "Bank"), with all material intercompany accounts and transactions eliminated. For further information refer to the financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1995.

2)  Contingent Liabilities
    ----------------------

    The Company and its subsidiary are at times subject to threatened or filed legal actions with regard to matters arising out of the conduct of their businesses. It is the opinion of management, after consulting with legal counsel, that the resulting liability, if any, as a result of these legal actions are not currently anticipated to materially affect the consolidated financial condition of the Company.

3)  Merger Agreement
    ----------------

    On June 24, 1996, the Company agreed to merge with a subsidiary of First Banks America, Inc., subject to approval of the Company's shareholders and regulatory approval.

4)  Subsequent Event
    ----------------

    On July 25, 1996, as a result of an examination of the Company conducted by the Federal Reserve Bank ("FRB") as of December 31, 1995, the FRB terminated the memorandum of Understanding between the FRB and the Company which had been in effect since 1993.

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information concerns the consolidated financial condition and results of operations of the Company and relates primarily to the Bank. This information should be read in conjunction with the Consolidated Financial Statements and the 1995 Annual Report on Form 10-K.

LIQUIDITY

The objective of liquidity management is to maintain sufficient cash flow to satisfy both changes in loan demand and deposit fluctuations while maximizing the yield available from the instruments being used. Liquidity is managed from both sides of the balance sheet. Liquid assets consist of cash and due from banks, federal funds sold, securities purchased under repurchase agreements and investment securities that can be used as collateral for other borrowings. On the liability side of the balance sheet, liquidity is provided by core deposits, lines of credit, and other borrowings.

Cash and cash equivalents equaled $27,895,000, at June 30, 1996, and $32,726,000 at December 31, 1995, and investment securities equaled $19,049,000 and $20,273,000, respectively. The decrease in cash and cash equivalents was due to the funding of maturing certificates of deposits, and other deposit relationships.

As an additional source of liquidity, the Bank is eligible to borrow funds on an overnight basis from the Federal Reserve Bank of San Francisco and several broker/dealers. The maximum available advance is dependent upon the amount of the Bank's investment securities and loans pledged to collateralize such borrowings. At June 30, 1996, the Bank had no borrowings against these lines of credit.

INTEREST RATE SENSITIVITY

Interest rate sensitivity is a measure of the relationship between a change in market interest rates and a resultant change in net interest income due to the repricing and/or maturity characteristics of the assets and liabilities of the Company. As a result of industry deregulation, the Bank can vary the rates and, to a limited degree, the terms of the deposits it offers in order to acquire the funds necessary for lending and other operations. The rates the Bank pays on these deposits vary, but generally are set at a slight premium over the rates paid by large commercial banks. While the Bank cannot match each of its assets with specific funding sources, it does monitor the aggregate maturities and interest rate sensitivities of all its investments, loans and deposits within specified time frames.

Management attempts to adjust the interest rates paid on various rate-sensitive deposits in order to regulate the volume of such deposits in maturity ranges that correspond to the Bank's needs and interest rate expectations. In developing strategies to minimize interest rate risk and maximize the net interest margin, management considers such external factors as current and projected economic conditions.

The following table illustrates the cumulative repricing/maturity intervals of all interest earning assets and interest bearing liabilities over several time frames and the cumulative gap at June 30, 1996. The table does not include noninterest-bearing accounts as they involve no explicit payment of interest. The table does not necessarily indicate the impact of general interest rate movement on net interest income since the repricing of various categories of assets and liabilities is subject to competitive pressures. Interest earning assets include variable rate instruments which are presented in time frames that correspond to the earlier of initial repricing dates or scheduled principal amortization maturity dates, and fixed rate instruments which are presented in time frames that correspond to scheduled principal amortization or maturity dates. All interest bearing liabilities, other than time deposits, have variable rates of interest that are repriceable immediately. Time deposits are presented in timeframes that correspond to scheduled maturity dates.



- ----------------------------------------------------------------------------------------------------------
         (DOLLAR AMOUNTS IN THOUSANDS)
                                                            3 MONTHS   3-12      1-5     AFTER
JUNE 30, 1996                                    ONE DAY    OR LESS   MONTHS    YEARS   5 YEARS   TOTALS
- ----------------------------------------------------------------------------------------------------------
Interest earning assets:
  Loans                                          $ 37,386    10,854     4,338   10,785   1,081     64,444
  Investment securities                                 0       450     1,350   17,249       0     19,049
  Federal funds sold and repurchase agreements      5,500    19,000         0        0       0     24,500
                                                 --------    ------   -------   ------  ------    -------
    Total interest earning assets                $ 42,886    30,304     5,688   28,034   1,081    107,993
                                                 ========    ======   =======   ======  ======    =======
Interest bearing liabilities:
  Savings accounts                               $    955         0         0        0       0        955
  Interest checking accounts                       32,347         0         0        0       0     32,347
  Money market deposit accounts                    19,787         0         0        0       0     19,787
  Time deposits of $100,000 or more                     0     4,109     4,916      587       0      9,612
  Other time deposits                                   0     7,509    11,017    1,782       0     20,308
  Other borrowings                                      0         0         0        0       0          0
                                                 --------    ------   -------   ------  ------    -------
    Total interest bearing liabilities           $ 53,089    11,618    15,933    2,369       0     83,009
                                                 ========    ======   =======   ======  ======    =======
    Current gap                                   (10,203)   18,686   (10,245)  25,665   1,081     24,984
                                                 ========    ======   =======   ======  ======    =======
    Cumulative gap                               $(10,203)    8,483    (1,762)  23,903  24,984     24,984
                                                 ========    ======   =======   ======  ======    =======


CAPITAL RESOURCES

The Federal Reserve Board and the FDIC established final risk-based and leverage capital guidelines for bank holding companies and banks. These guidelines created a framework wherein balance sheet assets and certain off-balance sheet commitments are weighted by risk and compared to capital. Capital is assigned to tiers with common equity included in Tier 1 capital and a portion of the allowance for credit losses included in Tier 2 capital or total capital. On June 30, 1996, the minimum required ratio for qualifying total capital was 8.0%, of which 4.0% must be Tier 1 capital. Additionally, a 3% minimum leverage ratio of Tier 1 capital to average total assets for the most recent quarter must be maintained. Banking organizations anticipating significant asset growth or which are not highly rated by their primary federal regulators are expected to maintain leverage ratios 1% to 2% in excess of the minimum. Capital ratios for both the Company and the Bank at June 30, 1996, exceeded the current regulatory requirements.

The following table illustrates various capital ratios of the Bank and the Company (on a consolidated basis) as of June 30, 1996 and December 31, 1995:



                               AS OF JUNE 30, 1996   AS OF DECEMBER 31, 1995

                                 BANK      COMPANY      BANK         COMPANY
                                -------    -------     -------       -------
Leverage ratio                  12.77%     13.74%      10.98%        11.75%

Tier 1 Capital to               19.21%     20.70%      15.69%        17.05%
 risk-weighted assets

Total Capital to
 risk-weighted assets           20.46%     21.95%      16.95%        18.31%


On April 15, 1996, the Company reported on a Current Report on Form 8-K (dated April 8, 1996) that the Company and ValliCorp Holdings, Inc. ("ValliCorp") jointly announced that they had signed a nonbinding letter of intent calling for the Company to merge into ValliCorp. On May 15, 1996, ValliCorp and the Company jointly announced that they were terminating further discussion concerning a possible merger. Pursuant to the letter of intent Vallicorp's deposit of $250,000 paid to the Company has been forfeited and is included in the Company's other income.

On July 3, 1996, the Company reported on a Current Report on Form 8-K (dated June 24, 1996) that the Company and First Banks America, Inc. ("FBA"), entered into an Agreement and Plan of Merger pursuant to which the Company will merge with a wholly-owned subsidiary or other corporate affiliate of FBA, subject to approval of the Company's shareholders and regulatory approval. Smith and Crowley Inc., the Company's investment banking firm, have rendered their opinion that the consideration to be received in the merger, of $4.00 per share, is fair from a financial point of view. The Board of Directors believes the merger is in the best interest of the shareholders.

REGULATORY MATTERS

On July 25, 1996, as a result of an examination of the Company conducted by the Federal Reserve Bank ("FRB") as of December 31, 1995, the FRB terminated the Memorandum of Understanding between the FRB and the Company which had been in effect since 1993.

RESULTS OF OPERATIONS

The Company recorded consolidated net income of $39,000 ($.01 per share) for the three months ended June 30, 1996, compared to a net loss of $41,000 ($.01 per share) for the three months ended June 30, 1995.

The Company recorded consolidated net income of $80,000 ($.02 per share) for the six months ended June 30, 1996, compared to net income of $12,000 ($.00 per share) for the six months ended June 30, 1995.

The following table illustrates the net income of the Company and the Bank on a stand-alone basis for the three months and six months ended June 30, 1996 and 1995:



                                           THREE MONTHS      SIX MONTHS
                                          ENDED JUNE 30,   ENDED JUNE 30,
                                         ---------------   ---------------
     (DOLLAR AMOUNTS IN THOUSANDS)        1996     1995     1996      1995
                                         -------  -------  -------  ------
Company                                   $ 98     $(45)     $78     $(39)

Bank                                       (59)       4        2       51
                                          ----     ----      ---     ----
Consolidated net income (loss)            $ 39     $(41)     $80     $ 12
                                          ====     ====      ===     ====


The increased net income for the three and six months ended June 30, 1996, over the same period in 1995 was primarily due to increased non-recurring other income, and decreased other expenses, which more than offset the decrease in net interest income.

NET INTEREST INCOME

Net interest income, the difference between interest earned on loans and other investments and interest paid on deposits and other borrowings, is the most significant component of the Company's revenues. The Company's net interest income before provision for loan losses was $2,761,000 in the six months ended June 30, 1996, compared to $3,567,000 for the six months ended June 30, 1995, which is a $806,000 (or 23%) decrease. The decrease in net interest income was the result of a decrease in average earning assets (see table on next page) of the Company of $18,931,000, or 14%, and a decrease in the net interest margin from 5.45% to 4.94%.

The following table sets forth average assets, major deposit categories, other liabilities and shareholders' equity; interest income earned and interest expense paid; average rates earned and expensed and the net interest margin for the six months ended June 30, 1996 and 1995:


                                                       1996                          1995
                                            ----------------------------  -----------------------------
                                            AVERAGE              AVERAGE  AVERAGE               AVERAGE
(dollar amounts in thousands)               BALANCE    INTEREST   YIELD   BALANCE    INTEREST    YIELD
                                            ---------  --------  -------  ---------  --------  --------
Assets:
  Interest earning assets:
    Loans (1)                               $ 66,445    $3,152    9.59%   $ 78,618    $3,768     9.67%
    Investment securities                     19,775       542    5.54%     49,220     1,450     5.94%
    Federal funds sold and securities
     purchased under agreements to resell     26,761       722    5.46%      4,074       120     5.94%
    Interest bearing deposits                      0         0    0.00%          0         0     0.00%
                                            --------   --------           --------   --------
      Total interest earning assets          112,981    $4,416    7.90%    131,912    $5,338     8.16%
                                                       --------                      --------
  Allowance for loan losses                   (2,387)                       (4,004)
  Cash and due from banks                      4,057                         6,788
  Premises and equipment and other assets      3,852                         6,802
                                            $118,503                      $141,498
                                            ========                      ========
Liabilities and Shareholders' Equity:
  Interest bearing liabilities:
    Savings accounts                        $  1,059    $   13    2.48%   $  1,007    $   13     2.60%
    Interest checking accounts                33,675       459    2.76%     35,252       478     2.73%
    Money market deposit accounts             22,944       347    3.06%     28,338       429     3.05%
    Time deposits                             30,232       836    5.59%     26,580       733     5.56%
    Other borrowings                               0         0    0.00%      4,344       118     5.48%
                                            --------   --------           --------   --------
      Total interest bearing liabilities      87,910     1,655    3.81%     95,521     1,771     3.74%
                                                       --------                      --------
  Demand deposits                             13,576                        27,311
  Other liabilities                              497                           686
                                            --------                      --------
      Total liabilities                      101,983                       123,518
  Shareholders' equity                        16,520                        17,980
                                            --------                      --------
                                            $118,503                      $141,498
                                            ========                      ========
Net interest income and margin (2)                      $2,761    4.94%               $3,567     5.45%
                                                       ========                      ========


(1) Average loans include nonaccrual loans.

(2) Net interest margin is computed by dividing net interest income by total average interest earning assets and is annualized.

   The following table shows the approximate effect on net interest of volume and rate changes for the six months ended June 30, 1996 and 1995. Changes which are the combined result of volume and rate changes are allocated in proportion to the volume and rate changes.

(DOLLAR AMOUNTS IN THOUSANDS)                               1996 VS. 1995
                                                        --------------------
                                                        VOLUME  RATE    TOTAL
                                                        ------  ----    -----
Increase (decrease) in interest income:
  Loans                                                 ($587)  ($29)   ($616)
  Investment securities                                  (816)   (92)    (908)
  Federal funds sold                                      613    (11)     602
  Interest bearing deposits                                 0      0        0
                                                        -----   ----    -----
                                                         (790)  (132)    (922)
                                                        -----   ----    -----
Increase (decrease) in interest expense:
  Savings accounts                                          1     (1)       0
  Interest checking accounts                              (23)     4      (19)
  Money market deposit accounts                           (83)     1      (82)
  Time deposits                                            99      4      103
  Other borrowings                                        (59)   (59)    (118)
                                                        -----   ----    -----
                                                          (65)   (51)    (116)
                                                        -----   ----    -----
    Change in net interest income                       ($725)  ($81)   ($806)
                                                        =====   ====    =====

PROVISION FOR LOAN LOSSES AND ASSET QUALITY

At June 30, 1996, the allowance for loan losses was $1,802,000 or 2.80% of outstanding loans. Due to the decrease in total loans and nonaccrual loans, no provision was added to the allowance for loan losses for the six months ended June 30, 1996 or June 30, 1995.

The following unaudited table sets forth certain information concerning nonaccrual, past due and other real estate owned:


                                                   June 30,  December 31,   June 30,
(dollar amounts in thousands, except percentages)    1996        1995         1995
                                                   --------  ------------  ---------
Nonaccrual loans                                    $1,982      $3,228       $5,665
Accruing loans past due 90 days or more                285          89            2
Other real estate owned                              1,403         692        1,314
                                                    ------      ------       ------
Total nonperforming assets                          $3,670      $4,009       $6,981
                                                    ======      ======       ======

Percentage of average assets                         3.10%       2.98%        4.93%
                                                    ======      ======       ======


As of June 30, 1996, nonaccrual loans are comprised of loans to 13 borrowers. Two of the nonaccrual loans totaling $630,900, or 32% of total nonaccrual loans, are real estate secured. Five of the nonaccrual loans totaling $1,110,300, or 56% of total nonaccrual loans, consist of commercial loans, secured by real estate or other commercial assets. The remaining six loans were comprised of five consumer loans totaling $63,900 and one mortgage loan totaling of $176,600.

Accruing loans 90 days or more past due as of June 30, 1996 consists of two real estate secured loan. One totaling $66,000 which was paid in full on July 2, 1996 and the other loan secured by real estate, totaling $219,000, received a $145,000 payment in July and is expected to be paid in full in August 1996.

The California economy and the Sacramento region, appear to be coming out of a recession and the Bank's loan portfolio, which includes approximately
$33 million in real estate loans representing approximately 51% of the portfolio, could be adversely affected if California economic conditions and the real estate market in the Bank's market area weaken. The effect of such events, although uncertain at this time, could result in an increase in the level of nonperforming loans and the level of the allowance for loan losses which could adversely affect the Company's and the Bank's future growth and profitability.

At June 30, 1996, the Company's recorded investment in loans for which an impairment has been recognized totaled $2,988,600. Included in this amount were $25,000 of impaired loans for which an allowance of $25,000 is included in the allowance for loan losses, as well as $2,963,600 of impaired loans that as a result of write downs on the fair value of collateral, did not have an allowance. The average recorded investment in impaired loans was $4,247,600 for the six months ended June 30, 1996. Except for impaired loans on non-accrual, interest may be recognized on impaired loans when cash is received and the future collection of principal is considered by management to be probable. The amount so recognized was immaterial to operations during the first six months of 1996.

Other real estate owned consists of one medical building, one commercial office condominium, and one undeveloped parcel of land.

OTHER INCOME

Other income for the three months ended June 30, 1996 increased $296,000 (250%), and $365,000 (173%) for the six months ended June 30, 1996, as compared to the same periods in 1995. This increase is due primarily to non-recurring income of $250,000 from a deposit forfeited by ValliCorp and a $70,000 deposit forfeited from a contract to purchase other real estate owned, which was not fulfilled and $91,000 in gains recognized on the sale of other real estate owned. Other income also includes service charges on deposit accounts, and other customer service fees. The decrease in service charges in 1996 resulted from the decreased number of demand deposit accounts.

OTHER EXPENSES

Salaries and employee benefit expense decreased $78,000 (10%) for the three months ended June 30, 1996, and $176,000 (12%) for the six months ended June 30, 1996, as compared to the same periods in 1995. This decrease in employee expense is principally due to the decrease in the number of employees and related decreases in benefit costs.

Occupancy expense and equipment expense decreased $91,000 (19%) for the three months ended June 30, 1996 and $151,000 (17%) for the six months ended June 30, 1996, as compared to the same periods in 1995. These decreases are due primarily to decreased rental and depreciation expense resulting from the Company's decision to sublease a portion of its administrative offices.

Other expenses decreased $54,000 (8%) and $204,000 (16%) for the three and six months ended June 30, 1996 as compared to the same periods in 1995. The components of other expenses are provided in the table below for the three and six months ended June 30, 1996 and 1995:



                                                Three months       Six months
                                                   ended             ended
        (dollar amounts in thousands)             June 30,          June 30,
                                                1996    1995     1996     1995
                                                ----    ----     ----     ----
Stationery and supplies                         $ 38    $ 24   $   79   $   54
Communications                                    65      65      130      121
Professional fees                                216     105      345      181
Deposit insurance assessments                     48      81       98      175
Outside service fees                             101     193      185      345
Loan collection and OREO expense                  51     116       72      223
Other                                            120     109      190      204
                                                ----    ----   ------   ------
                                                $639    $693   $1,099   $1,303
                                                ====    ====   ======   ======


The principal reasons for the decrease in other expenses between 1996 and 1995 relates to decreased deposit insurance assessment, decreased other outside service fees and decreased OREO expense related to a $75,000 reserve valuation allowance taken in both the first and second quarter of 1995. Professional fees increased in both the first and second quarter of 1996 over 1995 due to increased legal expenses.

PART II  OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K
- ----------------------------------------

(a) Exhibits

    Exhibit No. 2 Agreement and Plan of Merger between Sunrise Bancorp and First
                  Banks America, Inc., dated June 24, 1996, filed as exhibit
                  99.2 to the Registrant's Current Report on Form 8-K dated June 24, 1996, is hereby incorporated by reference.

(b) Reports on Form 8-K

A Current Report on Form 8-K dated April 8, 1996, was filed on April 15, 1996, reporting under Item 5 - Other Events the signing of a nonbinding letter of intent between for the Company and ValliCorp.

A Current Report on Form 8-K dated June 24, 1996, was filed on July 3, 1996, reporting under Item 5 - Other Events the signing of an Agreement and Plan of Merger between the Company and First Banks America, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                SUNRISE BANCORP


Date: August 2, 1996    BY: /S/SARAH THOMPSON
      --------------        -----------------------------------
                            Sarah Thompson
                            Senior Vice President and Chief Financial
                            Officer
                            (Signing on behalf of the registrant and as
                            principal financial officer and chief accounting
                            officer).

                                                                      APPENDIX F
Sunrise Bancorp


                    [LOGO OF SUNRISE BANCORP APPEARS HERE]


                                                 ANNUAL REPORT


                                                               1995

                                Sunrise Bancorp

Contents

Financial Highlights...................................   2
President's Message....................................   3
Selected Consolidated Financial Data...................   4
Management's Discussion and Analysis...................
     of Financial Condition and Results of Operations..   5
Consolidated Financial Statements......................  15
Notes to Consolidated Financial Statements.............  19
Independent Auditors' Report...........................  30
Market for Registrant's Common Equity..................
     and Related Shareholder Matters...................  31
Selected Quarterly Financial Data......................  31
Corporate Information..................................  32


                                Sunrise Bancorp

                             Financial Highlights

- ----------------------------------------------------------------------------------------------------
 (amounts in thousands, except per share)      1995        1994        1993       1992       1991
- ----------------------------------------------------------------------------------------------------

For The Year
  Net income (loss)                          ($1,520)    ($3,042)    ($3,918)   $  3,603   $  1,920
  Net income (loss) per average
     common share                              (0.36)      (0.71)      (0.92)       0.85       0.49
  Return on average assets                     (1.13%)     (1.52%)     (1.57%)      1.48%      0.84%
  Return on average shareholders equity        (8.49%)    (15.27%)    (15.55%)     16.16%     10.26%
  Net interest margin                           5.16%       4.88%       5.14%       5.30%      5.40%
 ---------------------------------------------------------------------------------------------------

At Year End
  Total assets                              $120,984    $146,500    $307,155    $245,251   $268,662
  Total deposits                             103,883     116,943     284,869     219,244    203,401
  Loans, net                                  64,260      77,189     110,529     116,957    124,546
  Shareholders' equity                        16,489      18,009      21,051      24,972     21,129
  Book value per common share                   3.87        4.22        4.93        5.87       5.40
- ----------------------------------------------------------------------------------------------------

                                Sunrise Bancorp

                              President's Message

                                                                  April 15, 1996
- --------------------------------------------------------------------------------

Dear Shareholders:

On April 8, 1996, ValliCorp Holdings, Inc., and Sunrise Bancorp jointly announced their intention to merge. The companies have signed a letter of intent calling for ValliCorp to acquire the outstanding shares of Sunrise. Under the terms of the letter of intent, Sunrise shareholders would receive ValliCorp common stock and cash aggregating $20.6 million, approximately 1.25 times the book value of Sunrise at December 31, 1995 ($4.55 per share). The proposed transaction is planned to be structured as a tax-free exchange and to be accounted for using the purchase method. The parties intend to complete the merger by the end of December 1996. Completion of the merger is subject to, among other things, execution of a definitive agreement and Sunrise shareholder and regulatory approval. ValliCorp Holdings, Inc., is the largest supercommunity banking company based in Central California with assets of $1.3 billion and 54 full-service branches.

Notwithstanding the above announcement regarding the letter of intent to merge, 1995 was my first full year with Sunrise Bancorp and Sunrise Bank of California. Although the Company reports losses for 1995, several improvements and positive trends were achieved.

Sunrise Bancorp had a net loss of $1.5 million for 1995. This compares with losses of $3.0 million in 1994 and $3.9 million in 1993. The loss reflects management's decision to write down or dispose of certain assets and to take various steps to reduce on-going expense levels. Most significantly, noninterest expense included $1.0 million of additional reserves on foreclosed real estate and $334,000 attributable to losses on sales of investment securities.

We were able to restructure and shorten the investment portfolio in December of 1995. At the end of 1994, the market value of the investment portfolio was $4.2 million less than the amortized costs; by disposing of some longer-termed investments at a $334,000 loss to the Bank, the Bank's investment portfolio was significantly enhanced. At year end 1995, the Bank's investments totaled $20 million and had an average maturity of less than five years, and the portfolio's market value was only $329,000 lower than the Bank's carrying value, with all securities classified as "held to maturity."

By the end of 1995, nonperforming assets declined to $4.0 million from $10.6 million at year-end 1994. This compares with a peak level of $16.3 million in August of 1994. Similarly, the Bank's internally classified assets at 1995 year-end were $6.1 million, including foreclosed property (net of reserves). This compares with year-end 1994 levels of $24.9 million and the previous high of $35.5 million in August of 1994.

Sunrise Bank is fortunate to have an above-average capital position, which has permitted us to work on improving our credit quality at the same time that we have addressed other internal issues, such as our investment portfolio, our efficiency of operations, and the excess leased space in our headquarters building. The Bank also reduced its size and reliance on certain high-cost and potentially volatile deposit sources.

As of December 31, 1995, Sunrise Bancorp had total assets of $121 million and common equity of $16 million. Tier 1 and risk based capital ratios were 17.05% and 18.31%, respectively. Sunrise is considered "well-capitalized" under federal bank regulatory definitions. Sunrise Bancorp's book value per share at 1995 year-end was $3.87.

As a result of a joint examination by the Federal Deposit Insurance Corporation and the Superintendent of Banks of the State of California in December of 1995, the Memorandum of Understanding with the FDIC and the Agreement with the Superintendent were terminated. The Memorandum of Understanding with the Federal Reserve Bank remains in effect and unchanged. We are pleased that the FDIC and Superintendent have released the Bank from these agreements as we believe it reflects increased regulatory confidence in the Bank.

The leadership of the Company has been enhanced by the addition of two new directors. Anthony Pescetti joined the Company as a new director in May of 1995, and William Eames was appointed as a director in February of 1996. Sarah Thompson has been an energetic source of strength as our new Senior Vice President, Chief Financial Officer and Corporate Secretary. Regional Senior Vice President Michael Kennedy has managed the Community Association Bank Services division for another successful year. Senior Vice President and Manager of Real Estate Lending Judy Duvall has brought new business to the Bank while improving the quality of the existing real estate loan portfolio. Working together, the Board of Director and the management team have made steady progress in many areas.

Thank you for your continuing confidence and support.

Sincerely,


/s/ Hal Giomi
- ----------------------------------------
    Hal Giomi
    President and Chief Executive Officer

                                Sunrise Bancorp


                       Sunrise Bancorp and Subsidiaries
                     Selected Consolidated Financial Data

- --------------------------------------------------------------------------------------------------------------------------

(dollar amounts in thousands, except per share amounts)         (1995)       (1994)        1993         1992        1991
- --------------------------------------------------------------------------------------------------------------------------
Operations for the period:
 Total interest income                                       $ 10,134     $ 12,200     $ 13,749     $ 15,697    $ 21,126
 Total interest expense                                         3,622        3,373        2,618        4,485       9,852
- --------------------------------------------------------------------------------------------------------------------------
  Net interest income                                           6,512        8,827       11,131       11,212      11,274
 Provision for loan losses                                         --       (2,668)      (7,700)      (1,720)     (1,250)
 Non Interest income (1)                                          111        2,587        4,547       11,907       6,919
 Non Interest expenses                                         (8,142)     (13,249)     (15,211)     (14,920)    (13,684)
 Provision for income taxes                                        (1)       1,461        3,065       (2,876)     (1,339)
- --------------------------------------------------------------------------------------------------------------------------
  Net income (loss) before
   extraordinary item and cumulative effect
   of change in accounting principle                           (1,520)      (3,042)      (4,168)       3,603       1,920
 Cumulative effect of a change in
  accounting principle (2)                                         --           --         (250)          --          --
  Net income (loss)                                         ($  1,520)   ($  3,042)   ($  3,918)       3,603       1,920
- --------------------------------------------------------------------------------------------------------------------------
 Per share amounts:
 Net income (loss) before cumulative effect
  of change in accounting principle                         ($   0.36)   ($   0.71)   ($   0.98)    $   0.85    $   0.49
  Net income (loss)                                         ($   0.36)   ($   0.71)   ($   0.92)    $   0.85    $   0.49
- --------------------------------------------------------------------------------------------------------------------------
 Weighted average shares outstanding                            4,263        4,263        4,263        4,252       3,915
- --------------------------------------------------------------------------------------------------------------------------
Balances at end of period:
 Interest bearing deposits,
  federal funds sold and
  securities purchased under
  agreement to resell, and
  investment securities                                      $ 49,273     $ 54,040     $127,891     $ 96,862    $ 41,890
- --------------------------------------------------------------------------------------------------------------------------
 Mortgage loans held for sale                                      --           --     $ 35,812     $    163    $ 59,474
- --------------------------------------------------------------------------------------------------------------------------
  Net loans                                                  $ 64,260     $ 77,189     $110,529     $116,957    $124,546
- --------------------------------------------------------------------------------------------------------------------------
 Total assets                                                $120,984     $146,500     $307,155     $245,251    $268,662
- --------------------------------------------------------------------------------------------------------------------------
 Time deposits of $100,000 or more                           $ 10,183     $  7,637     $ 18,572     $  6,161    $  7,123
- --------------------------------------------------------------------------------------------------------------------------
 Total deposit liabilities                                   $103,883     $116,943     $284,869     $219,244    $203,401
- --------------------------------------------------------------------------------------------------------------------------
 Shareholders' equity                                        $ 16,489     $ 18,009     $ 21,051     $ 24,972    $ 21,129
- --------------------------------------------------------------------------------------------------------------------------
 Book value per share                                        $   3.87     $   4.22     $   4.93     $   5.87    $   5.40
- --------------------------------------------------------------------------------------------------------------------------
Financial ratios:
 Return on average assets                                       (1.13)%      (1.52)%      (1.57)%       1.48%       0.84%
 Return on average equity                                       (8.49)%     (15.27)%     (15.55)%      16.16%      10.26%
 Net interest margin                                             5.16%        4.88%        5.14%        5.30%       5.40%
 Average equity to average assets                               13.29%        9.93%       10.12%        9.19%       8.18%
 Leverage ratio (Bank)                                           0.00%        8.42%        6.71%       10.29%       9.21%
 Net chargeoffs to average loans                                 2.21%        3.98%        4.31%        0.42%       0.86%
 Non performing loans to total loans                             4.97%        9.05%        4.57%        3.89%       3.01%
 Allowance for loan losses to
  total loans                                                    3.75%        5.11%        4.83%        2.67%       1.71%
Earnings to fixed changes                                      (18.67)%     (22.96)%     (25.76)%      24.15%      14.03%
- --------------------------------------------------------------------------------------------------------------------------

(1) In 1992 the Company sold its wholly-owned subsidiary Western Sunrise Mortgage Corporation, gain of $7,242,000 on the sale.
(2) Adoption of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes"

                                Sunrise Bancorp


               Management's Discussion and Analysis of Financial
                      Condition and Results of Operations

================================================================================

Overview

The following information concerns the consolidated financial condition and results of operations of Sunrise Bancorp and its subsidiary (together the "Company") for the years ended December 31, 1995, 1994 and 1993. Sunrise Bancorp's wholly-owned subsidiary is Sunrise Bank of California ("Bank"). This information should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements and Notes thereto set forth in this report.

Summary of Operations

The Company recorded a consolidated net loss of $1,520,000 ($0.36 per share), for the year ended December 31, 1995, as compared to a net loss of $3,042,000 ($0.71 per share) in 1994, and a net loss of $3,918,000 ($0.92 per share) in 1993. The pretax net loss of $1,520,000 in 1995, as compared to $4,503,000 in 1994, was due to a reduction in non interest expenses of $5,107,000, a reduction in the provision for loan losses of $2,668,000, offset by a decrease in net interest income of $2,315,000 and a decrease in interest income of $2,476,000. The decrease in pretax net loss of $2,730,000 in 1994 from 1993 was due to a reduction in the provision for loan losses of $5,032,000, offset by a decrease in net interest income of $2,304,000, a decrease in non interest income of $1,960,000 and a decrease in non interest expenses of $1,962,000.

The following table illustrates the net income (loss) of the Company and the Bank on a stand-alone basis for the years ended December 31, 1995, 1994 and 1993:


================================================================================
(dollar amounts in thousands)             1995             1994           1993
================================================================================
Sunrise Bancorp                           $(73)            $(49)         $(125)
Sunrise Bank of California              (1,447)          (2,993)        (3,793)
================================================================================


Net Interest Income

Net interest income, the difference between interest earned by the Company on its earning assets, and interest paid on deposits and other borrowings, is the most significant component of the Company's revenue.

Net interest income decreased $2,315,000, or 26% between 1995 and 1994. This decrease was the result of a decrease in total interest income of $2,066,000 and an increase in interest expense of $249,000. In 1994, net interest income decreased by $2,304,000, or 21%, over 1993. This decrease was the result of a decrease in total interest income of $1,549,000 and a decrease in interest expense of $1,867,000.

The decrease in total interest income of $2,066,000 in 1995 from 1994 was comprised of approximately $3,984,000 attributable to the $54,940,000 decrease in average interest earning assets in 1995. This was offset by a $1,918,000 increase attributable to increased yields on interest earning assets of 130 basis points (100 basis points is equal to 1%). The decrease in total interest income of $1,549,000 in 1994 over 1993 consisted of a $2,516,000 decrease associated with a $35,540,000 decrease in average interest earning assets and a increase of $967,000 associated with the increase in yield of 40 basis points. The total yield on average earning assets in 1995 was 8.0% compared to 6.7% in 1994 and 6.3% in 1993. In 1995, average loans, including mortgage loans held for sale, were 59% of average earning assets compared to 62% in 1994 and 68% in 1993. In 1995 and 1994, average loans declined as a percentage of earning assets as a result of decreased mortgage banking activities, a concentrated effort to reduce problem loans and generally weak loan demand.

In 1995, the Bank restructured its deposit mix. The increase of $249,000 in total interest expense in 1995 over 1994 was comprised of a $380,000 decrease related to the $10,715,000 decrease in total average interest bearing liabilities and an increase of $629,000 related to an increase of 60 basis points in the effective interest costs on deposits. In 1994 total interest expense increased by $755,000 from 1993. This increase was comprised of a $787,000 increase related to the $25,594,000 increase in average interest bearing liabilities and a decrease of 10 basis points or $32,000 related to the effective interest costs on deposits. The average balances of noninterest bearing deposits decreased to $21,004,000 in 1995, from $73,332,000 in 1994, and from $142,855,000 in 1993. The decreases in noninterest bearing deposits are mainly due to decreases in balances of entities that by nature of their businesses have fluctuations in their deposits, such as title companies.

Also impacting interest income was the relatively high level of nonperforming assets which amounted to $4,009,000 at December 31, 1995, compared to $10,563,000 at December 31, 1994, and $8,100,000 at December 31, 1993. The
negative impact of the Company's nonperforming assets resulted in a reduction in interest income as interest foregone on nonperforming assets totaled $340,000 in 1995, $516,000 in 1994, and $603,000 in 1993.

                                Sunrise Bancorp


================================================================================

Analysis of Interest Earnings

The following table sets forth average assets, major deposit categories, other liabilities and shareholders' equity; interest income earned and interest expense paid; average rates earned and expensed and the net interest margin for the years ended December 31, 1995, 1994, and 1993:

==================================================================================================================================
(dollar amounts in thousands)                         1995                         1994                           1993
- ---------------------------------------  -----------------------------  ----------------------------  ----------------------------
                                         Average               Average   Average             Average   Average             Average
                                         Balance    Interest    Yield    Balance   Interest    Yield   Balance   Interest    Yield
- ---------------------------------------  --------  ---------   -------  --------  ---------  -------  --------  ---------  -------
Assets:
 Interest earning assets:
  Loans (1)                              $ 74,341   $  7,110      9.6%  $103,916    $ 8,120     7.9%  $122,639    $ 9,203     7.5%
  Mortgage loans held for sale                 --         --       --      8,436        519     6.2     24,400      1,616     6.6
   Investment securities                   46,830      2,747      5.9     57,281      3,161     5.6     42,651      2,127     5.0
  Federal funds sold and
   securities purchased under
   agreements to resell                     4,949        277      5.6     11,367        398     3.6     26,823        799     3.0
  Interest bearing deposits                    --         --      --          60          2     3.4         87          4     4.6
- ---------------------------------------  --------  ---------   -------  --------  ---------  -------  --------  ---------  -------
    Total interest
     earning assets                       126,120     10,134      8.0%   181,060     12,200     6.7    216,600     13,749     6.3
- ---------------------------------------                        -------                       -------            ---------  -------
Allowance for loan losses                  (3,624)                        (5,795)                       (3,256)
Cash and due from banks                     5,700                         15,743                        27,703
Premises and equipment
 and other assets                           6,520                          9,718                         8,003
- ---------------------------------------  --------                       --------                      --------

                                         $134,716                       $200,726                      $249,050
==================================================================================================================================
Liabilities and
Shareholders' Equity:
  Interest bearing liabilities:
    Savings accounts                     $  1,037   $     28      2.7%  $  1,801    $    48     2.7%  $  1,894   $     62     3.3%
    Interest checking accounts             35,227        960      2.7     24,966        694     2.8      4,292         90     2.1
    Money market
     deposit accounts                      28,049        862      3.1     45,154      1,131     2.6     45,789      1,288     2.8
    Time deposits of
     $100,000 or more                       9,355        549      5.9     11,675        481     4.2     13,182        531     4.0
    Other time deposits                    19,447      1,104      5.7     14,971        623     4.2     13,654        591     4.3
    Other borrowings                        2,155        119      5.5      7,418        396     5.4      1,580         56     3.5
- ---------------------------------------  --------  ---------   -------  --------  ---------  -------  --------  ---------  -------
     Total interest
      bearing liabilities                  95,270      3,622      3.8    105,985      3,373     3.2     80,391      2,618     3.3
- ---------------------------------------                        -------                       -------            ---------  -------
    Demand deposits                        21,004                         73,332                       142,855
    Other liabilities                         536                          1,484                           603
- ---------------------------------------  --------                       --------                      --------
     Total liabilities                    116,810                        180,801                       223,849
Shareholders' equity                       17,906                         19,925                        25,201
- ---------------------------------------  --------                       --------                      --------
                                         $134,716                       $200,726                      $249,050
==================================================================================================================================
Net interest income
and margin (2)                                     $   6,512      5.2%            $   8,827     4.9%            $  11,131     5.1%
==================================================================================================================================

(1) Average loans includes nonaccrual loans.
(2) Net interest margin is computed by dividing net interest income by total average interest earning assets.

                                Sunrise Bancorp



================================================================================

The following table shows the approximate effect of volume and rate changes on net interest income for the years ended December 31, 1995, 1994, and 1993. Changes which are the combined result of volume and rate changes are allocated proportion to the volume and rate changes.

===========================================================================================================
(dollar amounts in thousands)                      1995 vs. 1994                      1994 vs. 1993
- ---------------------------------------    ----------------------------       -----------------------------

                                             Volume      Rate     Total         Volume      Rate      Total
- ---------------------------------------    --------   -------  --------       --------   -------   --------

Increase (decrease) in interest income:
  Loans                                    ($ 2,587)  $ 1,577  ($ 1,010)      ($ 1,663)  $   580   ($ 1,083)
  Mortgage loans held for sale                 (519)       --      (519)        (1,004)      (93)    (1,097)
  Investment securities                        (586)      172      (414)           766       268      1,034
  Federal funds sold and securities
   purchased under agreements to resell        (290)      169      (121)          (614)      213       (401)
  Interest bearing deposits                      (2)       --        (2)            (1)       (1)        (2)
- ---------------------------------------    --------   -------  --------       --------   -------   --------
                                             (3,984)    1,918    (2,066)        (2,516)      967     (1,549)
- ---------------------------------------    --------   -------  --------       --------   -------   --------
Increase (decrease) in interest expense:
  Savings accounts                              (20)       --       (20)            (3)      (11)       (14)
  Interest checking accounts                    291       (25)      266            566        38        604
  Money Market deposit accounts                (478)      209      (269)           (26)     (131)      (157)
  Time deposits of $100,000 or more            (108)      176        68            (88)       38        (50)
  Other time deposits                           219       262       481             42       (10)        32
  Other borrowings                             (284)        7      (277)           296        44        340
- ---------------------------------------    --------   -------  --------       --------   -------   --------
                                               (380)      629       249            787       (32)       755
- ---------------------------------------    --------   -------  --------       --------   -------   --------
   Change in net interest income           ($ 3,604)  $ 1,289  ($ 2,315)      ($ 3,303)  $   999   ($ 2,304)
============================================================================================================

                                Sunrise Bancorp



- -------------------------------------------------------------------------------

Provision for Loan Losses

At December 31, 1995, the allowance for loan losses was $2,505,000 or 3.75% of outstanding loans. Due to the decrease in total loans and improved asset quality, no provisions were added to the allowance for loan losses in 1995. Provisions for loan losses amounted to $2,668,000 in 1994 and $7,700,000 in 1993. Net charge-offs of $1,646,000 were recognized in 1995 as compared to $4,132,000 in 1994 and $5,290,000 in 1993. For further discussion of the Bank's loan portfolio, see "Loan Portfolio Risk Elements and Summary of Loan Loss Experience".

Non Interest Income

Non interest income is comprised of service charges and fees and various non-recurring items. Service charges and fees and other income decreased $242,000 or 35% in 1995 compared to a decrease of $684,000 or 50% in 1994. These decreases were primarily due to decreased deposit accounts. In 1993, other income included $614,000 in non-recurring income relating to a settlement between the Company and its former independent auditors.

Prior to 1995, the Company's mortgage banking operations generated gains on sales of mortgage loans and loan servicing income. Due to the decline in real estate refinancing activity in California, the Company strategically chose to cease these operations in 1994. Total mortgage loans originated in 1994 were $123,537,000, total mortgage loans sold were $162,168,000 and the total gains on the sale of these mortgage loans and their servicing were $1,828,000. These same totals for 1993 were $334,633,000, $281,908,000 and $2,888,000, respectively.

Losses on sales of investment securities were $334,000 for 1995, none for 1994, and there was a gain of $228,000 in 1993. The losses in 1995 were due to the sale of $28,000,000 in investment securities. The sale of these long-term mortgage backed securities in 1995 was a strategic decision to restructure the investment portfolio. The Company is now able to manage the balance sheet with greater flexibility and improved interest rate risk and liquidity positions.

Non Interest Expense

Non interest expense is comprised of salaries and employee benefits, occupancy, furniture and fixture and other overhead related expenses. Total non interest expense decreased $5,107,000 or 39% in 1995 when compared to 1994, and decreased $1,962,000 or 13% in 1994 when compared to 1993.

Salaries and employee benefit expenses represent one of the largest components of non interest expense. In 1995, salaries and employee benefits expense decreased $2,366,000 or 44% over 1994. In 1994, salaries and employee benefits costs decreased $1,184,000 or 18% when compared to 1993. The decreases in both 1995 and 1994, were due to the restructuring of the Bank's mortgage banking operations and other reductions in personnel costs.

Occupancy expense increased by $115,000 or 10% in 1995, when compared to 1994. This increase is attributable to the write-down to market value on office spaces subleased to outside parties. In 1994, occupancy expense decreased $123,000 or 9% when compared to 1993, which decrease was related to the restructuring of the Bank's mortgage banking operations.

Furniture and equipment expense decreased $384,000 or 40% in 1995 when compared to 1994, attributable to decreased depreciation expense and decreased equipment maintenance and repairs. In 1994, furniture and equipment expense increased by $26,000 or 3% when compared to 1993, attributable to increased equipment maintenance.

Other expense decreased by $2,472,000 or 43% in 1995 compared to 1994. All categories of other expenses, except other real estate owned expenses, decreased due to an aggressive expense reduction plan and the decreased asset size of the Bank. Other real estate owned expenses increased $343,000 due to increasing a valuation allowance for possible other real estate owned losses. Other expense decreased by $681,000 or 10% in 1994 compared to 1993. The major components of this decrease include a decrease of $975,000 or 55% in professional fees which included legal, accounting and consulting fees, and an increase of $166,000 or 10% in other expenses mainly due to increased expenses on other real estate owned.

                                Sunrise Bancorp



================================================================================

Income Taxes

Due to limitation on the utilization of tax benefits, no tax benefit was recorded for 1995. The Company's effective tax rate (benefit) was zero in 1995, (32.47%) in 1994 and (42.4%) in 1993.

The 1994 income tax benefit was attributable to a loss of $4,503,000 before income taxes. In 1993, the income tax benefit was attributable to a loss of $7,233,000 before income taxes and the cumulative effect of a change in accounting principle. As more fully discussed in Notes 2 and 11 to the Consolidated Financial Statements, the Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes", on a prospective basis in 1993. Included within the Consolidated Statement of Operations for the year ended December 31, 1993 is a tax benefit of $250,000 which represents the cumulative effect of this change in accounting principle.

Loan Portfolio Risk Elements and Summary of Loan Loss Experience

The risk of loss is intrinsic to the lending process. While management endeavors to minimize this risk, management also recognizes that loan losses will be experienced and that the amount of losses will fluctuate depending upon economic conditions and other factors. The Company manages the risk of its loan portfolio through various control procedures. In addition to the initial credit evaluation of an individual borrower, risk is monitored and controlled by the ongoing review of the portfolio by lending officers, the credit administration department and senior management. Risk is further mitigated through the application of lending procedures such as the holding of adequate collateral, establishment of contractual guarantees and maintenance of compensating balances.

The allowance for loan losses is maintained at a level that management of the Bank considers to be adequate to provide for losses that reasonably can be anticipated. The allowance is increased by charges to operating expense and reduced by net charge-offs. The level of the allowance for loan losses is based on management's evaluation of potential losses in the loan portfolio, as well as prevailing and anticipated economic conditions. Ongoing internal and external reviews of the loan portfolio are designed to identify problem loans and to periodically reevaluate the adequacy of the allowance. The reviews take into consideration both current and anticipated developments applicable to the borrowers and to the economy. In its quarterly evaluation of the adequacy of the allowance, the Board of Directors, in consultation with senior management, considers the conclusions reached in these reviews and also considers the results of examinations made by regulatory agencies and the reviews of the Company's independent public accountants.

Management's judgement as to the adequacy of the allowance is necessarily based upon approximation of factors which are beyond the control of the Bank, including economic conditions. In assessing adequacy and the allocation of reserves to loan categories, management considers the Bank's historical loan loss experience, the amount of past due and non-performing loans, internal loan status reports, the current size and composition of the loan portfolio, evaluations made by Bank regulatory authorities, expectations of future economic conditions and their impact on particular industries and specific borrowers, and evaluation of the collateral underlying secured loans. Set forth below is an analysis of the allowance for loan losses for each of the last five years ending December 31, 1995.

                                Sunrise Bancorp

========================================================================================
(dollar amounts in thousands)               1995      1994      1993      1992      1991
- --------------------------------------  --------  --------  --------  --------  --------
Balance at beginning of period          $  4,151  $  5,615  $  3,205  $  2,174  $  2,129
Charge-offs:
 Commercial                                   17     1,482     2,426       239       602
 Real estate:
  Construction and land developement       1,266     1,894     2,291       686       441
  Mortgage                                   301       132       442        20        --
  Other                                       --       512        --       179        --
 Consumer installment                        208       161       175       120       259
 Direct lease financing                       --        --        --        --         1
 Other loans                                  29        15        21        34        17
- --------------------------------------  --------  --------  --------  --------  --------
   Total charge-offs                       1,821     4,196     5,355     1,278     1,320
- --------------------------------------  --------  --------  --------  --------  --------
Recoveries:
 Commercial                                   24         6        --       472       110
 Real estate - Construction and land
  development                                 51        36        30        90         3
 Consumer installment                        100        21        28        40         1
 Other loans                                  --         1         7         2         1
- --------------------------------------  --------  --------  --------  --------  --------
   Total recoveries                          175        64        65       604       115
- --------------------------------------  --------  --------  --------  --------  --------
   Net charge-offs                         1,646     4,132     5,290       674     1,205
Provision charged to operations               --     2,668     7,700     1,720     1,250
Allowance disposed in sale of Western         --        --        --       (15)       --
- --------------------------------------  --------  --------  --------  --------  --------
   Balance at end of period             $  2,505  $  4,151  $  5,615  $  3,205  $  2,174
========================================================================================
Net chargeoffs as a percentage of
 average loans                              2.22%     3.98%     4.31%     0.42%     0.86%
========================================================================================
Allowance for loan losses as a
percentage of total outstanding loans       3.75%     5.11%     4.83%     2.67%     1.71%
========================================================================================

                                Sunrise Bancorp
================================================================================

The table below sets forth the allocation of the allowance for loan losses by loan type as of December 31 for the year specified. The allocation to individual categories of loans includes amounts applicable to specifically identified as well as unidentified losses inherent in that segment of the loan portfolio and will necessarily change whenever management determines that the risk characteristics of the loan portfolio have changed. Management believes that any breakdown or allocation of the allowance for loan losses into loan categories lends an appearance of exactness which does not exist, in that the allowance is utilized as a single unallocated allowance available for all loans and undisbursed commitments. The allocation above should not be interpreted as an indication of the specific amounts of loan categories in which future charge-offs may occur.

============================================================================================================================
(dollar amounts in thousands)             1995               1994               1993               1992               1991
                                      % of loans         % of loans         % of loans         % of loans         % of loans
                                       in each            in each            in each            in each            in each
                               Amount  category   Amount  category   Amount  category   Amount  category   Amount  category
- ---------------------------   ------- ---------  ------- ---------  ------- ---------  ------- ---------  ------- ----------
Balance
applicable to:
 Commercial, consumer
  installment, direct lease
  financing and other loans   $   898    46.7%   $ 1,432    49.6%   $ 3,406    55.5%   $ 2,125    49.1%   $  728     30.7%
 Real estate loans
  (including mortgage
   loans held for sale)         1,473    53.3%     2,521    50.4%     1,883    44.5%       530    50.9%      336     69.3%
 Unallocated                      134     --         198     --         326      --        550     --      1,110      --
- ---------------------------  -------- ---------  ------- ---------  ------- ---------  ------- ---------  ------- ----------
                              $ 2,505   100.0%   $ 4,151   100.0%   $ 5,615   100.0%   $ 3,205   100.0%   $2,174    100.0%
============================================================================================================================

Interest income on loans is normally accrued on the principal balance outstanding. When reasonable doubt arises as to the ability of the borrowers to meet their contractual interest payment schedule, the Bank's policy is generally to discontinue the accrual of interest and reverse any accrued but unpaid amounts not viewed as ultimately collectible. Loans, where payments are past due ninety days or more, continue to accrue interest only when management believes collectability of principal and interest is probable, and the loan is well collateralized and in the process of collection. Loans are restored to an accrual basis only when the borrower has demonstrated the ability to make future payments of principal and interest.

The following table sets forth certain information concerning all nonperforming assets at December 31 for each of the last five years:

============================================================================================================================
(dollar amounts in thousands)                                         1995       1994        1993         1992       1991
- ----------------------------------------------------------------- ----------  ----------  ----------  ----------  ----------
Nonaccrual loans                                                    $  3,228    $  7,347       5,300       4,504       3,310
Loans past due 90 days or more and still accruing interest                89           8          10         171         515
- ----------------------------------------------------------------- ----------  ----------  ----------  ----------  ----------
Total nonperforming loans                                           $  3,317    $  7,355    $  5,310    $  4,675    $  3,825
================================================================= ==========  ==========  ==========  ==========  ==========
Nonperforming loans as a percentage of total loans                      4.97%       9.05%       4.57%       3.89%       3.02%
Other real estate owned                                             $    692    $  3,208    $  2,790    $  4,785    $  7,535
============================================================================================================================

At December 31, 1995, nonaccrual loans were comprised of loans to 19 borrowers. Five of the nonaccrual loans totaling $2,409,000 or 75% of total nonaccrual loans are secured by real estate. Four nonaccruing commercial loans total $210,000, or 6% of all nonaccrual loans. One real estate secured commercial loan in the amount of $145,000, or 69% of the commercial nonaccruing loans, was transferred to other real estate owned ("OREO") and liquidated with no loss of principal subsequent to 1995 year end. The remaining 10 loans totaling $609,000 or 19% of nonaccrual loans consist of loans to non-related borrowers. Of these loans, five totaling $540,000, are secured by residential real estate, of which one for $125,000 was transferred to OREO and liquidated with no loss of principal subsequent to 1995 year end. The remaining loans are to borrowers none of whose individual aggregate liability exceeds $30,000.

                                Sunrise Bancorp

- --------------------------------------------------------------------------------

The balance of OREO consists of three single family residences, one commercial office condominium, and one undeveloped parcel of land.

The classification of a loan as nonaccrual does not necessarily indicate that the ultimate collection of the principal and interest is doubtful, particularly among secured real estate and commercial loans. However, management recognizes the lower quality and above-normal risk characteristics of these loans and therefore considers the potential risk of principal loss included in this category in evaluating the adequacy of the allowance for loan losses.

Liquidity

The objective of liquidity management is to maintain sufficient cash flow to satisfy both changes in loan demand and deposit fluctuations while maximizing the yield available from the instruments being used. Liquidity is managed from both sides of the balance sheet. Liquid assets consist of cash and due from banks, federal funds sold, securities purchased under repurchase agreements and investment securities, that can be used as collateral for other borrowings. On the liability side of the balance sheet, liquidity is provided by core deposits, lines of credit, and other borrowings.

Cash and cash equivalents equaled $32,726,000 and $6,367,000 at December 31, 1995 and 1994, and investment securities equaled $20,273,000 and $54,040,000 respectively. The increase in cash and cash equivalents in 1995 over 1994 was due to the sale of long-term mortgage-backed securities which enabled the Company greater flexibility to manage the balance sheet and improved interest rate risk and liquidity positions.

One of the most important sources of the Bank's liquidity is its access to low cost demand deposits of businesses and consumers. These deposits totaled $13,808,000 and $29,206,000 at December 31, 1995 and 1994, and averaged
$21,004,000 and $73,332,000 during 1995 and 1994, respectively. The decrease in core deposits is mainly due to decreases in average balances of entities that by the nature of their businesses have fluctuations in the amounts of core deposits, such as title companies.

As an additional source of liquidity, the Bank is eligible to borrow funds on an overnight basis from the Federal Reserve Bank of San Francisco and several broker/dealers. The maximum available advance is dependent upon the amount of the Bank's investment securities and loans pledged to collateralize such borrowings. At December 31, 1994 the Bank had $10,548,000 borrowed against these lines. There were no borrowings against these lines at December 31, 1995.

Interest Rate Sensitivity

Interest rate sensitivity is a measure of the relationship between a change in market interest rates and a resultant change in net interest income due to the repricing and/or maturity characteristics of the assets and liabilities of the Company. As a result of industry deregulation, banks can vary the rates and, to a limited degree, the terms of the deposits they offer in order to acquire the funds necessary for lending and other operations. The rate the Bank pays on these deposits varies, but generally is set at a slight premium over the rates paid by large commercial banks. While the Bank cannot match each of its assets with specific funding sources, it does monitor the aggregate maturities and interest rate sensitivities of all its investments, loans and deposits within specific time frames.

Management attempts to adjust the interest rates paid on various rate-sensitive deposits in order to regulate the volume of such deposits in maturity ranges that correspond to the Bank's needs and interest expectations. In developing strategies to minimize interest rate risk and maximize the net interest margin, management considers such external factors as current and projected economic conditions.

The following table illustrates the repricing/maturity intervals of all interest earning assets and interest bearing liabilities over several timeframes. The table does not include noninterest-bearing accounts as they involve no explicit payment of interest. The table does not necessarily indicate the impact of general interest rate movement on net interest income since the repricing of various categories of assets and liabilities is subject to competitive pressures. Interest earning assets include (i) variable rate instruments which are presented in timeframes that correspond to the earlier of initial repricing dates or scheduled principal amortization maturity dates and (ii) fixed rate instruments which are presented in timeframes that correspond to scheduled principal amortization or maturity dates. All interest bearing liabilities other than time deposit carry variable rates of interest that are repriceable immediately. Time deposits are presented in timeframes that correspond to scheduled maturity dates.

                                Sunrise Bancorp



====================================================================================================================

(dollar amounts in thousands)
                                                        3 months       3 - 12       1 to 5        after
December 31, 1995                          One day       or less       months        years      5 years       Totals
- ------------------------------------  ------------  ------------  -----------  -----------  -----------  -----------
Interest earning assets:
 Loans                                    $ 34,491      $ 18,052     $  1,345     $  9,347     $  3,702     $ 66,937
 Investment securities                          --           506        1,350       18,417           --     $ 20,273
 Federal funds sold and securities
  purchased under resale agreement           5,000        24,000           --           --           --       29,000
- ------------------------------------  ------------  ------------  -----------  -----------  -----------  -----------
  Total interest earning assets           $ 39,491      $ 42,558     $  2,695     $ 27,764     $  3,702     $116,210
- --------------------------------------------------------------------------------------------------------------------
Interest bearing liabilities:
 Savings accounts                         $  1,131            --           --           --           --       $1,131
 Interest checking accounts                 33,062            --           --           --           --       33,062
 Money market deposit accounts              25,721            --           --           --           --       25,721
 Time deposits of $100,000 or more              --         5,755        3,437          991           --       10,183
 Other time deposits                            --         7,268       10,057        2,653           --       19,978
 Other borrowings                               --            --           --           --           --           --
- ------------------------------------  ------------  ------------  -----------  -----------  -----------  -----------
  Total interest bearing liability        $ 59,914      $ 13,023     $ 13,494     $  3,644           --     $ 90,075
  Current gap                            ($ 20,423)     $ 29,535    ($ 10,799)    $ 24,120     $  3,702     $ 26,135
- ------------------------------------  ------------  ------------  -----------  -----------  -----------  -----------
  Cumulative gap                         ($ 20,423)     $  9,112    ($  1,687)    $ 22,433     $ 26,135     $ 26,135
====================================================================================================================

Maturities and interest sensitivities of the loan portfolio at December 31, 1995, are summarized below:
====================================================================================================================
                                                                     One Year    After one      Greater
                                                                      or less     year but         than
                                                                               before five   five years        Total
- ----------------------------------------------------------------  -----------  -----------  -----------  -----------
Fixed and Floating Rate Loans
 Fixed rate                                                          $  1,691     $  9,347     $  3,702     $ 14,740
 Variable rate                                                         52,197           --           --     $ 52,197
- ----------------------------------------------------------------  -----------  -----------  -----------  -----------
Total                                                                $ 53,888     $  9,347     $  3,702     $ 66,937
====================================================================================================================


Impact of Inflation

The consolidated financial statements and related financial information have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations in terms of historical dollars without regard to changes in the relative purchasing power of money over time. Unlike most industrial companies, all of the Company's assets and liabilities, other than premises and equipment, are monetary, and the Company has an excess of monetary assets over liabilities.

While inflation causes a loss of purchasing power in the value of shareholders' equity for all banking organizations, of greater importance is the ability of a company, financial or industrial, to earn a real return on equity. The short-term monetary nature of the Company's assets and liabilities allows flexibility to adjust its required return on equity in relation to the level of inflation. Management does not believe that inflation has had a substantial impact on the Company's operations to date.


Capital Resources

The Federal Reserve Board established final risk-based and leverage capital guidelines for bank holding companies effective September 7, 1990. These guidelines are substantially similar to the regulations published by the Federal Deposit Insurance Corporation (the "FDIC") in March 1989 for state nonmember banks such as the Bank. The Federal Reserve Board ("FRB") guidelines and FDIC regulations created a framework wherein balance sheet assets and certain off-balance sheet commitments are weighted by risk and compared to capital. Capital is assigned to tiers with common equity

                                Sunrise Bancorp



================================================================================

included in Tier 1 capital and a portion of the allowance for credit losses included in Tier 2 capital or total capital. On December 31, 1995, the minimum required ratio for qualifying total capital was 8.0%, of which 4.0% must be Tier 1 capital. As of December 31, 1995, the Company's total capital and Tier 1 capital to risk-weighted asset ratios were 18.31% and 17.05%, respectively.

As a supplement to the risk-based capital guidelines, the FRB and the FDIC adopted a 3% minimum leverage ratio of Tier 1 capital to average total assets. Banking organizations anticipating significant asset growth or which are not highly rated by their regulators are expected to maintain leverage ratios 1% to 2% in excess of minimum requirements. At December 31, 1995, the leverage ratios of the Company and the Bank were 11.75% and 10.98%, respectively.

During 1992 and 1991, the Company issued 328,002 shares of common stock and warrants to purchase 218,668 shares of common stock through a private offering. On December 31, 1991, the Bank acquired the assets of an escrow accounting concern in exchange for 75,000 shares of common stock of the Company and warrants to purchase 50,000 shares of common stock of the Company. After adjusting for stock dividends, there are 296,206 shares subject to outstanding warrants at an exercise price of $4.54 per share. All the outstanding warrants expire on December 31, 1997. See Note 15 to the Consolidated Financial Statements for further discussion of these transactions.

The Board of Directors is continuing to consider various strategies designed to enhance shareholder value, relating to a possible sale, merger or consolidation transaction with a third party. Smith and Crowley Inc., an investment banking firm, consultants and other professionals advise the Board of Directors in the process of determining the best interests of the Company and the Company's shareholders with respect to such possible transactions. The Company is currently engaged in discussions of expressions of interest from third parties relative to a possible sale, merger or consolidation transaction.

Regulatory Matters.

On April 14, 1993, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation (the "FDIC") and the Superintendent of Banks of the State of California (the "Superintendent") to address various matters arising from an examination of the Bank conducted by the FDIC as of October 5, 1992. This Memorandum of Understanding superseded the previous Memorandum of Understanding with the Bank dated July 16, 1991. As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business October 25, 1993, and the conclusion of the FDIC and the Superintendent that the Bank was not in compliance with the requirements of the Memorandum of Understanding dated April 14, 1993, the Bank entered into a revised Memorandum of Understanding with the FDIC on May 17, 1994 (the "FDIC Memorandum") and the Bank entered into a regulatory agreement with the Superintendent on May 24, 1994, as amended on October 31, 1994 (the "State Agreement"). (The FDIC Memorandum and the State Agreement are referred to collectively as the "Agreements."). As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business December 18, 1995, both Agreements were terminated.

As a result of an examination of the Company conducted by the Federal Reserve Bank ("Reserve Bank") as of December 31, 1993, the Company entered into a Memorandum of Understanding with the Reserve Bank on September 2, 1994 (the "Reserve Bank Memorandum"). The Reserve Bank Memorandum requires the Company:
(i) to submit a policy for receiving dividends from the Bank; (ii) to submit a capital plan to improve and maintain an adequate capital position for the Company and the Bank; (iii) to submit a plan to manage the Company's and the Bank's growth; (iv) to submit annual budgets for the Company and the Bank;
(v) to submit an explanation of certain management and service fees and other payments assessed or paid by the Bank to the Company since January 1, 1993, and adopt a policy addressing inter-corporate management and service fees and other payments and make any reimbursements to the Bank as may be required by the Reserve Bank; (vi) to obtain prior approval to declare or pay any dividends, engage in certain financial transactions, increase borrowings or incur debt, increase director fees, pay executive bonuses or execute renew or modify any employment or service contracts with executive officers, or otherwise acquire any of its shares of common stock; and (vii) to submit quarterly written progress reports and certain financial statements. The Reserve Bank Memorandum also requires the Company's Board of Directors; (i) to review performance on a quarterly basis, and to submit such reviews to the Reserve Bank; (ii) to submit a plan to improve the condition of the Bank and the Company; and (iii) to complete a study of employment contracts and executive officer compensation paid during 1993 and 1994. As a result of an examination of the Company conducted by the Reserve Bank as of December 31, 1994, the Reserve Bank memorandum remains in effect and unchanged. Management believes the Company is in substantial compliance with the terms and conditions of the Reserve Bank Memorandum.

                                Sunrise Bancorp

                     Consolidation Statements of Condition
                    December 31, 1995 and December 31, 1994

- ---------------------------------------------------------------------------------------------------
                                                               December 31,           December 31,
(dollar amounts in thousands)                                          1995                   1994
- --------------------------------------------------------    ----------------   --------------------
Assets:
Cash and due from banks                                          $    3,726             $     6,367
Federal funds sold                                                    1,000                       -
Securities purchased under agreements to resell                      28,000                       -
- --------------------------------------------------------    ----------------   --------------------
  Total cash and cash equivalents                                    32,726                   6,367

Investment securities held to maturity
  (market value of $19,944 in 1995 and $49,803 in 1994)              20,273                  54,040

Loans                                                                66,765                  81,340
Less allowance for loan losses                                        2,505                   4,151
- --------------------------------------------------------    ----------------   --------------------
  Net loans                                                          64,260                  77,189
- --------------------------------------------------------    ----------------   --------------------

Premises and equipment                                                  873                   1,406
Other real estate owned                                                 692                   3,208
Other assets                                                          2,160                   4,290
- --------------------------------------------------------    ----------------   --------------------
                                                                 $  120,984             $   146,500
Liabilities and Shareholders' Equity
===================================================================================================
Deposit liabilities:
  Noninterest bearing                                            $   13,808             $    29,206
  Interest bearing                                                   90,075                  87,737
- --------------------------------------------------------    ----------------   --------------------
  Total deposit liabilities                                         103,883                 116,943

  Borrowings                                                              -                  10,548
  Other liabilities                                                     612                   1,000
- --------------------------------------------------------    ----------------   --------------------
  Total liabilities                                                 104,495                 128,491

Shareholders' equity:
 Preferred stock, no par value. Authorized 20,000,000
  shares; none issued                                                     -                       -
 Common Stock, no par value. Authorized 20,000,000 shares;
  issued 4,263,298 shares in 1995 and 1994                           18,327                  18,327
 Deficit                                                             (1,838)                   (318)
- --------------------------------------------------------    ----------------   --------------------
   Total shareholders' equity                                        16,489                  18,009
- --------------------------------------------------------    ----------------   --------------------
                                                                 $  120,984             $   146,500
===================================================================================================

See accompanying notes to consolidated financial statements.

                                Sunrise Bancorp

                     Consolidated Statements of Operations
              For the years ended December 31, 1995, 1994 and 1993


=============================================================================================

(dollar amounts in thousands,
 except per share data)                                           1995       1994        1993
- -----------------------------------------------------------   --------   --------   ---------
Interest income:
  Interest on loans                                           $  7,110   $  8,120    $  9,203
  Interest on mortgage loans held for sale                          --        519       1,616
  Interest on investment securities                              2,747      3,161       2,127
  Interest on Federal funds sold and repurchase agreements         277        400         803
- -----------------------------------------------------------   --------   --------   ---------
     Total interest income                                      10,134     12,200      13,749
- -----------------------------------------------------------   --------   --------   ---------
Interest expense:
  Interest on deposit liabilities                                3,503      2,977       2,566
  Interest on other borrowings                                     119        396          52
- -----------------------------------------------------------   --------   --------   ---------
     Total interest expense                                      3,622      3,373       2,618
- -----------------------------------------------------------   --------   --------   ---------
     Net interest income                                         6,512      8,827      11,131
Provision for loan losses                                           --      2,668       7,700
- -----------------------------------------------------------   --------   --------   ---------
     Net interest income after provision for loan                6,512      6,159       3,431
- -----------------------------------------------------------   --------   --------   ---------
Other income:
  Gain on sale of mortgage loans and servicing                      --      1,828       2,888
  Service charges and fees                                         402        584         747
  Loan servicing income                                             --         72          60
  (Loss) gain on sale of investment securities                    (334)        --         228
  Other                                                             43        103         624
- -----------------------------------------------------------   --------   --------   ---------
     Total other income                                            111      2,587       4,547
- -----------------------------------------------------------   --------   --------   ---------
Other expenses:
  Salaries and employee benefits                                 2,954      5,320       6,504
  Occupancy                                                      1,306      1,191       1,314
  Furniture and equipment                                          579        963         937
  Other                                                          3,303      5,775       6,456
- -----------------------------------------------------------   --------   --------   ---------
     Total other expenses                                        8,142     13,249      15,211
- -----------------------------------------------------------   --------   --------   ---------
Net loss before provision for income taxes                      (1,519)    (4,503)     (7,233)
Provision (benefit) for income taxes                                 1     (1,461)     (3,065)
- -----------------------------------------------------------   --------   --------   ---------
Net loss before cumulative effect of a change
 in accounting principle                                        (1,520)    (3,042)     (4,168)
Cumulative effect of a change in accounting principle               --         --         250
- -----------------------------------------------------------   --------   --------   ---------
Net loss                                                       ($1,520)   ($3,042)    ($3,918)
=============================================================================================
Net loss per share before cumulative effect of a
 change in accounting principle                                ($ 0.36)   ($ 0.71)    ($ 0.98)
Cumulative effect of a change in accounting principle               --         --        0.06
- -----------------------------------------------------------   --------   --------   ---------
Net loss per share                                             ($ 0.36)   ($ 0.71)    ($ 0.92)
=============================================================================================

See accompanying notes to consolidated financial statements.

                                Sunrise Bancorp

                Consolidated Statements of Shareholders' Equity
              For the years ended December 31, 1995, 1994 and 1993


========================================================================================

                                         Number of                             Total
                                          Shares      Common               Shareholders'
         (dollar amounts in thousands)  Outstanding   Stock     Deficit        Equity
- --------------------------------------  -----------  ---------  -------  ---------------

Balances at December 31, 1992             4,060,637  $ 17,770  $  7,202         $ 24,972

Common Stock Dividend including
   cash in lieu of fractional shares        202,661       557      (560)              (3)
Net loss                                         --        --    (3,918)          (3,918)
- --------------------------------------  -----------  ---------  -------  ---------------

Balances at December 31, 1993             4,263,298    18,327     2,724           21,051
Net loss                                         --        --    (3,042)          (3,042)
- --------------------------------------  -----------  ---------  -------  ---------------

Balances at December 31, 1994             4,263,298    18,327      (318)          18,009
Net loss                                         --        --    (1,520)          (1,520)
- --------------------------------------  -----------  ---------  ------    --------------

Balances at December 31, 1995             4,263,298  $ 18,327  ($ 1,838)        $ 16,489
========================================================================================

See accompanying notes to consolidated financial statements.

                                Sunrise Bancorp



                     Consolidated Statements of Cash Flows
              For the years ended December 31, 1995, 1994 and 1993

==========================================================================================================

(dollar amounts in thousands) Years Ended                            1995            1994            1993
- --------------------------------------------------------     -------------   -------------   -------------
Operating activities:
 Net income (loss)                                           ($     1,520)   ($     3,042)    ($     3,918)
 Adjustments to reconcile net
  income to net cash provided (used) by
  operating activities:
     Accretion of deferred loan
      fees and costs                                                 (104)           (144)            (209)
     Mortgage loans originated
      for sale                                                         --        (123,537)        (314,669)
     Proceeds from sale of
      mortgage loans                                                   --         162,168          281,908
     Gain on sale of mortgage
      loans                                                            --          (1,828)          (2,888)
     Loss on sale of available
      for sale securities                                             348              --             (223)
     Gain on sale of OREO                                            (121)             --               --
     Provision for loan and
      other real estate owned
      losses                                                        1,005           3,168            7,840
     Depreciation and
      amortization                                                    770           1,124           10,143
     Net change in other assets                                     2,130           2,348           (3,900)
     Net change in other
      liabilities                                                    (388)           (235)             204
- --------------------------------------------------------     -------------   -------------   -------------
       Net cash provided (used)
        by operating activities                                     2,120          40,022          (25,712)
- --------------------------------------------------------     -------------   -------------   -------------
Investing activities:
 Purchases of investment
  securities                                                           --          (4,000)         (67,569)
 Proceeds for sales of available
  for sale securities                                              24,040              --           17,292
 Proceeds from maturities of
  held to maturities securities                                     9,142           7,484            9,278
 Net decrease (increase) in loans                                   9,450          29,091           (4,017)
 Sale of other real estate owned                                    5,215             807            4,809
 Net purchases of premises and
  equipment                                                            --             (85)            (750)
- --------------------------------------------------------     -------------   -------------   -------------
   Net cash used in (provided
    by) investing activities                                       47,847          33,297          (40,957)
- --------------------------------------------------------     -------------   -------------   -------------
Financing activities:
 (Decrease) Increase in deposit
  liabilities                                                     (13,060)       (167,926)          65,625
 Increase (decrease) in other
  borrowings                                                      (10,548)         10,548               --
 Cash paid in lieu of fractional
  shares                                                               --              --               (3)
- --------------------------------------------------------     -------------   -------------   -------------
   Net cash provided by (used
    in) financing activities                                      (23,608)       (157,378)          65,622
- --------------------------------------------------------     -------------   -------------   -------------
Increase (decrease) in cash and
 cash equivalents                                                  26,359         (84,059)          (1,052)
Cash and cash equivalents at
 beginning of period                                                6,367          90,426           91,478
- --------------------------------------------------------     -------------   -------------   -------------
Cash and cash equivalents at end
 of period                                                      $  32,726       $   6,367        $  90,426
==========================================================================================================
Supplemental disclosures of cash
 flow information:
 Cash paid during the period for:
   Interest                                                         3,607           3,343            2,619
==========================================================================================================
   Income taxes paid (refunded)                              ($     1,320)   ($     2,503)       $       3
==========================================================================================================
Supplemental schedule of noncash
 investing and financing
 activities:
 Other real estate owned acquired
   through foreclosure on assets
    securing loans                                              $   3,583       $   1,788        $   2,954
==========================================================================================================
 Stock Dividend                                                                                        557
==========================================================================================================
 Transfer of securities from
  held to maturity to available
  for sale                                                      $  24,388       $      --        $      --
==========================================================================================================

See accompanying notes to consolidated financial statements.

                                Sunrise Bancorp



                   Notes To Consolidated Financial Statements

================================================================================

(1) Nature of Operations

Sunrise Bancorp (the Company) is a bank holding company headquartered in Roseville, California. Sunrise Bank of California (the Bank), a wholly-owned subsidiary of the Company, is a full-service commercial bank chartered by the State of California with branches in Roseville and Citrus Heights and a loan production office in San Francisco. The Bank's business plan emphasizes service to the central California counties of Sacramento, Placer, Yolo and El Dorado. The Bank has concentrated on servicing middle market companies including those in the title insurance business and homeowner association management companies. One of the Bank's primary target markets is small to medium sized businesses, "small" is defined as revenues of less than $2.5 million, "medium" is defined as businesses with revenues between $2.5 million and $10 million. The Company itself does not engage in any business activities other than the ownership of the Bank.

(2) Summary of Significant Accounting Policies

The accounting and reporting policies of the Company conform with generally accepted accounting principles and prevailing practices within the banking industry. The Company follows the accrual method of accounting. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the most significant of the policies.

(a) Financial Statement Presentation
The consolidated financial statements include the accounts of Sunrise Bancorp and its wholly-owned subsidiary, Sunrise Bank of California. All intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications to the 1994 and 1993 financial statements were made to conform to the classifications used in the 1995 financial statements.

(b) Investment Securities
The Company accounts for investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities". This standard requires investment securities to be classified as either held to maturity, trading or available for sale. Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held to maturity when the Company has the intent and ability to hold the securities to maturity. Held to maturity securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Such amortization together with interest earned is included in interest income. Debt and equity securities that are bought and held for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in income. Debt and equity securities not classified as either held to maturity or trading securities are classified as available for sale securities and are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Gain or loss on sale of investment securities is recognized based on the specific identification method.

(c) Loans, Loan Fees and Interest Income
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by any charge-offs and net of any deferred fees or costs or unamortized premiums or discounts on purchased loans.
Interest on loans is accrued as earned except where reasonable doubt exists as to the collectability of the interest, in which case the accrual of income is discontinued and any interest accrued but unpaid is reversed against current income. Interest on loans with principal past due ninety days or more continues to accrue only when management believes collectability of principal and interest is certain. Cash payments received on non-accrual loans are recognized as income only where the future collection of the recorded value of the loan is considered by management to be probable.

The Company defers loan fees and certain direct loan origination costs, and subsequently recognizes such fees and costs as an adjustment of yield by the interest method based on the contractual terms of the loans.

(d) Allowance for Loan Losses
The allowance for loan losses is established through a provision charged to expense. Loans are charged off against the allowance when management believes the collection of loan principal is unlikely. The allowance is maintained at a level which management estimates to be adequate to provide for losses that can be reasonably anticipated, although ultimate losses may vary from estimates. In evaluating the adequacy of this allowance and in determining the provision to be charged to operating expense for each period, management considers such factors as historical loan loss experience, known problem loans, evaluations made by bank regulatory authorities and the assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio.

                                Sunrise Bancorp
================================================================================

The Company adopted SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" and SFAS 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure" on January 1, 1995. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. Because the Company had previously calculated its allowance for loan and lease losses using methods approximating those prescribed in SFAS 114, the adoption of this standard did not have a material impact on the Company's financial position or results of operations.

(e) Premises and Equipment
Premises and equipment owned are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of three to ten years.

(f) Other Real Estate Owned
Property acquired by the Company through foreclosure is initially recorded at the lower of (i) estimated fair market value less the cost to sell or (ii) cost at the date of foreclosure. At the time a property is acquired if the fair market value is less than the outstanding loan amount, any difference is charged against the allowance for possible loan losses. After acquisition, valuations of the properties are periodically performed and, if the carrying value of the property exceeds the fair market value less estimated costs to sell, a valuation allowance is established by a charge to operations. Subsequent increases in the fair market value may reduce or eliminate the allowance.

Operating costs on foreclosed real estate are expensed as incurred. Costs incurred for physical improvements to foreclosed real estate are capitalized if the value is recoverable through a future sale.

(g) Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". The cumulative effect of adopting SFAS No. 109 on the Company's financial statements as of January 1, 1993 was to increase income from continuing operations by $250,000 ($.06 per share).

SFAS 109 applies the asset and liability method in accounting for income taxes. The provision for income tax is comprised of the current year tax expense and the net change in deferred tax assets and liabilities as of the balance sheet date. Deferred tax assets and liabilities are calculated by applying the income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance for any tax benefits to the extent that, in the opinion of management, are unlikely to be realized.

(h) Net Loss Per Share
Net loss per share is computed based on the weighted average number of shares of common stock outstanding. The total number of shares of outstanding common stock was 4,263,298 as of December 31, 1995, 1994, and 1993 respectively. Weighted average shares have been adjusted retroactively to give effect to the 5% stock dividend in 1993. The inclusion of stock options and warrants as common stock equivalents have no effect on the earnings per share calculations as they are antidilutive.

(i) New Accounting Pronouncements
Accounting for the Impairment of Long-lived Assets - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 establishes standards for accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill. It does not apply to financial instruments, long-term customer relationships of a financial institution (e.g. core deposit intangibles), mortgage and other servicing rights, or deferred tax assets. This standard will be effective for the Company beginning January 1, 1996. The Company has determined that the effect of adoption of this standard will not be material.

Mortgage Servicing Rights - In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which must be adopted by the Company effective January 1, 1996. SFAS No. 122 requires that the Company recognize as separate assets rights to service mortgage loans for others, whether those servicing rights are originated or purchased. Previously, only purchased servicing rights were capitalizable as an asset whereas internally originated rights were expensed. SFAS No. 122 also requires that capitalized servicing rights be assessed for impairment based on fair market value, rather than an estimate of undiscounted future cash flows. The Company has determined that the effect of adoption of this standard will not be material.

                                Sunrise Bancorp

================================================================================

Accounting for Stock-Based Compensation - In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." The new standard defines a fair market value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation costs are measured based on the fair value of the stock award when granted and are recognized as an expense over the service period, which is usually the vesting period. This standard will be effective for the Company beginning January 1, 1996, and requires measurement of awards made beginning in 1995.

The new standard permits companies to account for equity transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the Company had applied the new method of accounting. The Company intends to follow these disclosure requirements for its stock option plans. Adoption of the new standard will not impact reported earnings or earnings per share, and will have no effect on the Company's cash flows.

(3) Cash and Due From Banks

The Bank maintains balances at the Federal Reserve Bank to comply with reserve requirements set forth by Regulation D of the Federal Reserve Act, as amended. At December 31, 1995 and 1994, the Bank was required to maintain average balances of approximately $1,199,000 and $5,902,800 respectively, to comply with these regulations. For the purposes of reporting cash flows, cash and cash equivalents on the Consolidated Statements of Cash Flows include cash and due from banks, interest bearing deposits with maturities of 90 days or less, federal funds sold, and securities purchased under agreements to resell.

(4) Securities Purchased Under Agreement  To Resell

The Company purchases securities under agreements to resell to invest excess liquidity. The purchases are typically collateralized by U.S. Treasury securities, U.S. government securities, mortgage-backed securities or whole loans. These agreements generally mature on the next business day. There were $28,000,000 in outstanding securities purchased under agreements to resell as of December 31, 1995. Securities purchased under agreements to resell averaged $1,641,000, $8,530,000, and $19,652,000 during 1995, 1994 and 1993; and the maximum amounts outstanding at any month end during the years ended December 31, 1995, 1994 and 1993 were $28,000,000, $24,500,000, and $49,000,000, respectively.

(5) Investment Securities

The amortized cost, unrealized gains and losses, and estimated market value of investment securities are as follows:

=============================================================================
(dollar amounts in thousands)
                                                                    Estimated
                                 Amortized  Unrealized  Unrealized     Market
                                     Cost,      Gains,   (Losses),      Value
- -----------------------------    ---------  ----------  ----------  ---------
December 31, 1995:
U.S. treasury
 securities                      $     999  $       --  ($       1) $     998
Mortgage-backed
 securities                         19,274          --        (328)    18,946
- -----------------------------    ---------  ----------  ----------  ---------
  Total Investment
   Securities                    $  20,273  $       --  ($     329) $  19,944
=============================================================================
December 31, 1994:
U.S. treasury
 securities                      $   4,998  $       --  ($      59) $   4,939
Mortgage-backed
 securities                         49,037          --      (4,197)    44,840
Other securities                         5          19          --         24
- -----------------------------    ---------  ----------  ----------  ---------
 Total Investment
  Securities                     $  54,040  $       19  ($   4,256) $  49,803
=============================================================================

The following is a summary of the estimated maturities of investment securities which are principally mortgage-backed securities held as of December 31, 1995:

=============================================================================
(dollar amounts in thousands)
                                            Amortized                    Fair
                                                 Cost        Value      Yield
- ----------------------------------------    ----------  ----------  ---------
Due in One Year or Less                     $    2,136  $    2,099      5.62%
Due in One Year
 Through Five Years                             18,137      17,845      5.60%
- ----------------------------------------    ----------  ----------  ---------
                                            $   20,273  $   19,944      5.60%
=============================================================================

Maturities of mortgage-backed securities are classified in accordance with contractual repayment schedules. Actual maturities may differ from the contractual maturities reported above because debt security issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                Sunrise Bancorp



================================================================================

Proceeds from the sale of investment securities amounted to $28,057,000, $0, and $17,292,000 in 1995, 1994 and 1993 respectively, which resulted in a gross realized loss of $334,000 in 1995 and a gross realized gain of $228,000 in 1993.

Investment securities with an amortized cost of $400,000 at December 31, 1995, and $12,037,000 at December 31, 1994, were pledged to secure treasury tax and loan accounts and other borrowing facilities.

In November 1995, the FASB issued additional implementation guide lines regarding previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held to maturity category that result from this one-time reassessment will not call into question the intent to hold other securities to maturity in the future. The Company transferred approximately $24,388,000 of securities from the held to maturity portfolio to the available for sale portfolio. These securities were then sold and resulted in a net loss of $348,000. This transfer was made to allow the Company greater flexibility in managing its interest rate risk and liquidity.

(6) Loans and Allowance For Loan Losses

Major classifications of loans are summarized as follows:

===========================================================================
(dollar amounts in thousands)                                December 31,
                                                          1995         1994
- --------------------------------------------------   ---------    ---------
Commercial                                           $  26,359    $  34,635
Agricultural                                             1,375           --
Real Estate:
 Construction and land development                       4,383        5,997
 Mortgage                                               31,267       35,165
Consumer installment                                     3,149        5,268
Other loans                                                404          551
- --------------------------------------------------   ---------    ---------
                                                        66,937       81,616
Deferred fees and costs                                   (172)        (276)
- --------------------------------------------------   ---------    ---------
Net Loans                                            $  66,765    $  81,340
===========================================================================

The Bank's customers are located throughout Northern California with the majority concentrated in the greater Sacramento and San Francisco Bay regions. The Bank's real estate construction and land development loans, which represent approximately 7% of total loans, consist primarily of loans made to finance residential projects in Placer, El Dorado and Sacramento counties. The Company's real estate mortgage loans, which represent 47% and 43% of total loans as of December 31, 1995 and 1994, consist mainly of loans made to finance owner occupied and commercial income property in Placer, El Dorado, and Sacramento counties. A significant portion of these residential real estate mortgage loans resulted from the Bank providing take-out financing on the Bank's construction and land development loan portfolio.

At December 31, 1995, approximately 93% of the total loans were collateralized. Generally, real estate loans are secured by real property while commercial and other loans are secured by bank deposits, real property, business assets, or personal assets. Repayment is generally expected from the sale of the related property for real estate construction loans, and from cash flow of the borrower for other loans.

Changes in the allowance for loan losses for each of the three years ended December 31, 1995, 1994 and 1993 are summarized as follows:

=============================================================
(dollars amounts in thousands)       1995      1994      1993
- --------------------------------  -------   -------   -------
Balance at beginning of year      $ 4,151   $ 5,615   $ 3,205
Provision for loan losses              --     2,668     7,700
Loan chargeoffs                    (1,821)   (4,196)   (5,355)
Loan recoveries                       175        64        65
- --------------------------------  -------   -------   -------
Balance at end of year            $ 2,505   $ 4,151   $ 5,615
=============================================================

Nonaccrual loans totaled $3,228,000, $7,347,000 and $5,300,000 at December 31, 1995, 1994 and 1993. Additional interest income that would have been recognized from nonaccrual loans had they performed in accordance with their original contractual terms, totaled $340,000, $516,000 and $603,000 in 1995, 1994 and
1993 respectively.

At December 31, 1995, the Company's recorded investment in loans for which an impairment has been recognized totaled $5,248,000. Included in this amount were $3,008,000 of impaired loans for which a SFAS 114 allowance of $484,500 is included in the allowance for loan losses, as well as $2,240,000 of impaired loans that as a result of write downs on the fair value of collateral, did not have a SFAS 114 allowance. The average recorded investment in impaired loans was $5,746,500 for 1995. Except for non-accrual loans, interest is recognized on impaired loans when cash is received and the future collection of principal is considered by management to be probable. For the year ended December 31, 1995, the Company recognized $127,500 in interest on such loans.

================================================================================
(7) Premises and Equipment

The major classifications of premises and equipment are as follows:

=====================================================
(dollar amounts in thousands)         December 31,
                                        1995     1994
- -----------------------------------  -------  -------
Furniture, fixtures and equipment    $ 2,146  $ 3,567
Leasehold improvements                 1,199    1,331
- -----------------------------------  -------  -------
                                       3,345    4,898
Accumulated depreciation
 and amortization                      2,472    3,492
- -----------------------------------  -------  -------
                                     $   873  $ 1,406
=====================================================

Depreciation and amortization of $521,000, $745,000 and $742,000 was recorded for the years ended December 31, 1995, 1994 and 1993 respectively.

(8) Other Real Estate Owned

Other real estate owned was $692,000 and $3,208,000 at December 31, 1995 and 1994 respectively. These balances are net of the allowance for losses on other real estate owned of $1,113,000 and $392,000 respectively. During 1995, $1,005,000 was added as a provision and $284,000 was charged off. During 1994, $500,000 was added as a provision and $248,000 was charged off.

(9) Deposit Liabilities

Time deposits of $100,000 or more amounted to $9,610,000 and $7,637,000 at December 31, 1995 and 1994 respectively. Interest expense on time deposits of $100,000 or more totaled $549,000, $482,000 and $531,000 for 1995, 1994 and 1993
respectively. As of December 31, 1995 and 1994 deposits included $38,693,000 and $34,063,000 or 37% and 29% of total deposits of homeowner association management companies.

(10) Borrowings

Sunrise Bank of California is eligible to borrow funds on a secured basis from the Federal Reserve Bank of San Francisco and several broker/dealers. The maximum available advance is dependent upon the dollar total of the Bank's investment securities and loans pledged to collateralize such borrowings. As of December 31, 1994, the Bank had $10,548,000 in short term borrowings and had $12,037,000 in securities pledged under these borrowing facilities. As of December 31, 1995, there were no amounts outstanding under these arrangements. There were average borrowings for the years ended December 31, 1995 and 1994 of $2,155,000 and $7,418,000 respectively with average interest rates of 5.5% and 5.4% respectively.

(11) Income Taxes

The components of the provision (benefit) for income taxes are as follows:

=====================================================================
(dollar amounts in thousands)        1995           1994         1993
- -------------------------------  --------      ---------    ---------
Current:
 Federal                         $     70      ($   838)    ($ 2,251)
 State                                 85           (83)           2
- -------------------------------  --------      ---------    ---------
                                      155          (921)      (2,249)
- -------------------------------  --------      ---------    ---------
Deferred:
 Federal                              (70)         (526)        (466)
 State                                (84)          (14)        (350)
- -------------------------------  --------      ---------    ---------
                                     (154)         (540)        (816)
- -------------------------------  --------      ---------    ---------
                                 $      1      ($ 1,461)    ($ 3,065)
=====================================================================

The total income tax rate differs from the amount computed by applying the U.S. Federal statutory income tax rate to income before income taxes and the cumulative effect of adopting SFAS No. 109. A reconciliation of the statutory income tax rate to the effective income tax rate of the Company is as follows:

=====================================================================
(dollar amounts in thousands)        1995           1994         1993
- -------------------------------  --------      ---------    ---------
Statutory rate                    (35.0%)        (35.0%)      (35.0%)
State franchise tax rate
 (net of federal income
 tax benefit)                        .1%          (1.8%)       (7.3%)
Reversal of tax reserves
 provided in previous years
 no longer required                --             --           (8.1%)
Limitation on the utilization
 of tax benefits                   34.1%           3.2%         6.1%
Other                                .8%           1.2%         1.9%
- -------------------------------  --------      ---------    ---------
Effective rate                       .0%        (32.47%)      (42.4%)
=====================================================================

At December 31, 1995, the Company had operating loss carryforwards for federal tax purposes of approximately $1,303,000 which expire in 2009. In addition, the Company

                                Sunrise Bancorp

===============================================================================

had operating loss carryforwards for state tax purposes of approximately $5,819,000 which begin to expire in 1998. Federal and state operating loss carryforward differ primarily because the State of California disallows the carryback of operating losses and limits carryforward amounts to 50% of the reported tax loss.

The Tax Reform Act of 1986, as amended and the California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be a significant ownership change of Sunrise Bancorp, the ability to utilize the stated federal and state loss carryforwards could be significantly reduced.

Deferred income taxes reflect the tax effect of temporary differences existing between the financial statement basis and tax basis of assets and liabilities recognized in the financial statements. Under SFAS No. 109, deferred tax assets are reduced by a valuation allowance when it has been determined that is unlikely such assets will be realized.

The Company has recorded a net deferred tax asset of $2,492,000 with a corresponding valuation allowance of $1,267,000 for a net carrying value of $1,225,000. This asset is primarily attributable to loss carryforwards, which expire between 1998 and 2009, and timing differences. For the loss carryforwards, realization is dependent on generating sufficient taxable income prior to expiration of loss carryforwards. In addition, upon reversal of timing differences, if sufficient taxable income is unavailable, additional loss carryforwards would be created. Therefore, the ultimate realization of the carrying value of the deferred tax asset is dependent on generating sufficient taxable income in the future. Although realization is not assured, management believes it is more likely than not that the net carrying value of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

The tax effect of the principal temporary items creating the Company's net deferred tax benefit included in other assets at December 31, 1995 and 1994 are as follows:

===============================================================================
(dollar amounts in thousands)                                 1995         1994
- --------------------------------------------------------  --------  -----------
Writedown of investments                                  ($   136)  ($   1,483)
Allowance for loan losses                                      702        1,468
Loan origination costs                                         (39)         (71)
California franchise tax                                      (134)        (132)
Premises and equipment                                          91           54
California net operating loss                                  658          548
Other real estate owned                                        526          178
Federal net operating loss                                     443        1,096
Alternative minimum tax credit                                 291          137
Other                                                           90          (64)
- --------------------------------------------------------  --------  -----------
                                                             2,492        1,731
Less valuation allowance                                     1,267          660
- --------------------------------------------------------  --------  -----------
Total net deferred tax benefit                             $ 1,225    $   1,071
===============================================================================

(12) Other Expenses

The composition of other operating expenses for the years
ended December 31, 1995, 1994, and 1993 respectively is
set forth below:
===============================================================================
(dollar amounts in thousands)                     1995        1994         1993
- --------------------------------------------  --------  ----------  -----------
Stationery and supplies                         $   79     $   229    $     308
OREO expense                                       977         634          562
Communications                                     234         565          540
Professional fees                                  586         801        1,776
State Banking Department and
 FDIC insurance assessments                        317         712          667
Other outside service fees                         599       1,041          976
Other                                              511       1,793        1,627
- --------------------------------------------  --------  ----------  -----------
                                                $3,303     $ 5,775    $   6,456
===============================================================================

Included within other outside service fees are amounts incurred for outside vendors to perform various banking services for depositors that are in real estate related industries. Their services include data processing, courier, and other deposit related services. Total amounts paid to outside vendors amounted to $297,000, $592,000 and $709,000 in 1995, 1994, and 1993, respectively. These services were discontinued with the reduction of title company deposits.

                                Sunrise Bancorp

===============================================================================

(13) Commitments and Contengencies

Lease Commitments
The future minimum lease payments for noncancelable operating leases, and the minimum sublease rental receipts for noncancelable subleases, with remaining terms in excess of one year are as follows:


====================================================
(dollar amounts in thousands)     Leases   Subleases
- ------------------------------  --------  ----------
Year ending December 31,
1996                                 818        163
1997                                 715        163
1998                                 715        163
1999                                 299         68
Later years                           --         --
- ------------------------------  --------  ----------
                                  $2,547       $557
====================================================

Net rental expense aggregated $844,000, $760,000 and $789,000 in 1995, 1994, and
1993, respectively.

Commitments to Extend Credit
In the ordinary course of business, the Company enters into transactions which involve financial instruments which are not reflected in the consolidated financial statements. These financial instruments consist of undisbursed loan commitments of $9,987,000 and stand-by letters of credit of $510,000 at December 31, 1995. The Company applies the same credit policies in making these "off balance sheet" commitments as it does for "on balance sheet" instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and stand-by letters of credit is equal to the contractual amount of those instruments. The undisbursed loan commitments relate primarily to undisbursed portions of commercial lines of credit.

The loan commitments are typically contingent upon the borrower meeting certain financial requirements and other covenants, and such commitments typically have fixed expiration dates and require payment of a fee. Since a portion of these commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each potential borrower and the necessary collateral on an individual basis. Collateral varies, but may include real property, bank deposits, debt or equity securities or business assets.

Stand-by letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk is similar to that involved in extending loan commitments to customers, and the Bank accordingly uses evaluation and collateral requirements similar to those for loan commitments. At December 31, 1995, $500,000 of the standby letters of credit were unsecured.

Litigation
The Company and the Bank are at times subject to threatened or filed legal actions with regard to matters arising out of the course of their businesses. It is the opinion of management, after consulting with legal counsel, that the resulting liability, if any, as a result of these legal actions will not materially affect the consolidated financial position of the Company.

(14)Employee Benefit Plans
The Company has two Stock Option Plans (the "Plans") for full-time salaried officers and employees who have significant responsibility for the successful operation of the Company and the Bank. The Plans provide for the grant of incentive and nonstatutory stock options. The options may be granted to purchase up to a remaining aggregate of 778,649 shares (as adjusted for stock dividends) of the Company's authorized but unissued common stock. The exercise price of all options granted under the Plans may not be less than 100% of the fair market value of the Company's common stock on the date of the grant, and must be paid in full in cash or shares of the Company's common stock at the time the option is exercised. Under the Plans, all options expire no later than ten years after the date of the grant.

A summary of changes in outstanding options follows:

====================================================
                                             Average
                                Number of  Price per
                                   Shares      Share
- ------------------------------  ---------  ---------
Balance at December 31, 1992      410,949      $3.39
Granted                           231,534       3.27
Canceled                          249,596       3.35
- ------------------------------  ---------  ---------
Balance at December 31, 1993      392,887       3.35
Granted                           217,000       2.65
Canceled                           96,162       3.55
- ------------------------------  ---------  ---------
Balance at December 31, 1994      513,725       3.35
Granted                            75,000       1.56
Canceled                          329,097       3.40
- ------------------------------  ---------  ---------
Balance at December 31, 1995      259,628      $2.29
====================================================

Options covering 85,629 shares, at an average price of $2.98 per share, were exercisable at December 31, 1995.

                                Sunrise Bancorp

===============================================================================

The Company has a 401(k) tax deferred savings plan under which eligible employees may elect to defer a portion of their salary as a contribution to the plan. The Company matches the employee contributions at a rate set by the board of directors (currently 50% of the first 6% of deferral of an individual's salary). The matching contribution vests ratably over six years. The Company contributed $51,000, $47,000 and $69,000 in 1995, 1994 and 1993.

(15) Shareholders Equity

The Company commenced a private offering of its common stock in 1991. Under the offering, a total of 328,002 shares valued at $5.00 per share were issued and warrants to purchase a total of 218,668 shares of common stock of the Company at $5.00 per share were issued. Proceeds received under this offering, net of costs incurred, amount to $1,529,000. On December 31, 1991, the Company acquired the assets of an escrow accounting company in exchange for 75,000 shares of common stock of the Company and warrants to purchase 50,000 shares of common stock of the Company at $5.00 per share. This asset purchase was valued at $375,000. Warrants issued in connection with these transactions became exercisable on July 2, 1993 and expire on December 31, 1997. Total shares exercisable under these warrants amount to 296,206 at a price of $4.54 per share after adjusting for 1992 and 1993 stock dividends.

(16) Related Party Transactions

The Company has granted in the ordinary course of business, loans to certain of its directors, executive officers, and to associates of such persons (collectively referred as "related parties"). The aggregate dollar amount of loans to related parties was $1,732,000 and $2,228,000 at December 31, 1995 and 1994. During 1995, $224,000 of new loans to related parties were advanced and principal repayments totaled $720,000. During 1994, $1,097,000 of new loans to related parties were advanced and principal repayments totaled $616,000. None of the loans outstanding at December 31, 1995 and 1994 were contractually past due as to principal or interest, nor were they classified as nonperforming or potential problem loans.

(17) Regulatory Matters

Regulatory Agreements
On April 14, 1993, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation (the "FDIC") and the Superintendent of Banks of the State of California (the "Superintendent") to address various matters arising from an examination of the Bank conducted by the FDIC as of October 5, 1992. This Memorandum of Understanding superseded the previous Memorandum of Understanding with the Bank dated July 16, 1991. As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business October 25, 1993, and the conclusion of the FDIC and the Superintendent that the Bank was not in compliance with the requirements of the Memorandum of Understanding dated April 14, 1993, the Bank entered into a revised Memorandum of Understanding with the FDIC on May 17, 1994 (the "FDIC Memorandum") and the Bank entered into a regulatory agreement with the Superintendent on May 24, 1994, as amended on October 31, 1994 (the "State Agreement"). (The FDIC Memorandum and the State Agreement are referred to collectively as the "Agreements.") As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business December 18, 1995, both Agreements were terminated.

As a result of an examination of the Company conducted by the Federal Reserve Band ("Reserve Bank") as of December 31, 1993, the Company entered into a Memorandum of Understanding with the Reserve Bank on September 2, 1994 (the "Reserve Bank Memorandum"). The Reserve Bank Memorandum requires the Company:
(i) to submit a policy for receiving dividends from the Bank; (ii) to submit a capital plan to improve and maintain an adequate capital position for the Company and the Bank; (iii) to submit a plan to manage the Company's and the Bank's growth; (iv) to submit annual budgets for the Company and the Bank; (v) to submit an explanation of certain management and service fees and other payments assessed or paid by the Bank to the Company since January 1, 1993, and adopt a policy addressing inter-corporate management and service fees and other payments and make any reimbursements to the Bank as may be required by the Reserve Bank; (vi) to obtain prior approval to declare or pay any dividends, engage in certain financial transactions,

                                Sunrise Bancorp

===============================================================================

increase borrowings or incur debt, increase director fees, pay executive bonuses or execute renew or modify any employment or service contracts with executive officers, or otherwise acquire any of its shares of common stock; and (vii) to submit quarterly written progress reports and certain financial statements. The Reserve Bank Memorandum also requires the Company's Board of Directors; (i) to review performance on a quarterly basis, and to submit such reviews to the Reserve Bank; (ii) to submit a plan to improve the condition of the Bank and the Company; and (iii) to complete a study of employment contracts and executive officer compensation paid during 1993 and 1994. As a result of an examination of the Company conducted by the Reserve Bank as of December 31, 1994, the Reserve Bank memorandum remains in effect and unchanged. Management believes the Company is in substantial compliance with the terms and conditions of the Reserve Bank Memorandum.

Capital Guidelines
The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities and certain "off balance sheet" items as calculated under regulatory accounting practices. The Company's and the Bank's capital classifications are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and a minimum leverage ratio of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1995, that the Company meets all capital adequacy requirements to which it is subject.

The following table shows the Company's and the Bank's capital ratios at December 31, as well as the minimum regulatory capital ratios:

==============================================================================
                                                                       Minimum
                                                                       Capital
Capital Ratios:                                         1995    1994    Ratios
- ----------------------------------------------------  ------  ------  --------
Company:
Total risk-based capital ratio                         18.31%  17.27%     8.00%
Tier 1 capital to
 risk-weighted assets                                  17.05%  16.02%     4.00%
Leverage ratio                                         11.75%   8.98%     4.00%
- ----------------------------------------------------  ------  ------  --------

Bank:
Total risk-based capital ratio                         16.95%  16.28%     8.00%
Tier 1 capital to
 risk-weighted assets                                  15.69%  15.04%     4.00%
Leverage ratio                                         10.98%   8.42%     4.00%
==============================================================================

Dividend Limitations
California law restricts the amount of net profits of the Bank available for distribution to the Company in the form of cash dividends to the lesser of retained earnings or the Bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Where this test is met, cash dividends may, with the prior approval of the California Superintendent of Banks, be paid in an amount which does not exceed the greater of (i) the retained earnings of the Bank, (ii) the net income of the Bank. As of December 31, 1995, the Bank had no retained earnings for its current fiscal year. As of December 31, 1995, the Bank had no retained earnings.

                               Sunrise Bancorp



================================================================================

(18) Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by using available market information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following estimates and assumptions were used on December 31, 1995 to estimate the fair value of each class of financial instruments for which such an estimation was practicable.

Cash and Cash Equivalents - For cash and equivalents, the carrying amount is a reasonable estimate of fair value.

Investment Securities - The fair value of investment securities is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services.

Loans - The fair value of performing loans is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of nonperforming loans of approximately $2,684,000 and $6,115,000 at December 31, 1995 and 1994, was based on estimated net realizable value.

Demand deposits and time deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits with similar remaining maturities.

Commitment to extend credit and standby letters of credit - The fair value of commitments and letters of credit is estimated using the fees currently charged to enter into similar agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The difference between the carrying value of commitments to fund loans or standby letters of credit and their fair value is not significant and therefore not included in the following table.

The summaries of these financial instruments and their related fair values at December 31, 1995 and 1994 are as follows
(in thousands):

===============================================================================
                                        1995                      1994
                               Carrying     Estimated     Carrying   Estimated
                                Amount      Fair Value     Amount    Fair Value
- -------------------------      --------     ----------    --------   ----------
Assets:
 Cash and
  cash equivalents               $32,726      $ 32,726    $  6,367    $  6,367
 Investment
  and securities                 $20,273      $ 19,944    $ 54,040    $ 49,803
 Loans                           $64,260      $ 63,360    $ 77,189    $ 75,045

Liabilities:
 Noninterest-
  bearing deposits               $13,808      $ 13,808    $ 29,206    $ 29,206
 Interest-
  bearing deposits               $90,075      $ 89,969    $ 87,737    $ 87,768
 Other borrowings                $    --      $     --    $ 10,548    $ 10,548
==============================================================================

                               Sunrise Bancorp



================================================================================

(19) Sunrise Bancorp (Parent Company Only)

Condensed Statements of Condition
December 31, 1995 and 1994

==============================================================================
(dollar amounts in thousands)                                 1995        1994
- -----------------------------------------------------     --------    --------
Cash and interest bearing deposits                        $    894    $  1,449

Investment in bank subsidiary                               15,430      16,877
Premises and equipment, net                                     40          65
Other assets                                                   138         208
- -----------------------------------------------------     --------    --------
                                                          $ 16,502    $ 18,599
==============================================================================
Other liabilities                                               13         590
Shareholders' equity                                        16,489      18,009
- -----------------------------------------------------     --------    --------
                                                          $ 16,502    $ 18,599
==============================================================================

Condensed Statements of  Operations

For the years ended December 31, 1995, 1994 and 1993

==============================================================================
(dollar amounts in thousands)                     1995        1994        1993
- ------------------------------------          --------    --------    --------
Income:
 Interest                                     $     27    $     23    $     48
 Other                                              49          98           -
- ------------------------------------          --------    --------    --------
                                                    76         121          48
- ------------------------------------          --------    --------    --------
Expenses:
 Salaries and benefits                              26          65         272
 Net occupancy expense                              --          31         192
 Other                                             122          86         692
 Income tax (benefit) provision                      1         (12)       (983)
- ------------------------------------          --------    --------    --------
                                                   149         170         173
- ------------------------------------          --------    --------    --------
Loss before equity
 in undistributed income
 of subsidiary                                     (73)        (49)       (125)
Equity in undistributed
 loss of subsidiary                             (1,447)     (2,993)     (4,043)
Cumulative effect of
 a change in accounting
 principle of subsidiary                            --          --         250
- ------------------------------------          --------     --------    -------
 Net Loss                                      ($1,520)    ($3,042)    ($3,918)
==============================================================================

Condensed Statements of Cash Flows
For the years ended December 31, 1995, 1994 and 1993

==============================================================================
(dollar amounts in thousands)                     1995        1994        1993
- ------------------------------------          --------     -------     -------
Operating activities:
Net loss                                       ($1,520)    ($3,042)    ($3,918)
Adjustments to reconcile
 net loss to net cash provided
 by operating activities:
  Undistributed loss
   of subsidiaries                               1,447       2,993       3,793
  Gain on sale of investments                      (17)         --          --
  Depreciation and
   amortization                                     24          34          34
  Net change in other
   assets and liabilities                         (512)        462      (1,312)
- ------------------------------------          --------     -------     -------
Net cash (used) provided
 by operating activities                          (578)        447      (1,403)
- ------------------------------------          --------     -------     -------
Investing activities:
 Proceeds from sale
  of investments                                    23          --          --
 Acquisition of premises
  and equipment                                     --         (11)         (1)
- ------------------------------------          --------     -------     -------
  Net cash provided (used)
    by investing activities                         23         (11)         (1)
- ------------------------------------          --------     -------     -------
Financing activities:
 Cash paid in lieu of
  fractional shares                                 --          --          (3)
- ------------------------------------          --------     -------     -------
  Net cash used by
    financing activities                            --          --          (3)
(Decrease) increase in cash
 and cash equivalents                             (555)        436      (1,407)
Cash and cash equivalents
 at beginning of year                            1,449       1,013       2,420
Cash and cash equivalents
 at end of year                               $    894    $  1,449    $  1,013
==============================================================================

                                Sunrise Bancorp



                          Independent Auditors Report

- --------------------------------------------------------------------------------

Board of Directors and Shareholders
Sunrise Bancorp
Roseville, California

We have audited the accompanying consolidated statements of condition of Sunrise Bancorp and Subsidiary (Company) as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all materials respects, the financial position of Sunrise Bancorp and Subsidiary at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 17 to the consolidated financial statements, the Company is subject to a Memorandum of Understanding with the Federal Reserve Board.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


/s/ Deloitte & Touche LLP

Sacramento, California
February 9, 1996

                               Sunrise Bancorp



                     Market for Registrant's Common Equity
                       and Related Shareholders Matters

================================================================================
The Company's common stock (symbol: "SRBC") is traded on the Nasdaq National Market (NNM). The common stock was first included in the Nasdaq stock market in 1989. The prices shown below are high and low sale prices.


Price of Common Stock

=========================================
                     1995         1994
- --------------- ------------- -----------
      Quarter    High    Low   High   Low
- --------------- ------- ----- ------ ----
First             $2.00  1.50  $3.75  3.25
Second             2.88  1.63   3.38  2.50
Third              3.63  2.50   2.75  2.00
Fourth             3.00  2.25   2.25  1.50
=========================================

At December 31, 1995, there were approximately 1,000 holders of record of the Company's common stock.




The Company has not paid any cash dividend on its common stock since 1984. The shareholders of the Company are entitled to receive dividends when and as declared by its Board of Directors, out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law ("Corporation Law"). The Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The Corporation Law further provides that, if sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions, which generally stated are as follows:
(i) the corporation's assets equal at least 1 1/4 times its liabilities; and
(ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 1 1/4 times its current liabilities.



                       Selected Quarterly Financial Data
                                  (Unaudited)

================================================================================
    (Dollar Amounts in Thousands)                  For the quarter ended
- --------------------------------------------------------------------------------

                                         03/31/95   06/30/95    09/30/95     12/31/95
- --------------------------------------  ---------- ----------  ------------ ----------
Interest income                         $   2,679  $   2,659   $   2,505    $   2,291
Interest expense                              879        892         940          911
- --------------------------------------  ---------- ----------- ------------ ----------
 Net interest income                        1,800      1,767       1,565        1,380
Provision for loan losses                      --         --          --           --
Other income                                   93        118         117          117
Other expense (1)                           1,802      1,929       1,827        2,918
- --------------------------------------  ---------- ----------- ------------ ----------
Income (loss) before provision
  for income taxes and
  cummulative effect of a change
  in accounting principle                      91        (44)       (145)      (1,421)
Provision (Benefit) for income taxes           38         (3)        (34)          --
Net income (loss)                       $      53       ($41)      ($111)     ($1,421)
- --------------------------------------  ---------- ----------- ------------ ----------
Net Income (loss) per share                 $0.01     ($0.01)     ($0.03)      ($0.33)

    (Dollar Amounts in Thousands)                   For the quarter ended
                                         03/30/94    06/30/94    09/30/94    12/31/94
- --------------------------------------  ---------- ----------- ------------ ----------
Interest income                         $   3,439   $   3,213   $   2,842   $   2,705
Interest expense                              750         760         923         940
- --------------------------------------  ---------- ----------- ------------ ----------
 Net interest income                        2,689       2,453       1,919       1,765
Provision for loan losses                     401       2,007         100         160
Other income                                1,187         688         664          48
Other expense (1)                           3,909       3,285       3,810       2,245
- --------------------------------------  ---------- ----------- ------------ ----------
Income (loss) before provision
  for income taxes and
  cummulative effect of a change
  in accounting principle                    (434)     (2,151)     (1,326)       (592)
Provision (Benefit) for income taxes         (179)       (777)       (420)        (85)
Net income (loss)                           ($255)    ($1,374)      ($906)      ($507)
- --------------------------------------  ---------- ----------- ------------ ----------
Net Income (loss) per share                ($0.06)     ($0.32)     ($0.21)     ($0.12)

================================================================================
(1) The increase in other expenses for the quarter ended 12-31-95 was attributable to a valuation reserve of $705,000 on other real estate owned and a loss on securities sold of $348,000.

                                Sunrise Bancorp

================================================================================

Form 10-K

The annual report of Sunrise Bancorp, as filed to the Securities and Exchange Commission on Form 10-K for the year ended December 31,1995, is available free of charge by writing to: Sarah Thompson Senior Vice President, Chief Financial Officer and Corporate Secretary Sunrise Bancorp 5 Sierragate Plaza Roseville, California 95678

Stock Transfer Agent
and Registrar

First National Bank of Boston
Mail Stop 45-02-09
P.O. Box 644
Boston, MA 02102-0644
(617) 575-2000

Principal Market Makers

A.G. Edwards & Sons, Inc.
2180 Howard Street, Ste. 500
Sacramento, CA 95815
(800) 458-6006

Hoefer & Arnett, Incorporated
100 Pine Street, Fifth Floor
San Francisco, CA 94111
(415) 362-7111

Sandler O'Neill
Two World Trade Center, 104th Floor
New York, NY 10048
(800) 466-7700

Corporate Counsel

Bronson, Bronson & McKinnon
505 Montgomery Street
San Francisco, CA 94111

Independant Public Accountants

Deloitte & Touche
400 Capitol Mall, Suite 2000
Sacramento, CA 95814

Board of Directors Sunrise
Bancorp and Sunrise Bank
of California

Sean E. McCarthy, Esq.
 Chairman of the Board of
Sunrise Bancorp and Sunrise Bank
of California
 Partner, Washburn, Briscoe & McCarthy

Donald Leary
 Vice Chairman of the Board of
Sunrise Bancorp
 Assistant to President, Progressive
Circuit Products, Inc.
(electronics manufacturing)

Paul Wagner
  Vice Chairman of the Board of
Sunrise Bank of California
 Consultant, Richardson-Wagner
Corporation
(retail clothing sales)

William M. Eames
 Chairman, William M. Eames
& Associates
(retail industries consultant)

Leon Lewis
 Secretary - Treasurer, Bestway
Investments, Ltd
(financial management)

Anthony Pescetti
 Principal of Joan Milke Flores Group
(government relations consulting)

Ron Pitamber
Hotel Owner

M. Randy Randazzo, M.D.
Retired, Physician

Doris Ward
Retired, Retail Furniture Sales

Officers Sunrise Bancorp
and Sunrise Bank of California

Hal Giomi
 President and Chief Executive
 Officer

Sarah Thompson
 Senior Vice President,
Chief Financial Officer
 and Corporate Secretary

Janet Buchmeier
 Vice President and Assistant
Corporate Secretary

                            Corporate Headquarters

                                Sunrise Bancorp
                              #5 SierraGate Plaza
                              Roseville, CA 95678
                                (916) 783-2800


                          Sunrise Bank of California


                                   Roseville
                              #5 SierraGate Plaza
                              Roseville, CA 95678
                                (916) 783-2800

                                Citrus Heights
                              7777 Sunrise Blvd.
                           Citrus Heights, CA 95610
                                (916) 745-0700


                                 San Francisco
                            Loan Production Office
                              220 Sansome Street
                            San Francisco, CA 94104
                                (415) 834-3500
















                                  Member FDIC

                                SUNRISE BANCORP
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SUNRISE
                                    BANCORP

The undersigned appoints Hal Giomi and Sarah Thompson and each of them as proxies for the undersigned, with full power of substitution to represent and vote all of the shares of Sunrise Bancorp Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Sunrise Bancorp to be held on Monday, September 30, 1996, and at any adjournment or postponement thereof, on the following matters as described in the Proxy Statement accompanying the Notice of Annual Meeting, receipt of which is hereby acknowledged, and according to the direction of a majority of the Board of Directors on all other matters that may properly be presented for action at the meeting and at any adjournment or postponement thereof. The proxyholders are also given discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors. The undersigned may revoke this proxy at any prior to its exercise.

This proxy, when properly executed, will be voted as directed. If no direction is given, this proxy will be voted FOR Proposal No. 1 and FOR the election of the nominees named on the reverse as directors.

                                [REVERSE SIDE]

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated August 15, 1996, pursuant to which Sunrise Bancorp will merge with and into Sunlight Holdings, Inc. which at the time of the merger will be a wholly owned subsidiary of either First Banks America, Inc. or First Banks, Inc., the majority stockholder of First Banks America, Inc.

        FOR  [_]     AGAINST  [_]     ABSTAIN  [_]

2. Proposal to elect as directors the following nominees recommended by the Board of Directors:

William Eames, Donald Leary, Leon Lewis, Sean McCarthy, Anthony Pescetti, Ron Pitamber, Michael "Randy" Randazzo, M.D., Paul Wagner and Doris Ward

        FOR  [_]     WITHHELD  [_]

        To withhold authority to vote for one or more nominees, write the nominee(s) name(s) in the following space:
                                          ---------------------------------

                                          Dated:                           ,1996
                                                ---------------------------

                                          -------------------------------------

                                          -------------------------------------
                                              Signature(s) of Shareholder
                                          Please sign exactly as the name(s)
                                          appear in this proxy. If the shares
                                          are issued in the names of two or more
                                          persons, all of them should sign the
                                          proxy. A proxy executed by a
                                          corporation should be signed in its
                                          name by an authorized officer.
                                          Executors, administrators and trustees
                                          should so indicate when signing.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                           POSTPAID RETURN ENVELOPE.